As filed with the Securities and Exchange Commission on May 18, 2026.

Registration No. 333-295205

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

East West Ave Acquisition Corp.

(Exact name of registrant as specified in its charter)

Nevada	6770	41-2320127
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

5725 S Valley View Blvd, Ste 5 #378094

Las Vegas, NV 89118
Tel: 802-242-1238

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Molly Huang

Chief Executive Officer

5725 S Valley View Blvd, Ste 5 #378094

Las Vegas, NV 89118
Tel: 802-242-1238

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arila E. Zhou, Esq. Robinson & Cole LLP 666 Third Ave, 20th Floor New York, NY 10017 Tel: 212-451-2908	Jing Ye, Esq. Ye & Associate, P.C. 275 5th Avenue,2nd Floor New York, NY 10016 Tel: (929)-300-7489

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED [ ], 2026

10,000,000 Units

East West Ave Acquisition Corp.

East West Ave Acquisition Corp.is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Although we may acquire a business in any particular industry, we intend to focus our search for a target business in the financial technology, compute infrastructure, and energy solutions sectors. In addition, although we will not limit our search to any particular geographic region, we will not undertake our initial business combination with any company being based in or having the majority of the company’s operations in China (including Hong Kong and Macau).

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of common stock and one right to receive one-eighth (1/8) of a share of common stock. Each eight rights entitle the holder thereof to receive one common stock upon the consummation of our business combination. We refer to the rights included in the units as “rights” or “public rights”. The underwriters have a 45-day option from the date of this prospectus to purchase up to 1,500,000 additional units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to collectively as our public shares. However, the redemption rights for the public stockholders are subject to certain limitations, including that under our amended and restated articles of incorporation, (i) a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, and (ii) as we may not consummate an initial business combination if we cannot maintain net tangible assets of $5,000,001 upon such business combination, we may only redeem up to such number of public shares that would permit us to maintain net tangible assets of $5,000,001. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. For further information, see “Prospectus Summary — Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote” on page 22 and “Risk Factors — The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.” on page 28 of this prospectus. If we are unable to complete our initial business combination within 18 months from the closing of this offering (or such later date as approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at a stockholder meeting held to amend our organizational documents to extend such date) (the “combination window”), we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Our sponsors (the “sponsors”, each a “sponsor”, and together with our directors and officers, the “insiders”), East West Ave LLC (the “sponsor A”), a Delaware limited liability company, and NFR Capital Limited (the “sponsor B”), a Hong Kong company, have committed to purchase from us 192,500 units and 80,000 units, respectively, or 272,500 units total (collectively, the “private units”) at a price of $10.00 per unit, with each unit consisting of one share of common stock (the “private shares”) and one right to receive one-eighth (1/8) of a share of common stock upon the consummation of an initial business combination (each a “private right”), for an aggregate purchase price of $2,725,000 (whether or not the over-allotment option is exercised ). These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

Our sponsors currently own an aggregate of 2,875,000 shares of common stock (which were purchased for $25,000 and which we refer to as “founder shares”) (up to 375,000 founder shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised).

If we are unable to complete our initial business combination within the combination window, or by such earlier liquidation date as our board of directors may approve, the founder shares and private units (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay, in the closing of this initial public offering, up to $500,000 in loans made to us by our sponsor A, East West Ave LLC, to cover offering-related and organizational expenses accrued prior to the offering, and we will reimburse the Sponsor A $10,000 per month, for up to 18 months, for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our insiders or their affiliates to finance transaction costs in connection with an intended initial business combination; up to $3,000,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our insiders or any affiliates thereof for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination or managing our operation as a public company.

The following table illustrates the difference between the public offering price per unit and our net tangible book value per share, as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, which we refer to as “NTBV,” on a pro forma basis to give effect to this offering and the issuance of the representative shares and the private units, assuming no exercise of the over-allotment option and exercise of the over-allotment option in full. NTBV excludes the effect of the consummation of our initial business combination or any related transactions or expenses. See the Section entitled “Dilution” of this prospectus for additional information.

As of February 28, 2026
Offering Price of $10.00 per unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption(1)
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
7.85	7.36	2.64	6.56	3.44	5.08	4.92	1.36	8.64
Assuming No Exercise of Over-Allotment Option
7.85	7.36	2.64	6.57	3.43	5.12	4.88	1.53	8.47

(1)	The numbers set forth in this column assume that 9,588,384 public shares (or 11,069,634 public shares if the underwriters’ over-allotment option is exercised in full) are redeemed, which is the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,001.

Currently, there is no public market for our units, common stock or rights. We have applied to have our units listed on the Nasdaq Global Market under the symbol “EWAVU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NASDAQ. We expect the shares of common stock and rights comprising the units to begin separate trading on the 52nd day following the date of this prospectus unless Prime Number Capital, LLC informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the common stock and rights will be listed on the Nasdaq Global Market under the symbols “EWAV” and “EWAVR,” respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

All of our officers and directors are U.S. citizens or permanent residents residing in the U.S., except that one of our independent director nominees, Mr. Honna is a Hong Kong resident. In addition, our sponsor B is a Hong Kong company and the shareholder and director of sponsor B is a Hong Kong resident. Investors will be able to effect service of process and enforce judgement of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws against our officers and directors, except against our overseas-based insiders. For Mr. Honna or our sponsor B, however, it may be difficult to effect service of process, enforcing foreign judgments, or bringing actions against him or it. See “Risk Factors — You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions against our overseas-based insiders based on foreign laws.” on page 31 of this prospectus.

As a blank check company incorporated for the purpose of effecting a business combination, we are currently subject to the legal and operational risks associated with our significant ties to China even though we will not undertake our initial business combination with any company being based in or having the majority of the company’s operations in China, because that: (x) Ms. Molly Huang, our Chief Executive Officer, President and director and the manager of East West Ave LLC, the sponsor A, is a U.S. citizen and resident who has historically worked for several Chinese and Hong Kong based companies; (y) our Sponsor B, NFR Capital Limited, is a Hong Kong company, whose director and shareholder is Yanjie Wang, a resident of Hong Kong; (z) Mr. Honna, our independent director nominee, is a resident of Hong Kong. Hong Kong is a Special Administrative Region of China. It is possible that the Chinese government may exercise oversight and discretion of our sponsor B’s conduct, which may result in material change in our search for a target business, and/or the value of the securities we are registering. See “Risk Factors — Given certain ties we have with Hong Kong and China, the Chinese government may intervene or influence our operations at any time through our insiders who are based in or have significant ties in China, which could result in a material change in our search for a target business and the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.” on page 38 of this prospectus. In addition, our ties to China and Hong Kong would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination. See “Risk Factors — It is uncertain whether our significant ties to Hong Kong and China would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination.” on page 40 of this prospectus.

Further, although we currently do not have any People’s Republic of China (the “PRC”) subsidiary or China operations, our insiders’ ties to China present legal and operational risks to us and our investors, including significant risks related to actions that may be taken by China in the areas of regulatory, liquidity and enforcement, even though we will not undertake our initial business combination with any company being based in or having the majority of the company’s operations in China. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless. See “Summary – General —-Potential Approvals from the PRC Governmental Authorities for this Offering” for additional information.

Our company is a blank check company incorporated in the state of Nevada. One of our sponsors is located in Hong Kong, however, we currently do not hold any equity interest in any PRC company or operate any business in China and our officers and directors are located outside of China. Therefore, we believe we are not required to obtain permissions or approvals from any PRC government authorities, including the CSRC or the Cyberspace Administration of China, or any other government entity, to issue our securities to foreign investors and to list on a U.S. exchange or operate our business. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, if we inadvertently concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, and we are denied permission and/or approvals, the relevant PRC government agencies could subject us to a stringent approval process from the relevant government entities in connection with this offering, continued listing on a U.S. exchange, the potential business combination, and the issuance of shares or the maintenance of our status as a publicly listed company outside China. We may also be subject to registration with the CSRC following this offering pursuant to the Trial Administrative Measures. It is uncertain when and whether we will be required to obtain permission from the PRC government to continue to list on a U.S. exchange in the future and offer our securities to foreign investors. If we inadvertently concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, including pursuant to the Trial Administrative Measures, and we are denied permission and/or approvals from Chinese authorities to list on U.S. exchanges or offer our securities to foreign investors, we may not be able to continue listing on a U.S. exchange or be subject to other severe consequences, which would materially affect the interest of the investors. In addition, any changes in PRC law, regulations, or interpretations may severely affect our operations after this offering. The use of the term “operate” and “operations” includes the process of searching for a target business and conducting related activities. For more information, see “Risk Factors — Given certain ties we have with Hong Kong and China, the Chinese government may intervene or influence our operations at any time through our insiders who are based in or have significant ties in China, which could result in a material change in our search for a target business and the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.” on page 38 of this prospectus.

On December 16, 2021, pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC (“SOP”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. Pursuant to the SOP, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our California-headquartered auditor, Fortune CPA, Inc, is an independent registered public accounting firm registered with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in the determination report as a firm subject to the PCAOB’s determination.

In the event that we decide to consummate our initial business combination with a target business based in or primarily operating in China, if there is any regulatory change which prohibits the independent accountants from providing audit documentations located in mainland China or Hong Kong to the PCAOB for inspection or investigation or the PCAOB expands the scope of the Determination Report so that the target company or the combined company is subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. This could limit or restrict our access to the U.S. capital markets and the trading of our securities on a national securities exchange or in the over-the-counter trading market in the U.S. may be prohibited and our securities may be delisted by such exchange under the HFCAA. Additionally, in June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. On December 29, 2022, the President signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the Commission must impose an initial trading prohibition on the issuer’s securities from three years to two years. If the combined company’s auditor cannot be inspected by the PCAOB for two consecutive years, the trading of the securities on any U.S. national securities exchanges as well as any over-the-counter trading in the U.S. will be prohibited and our securities may be delisted by such exchange. See “Risk Factors — Certain existing or future U.S. laws and regulations may restrict or eliminate our ability to complete a business combination with certain companies, particularly those target companies in China.” and “Risk Factors — Though we will not consider or undertake an initial business combination with any company whose financial statements of which are audited by an accounting firm that the PCAOB is unable to inspect for two consecutive years, we cannot assure you that certain existing or future U.S. laws and regulations may not restrict or eliminate our ability to complete a business combination with certain companies.”

As described in “Proposed Business — Sourcing of Potential Initial Business Combination Targets” and “Management — Conflicts of Interest,” each of our directors and officers presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. There may be actual or potential material conflicts of interest (direct and indirect) between the sponsors, any affiliates thereof, or promoters as one group, and purchasers in the offering as another group in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our insiders (directly or indirectly) paid for the founder shares creates an incentive whereby our insiders could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within 18 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the founder shares and private rights may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our insiders to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

The following table sets forth the payments to be received by our insiders from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to insiders. See the section titled “Summary – Sourcing of Potential Initial Business Combination Targets,” “Proposed Business – Sourcing of Potential Initial Business Combination Targets” on page 79,” Management — Conflicts of Interest” on page 106, “Management – Executive Officer and Director Compensation” on page 102,” “Certain Relationships and Related Party transactions” on page 112, “Description of Securities – Private Units,” on page 115, “Description of Securities – Working Capital Loan Units,” on page 115, “Description of Securities – Founder Shares” on page 118, and “Description of Securities – Registration Rights Agreement,” and “Risk Factors – Since our insiders will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination” on page 47 for more information.

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
East West Ave LLC (sponsor A)	1,750,000 shares of common stock(1)	$20,128
	192,500 private units(1)	$1,925,000
	Up to $500,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.
	$10,000 per month	Office space, administrative and support services
	Up to $3,000,000 in working capital loans may be convertible into private units at a price of $10.00 per unit (collectively with other insiders)	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, and managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company
NFR Capital Limited (sponsor B)	560,000 shares of common stock	$4,872
	80,000 private units(1)	$800,000
	Up to $3,000,000 in working capital loans may be convertible into private units at a price of $10.00 per unit (collectively with other insiders)	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a pubic company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company
Molly Huang (manager of sponsor A and CEO of the Company)	100,000 founder shares(2)	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	See also information concerning East West Ave LLC (sponsor A) described elsewhere in this table	See also information concerning East West Ave LLC (sponsor A) described elsewhere in this table
Yanjie Wang (director of sponsor B)	See information concerning NFR Capital Limited (sponsor B) described elsewhere in this table	See information concerning NFR Capital Limited (sponsor B) described elsewhere in this table
Thomas Kerkaert (CFO of the Company)	$3,000 per month 40,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
Irfan Verjee (independent director nominee)	$3,000 per month 10,000 founder shares

Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.

Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.

Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company
Masahiro Honna (independent director nominee)	20,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
Samir Parikh (independent director nominee)	20,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.

(1)	Assumes no exercise of the over-allotment option and the full forfeiture of 375,000 shares without exercise of the underwriters’ over-allotment option.
(2)

Not including 636,333 founder shares that Ms. Huang holds through her membership interest in sponsor A, over which she does not hold any voting or dispositive rights but would be entitled to receive the shares upon distribution by or liquidation of the sponsor A.

Because our insiders acquired the founder shares at an average nominal price of $0.0087, our public stockholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsors paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 2,875,000 founder shares, or approximately an average price of $0.0087 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.” Public stockholders will experience additional dilution from the issuance of common stock upon the conversion of any public rights and the issuance of common stock upon the conversion of any private rights. Additional shares may be issued upon conversion of any private rights underlying private units issued upon conversion of working capital loans up to $3,000,000. As a result, the compensation to be paid and securities issued to the insiders, their affiliates, or promoters may result in a material dilution of the equity interests of public stockholders.

Investing in our securities involves a high degree of risk. See “Summary – The Offering – Founder Shares,” “Summary –The Offering – Private units and underlying securities,” “Risk Factors” and “Certain Relationships and Related Party Transactions”. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Without Over-allotment Option	With Over-allotment Option
Initial public offering price	$10.000	$100,000,000	$115,000,000
Underwriting discounts and commissions(1)	0.125	$1,250,000	$1,437,500
Proceeds to us, before expenses	$9.875	$98,750,000	$113,562,500

(1)	The underwriters will be entitled to an underwriting discount equal to 1.25% of the gross proceeds from the sale of the over-allotment units. In addition to the cash compensation set forth herein, we have agreed to issue to the representative of the underwriters or its designee an aggregate of 75,000 shares of common stock (or 86,250 shares of common stock if the underwriters’ over-allotment option is exercised in full), which we refer to herein as the “representative shares”, as part of representative compensation, which will be issued upon the consummation of this offering, and 100,000 deferred underwriting compensation shares (or up to 115,000 deferred underwriting compensation shares if the over-allotment option is exercised in full) upon the closing of an initial business combination of the Company. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $100,000,000 ($10.00 per share), or $115,000,000 ($10.00 per share) if the underwriters’ over-allotment option is exercised in full, will be deposited into a trust account in the United States with Equiniti Trust Company, LLC acting as trustee, after deducting $1,250,000 (or $1,437,500 if the over-allotment option is exercised in full) in underwriting commissions payable upon the closing of this offering, $662,500 to pay fees and expenses in connection with the closing of this offering, and $1,087,500 (or $900,000 if the over-allotment option is exercised in full) held outside the trust account for working capital purposes following this offering.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about          , 2026.

Prime Number Capital, LLC

The date of this prospectus is          , 2026

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“approved extension” are to an extension of the date by which we must complete our initial business combination as approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at a stockholder meeting held to amend our organizational documents to extend such date;

●	“sponsor B” are to NFR Capital Limited, a Hong Kong company formed for the purpose of acting as the sponsor in connection with this offering and the sponsor conducts no other business;

●	“combination window” are to the period of time provided in the articles of incorporation of the Company within which the company may consummate its initial business combination, which shall commence from the closing of this offering and shall ends on the 18th month anniversary of the closing of this offering (or such later date as approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at a stockholder meeting held to amend our organizational documents to extend such date);

●	“sponsor A” are to East West Ave LLC, a Delaware limited liability company formed for the purpose of acting as the sponsor in connection with this offering and the sponsor conducts no other business;

●	“directors” are to our current directors and directors to be duly appointed;
●	“founder shares” are to shares of our common stock initially purchased by our sponsors in a private placement;

●	“insiders” are to the sponsors, directors and officers of the Company;

●	“management” or our “management team” are to our executive officers and directors;

●	“NRS” are to the Nevada Revised Statutes.

●	“private placement” are to the private placement to our sponsors (and/or their designees) of the private units that will occur simultaneously with this offering.

●	“private rights” are to the rights sold as part of the private units, each to receive one-eighth (1/8) of a private share upon the consummation of an initial business combination;

●	“private shares” are to the shares of common stock sold as part of the private units;

●

“private units” are to the units issued to our sponsors (and/or its designees) in a private placement simultaneously closing with the closing of this offering, with each private unit consisting of one private share and one private right;

●	“public rights” refer to the rights sold as part of the units in this offering;

●	“public shares” are to shares of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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●	“public units” are to the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public stockholders” are to the holders of our public shares, including our insiders and management team to the extent our insiders and/or officers or directors purchase public shares, provided that each insider’s and member of our management team’s status as a “public stockholder” will only exist with respect to such public shares;

●	“representative shares” are to the 75,000 shares of common stock (or up to 86,250 shares of common stock to the extent that the underwriters’ over-allotment option is exercised in full or in part) to be issued to Prime Number Capital, LLC, and/or its designees, at the closing of this offering;

●	“sponsors” are to sponsor A and sponsor B;

●	“we,” “us,” “company,” “Company” or “our company” are to East West Ave Acquisition Corp., a Nevada corporation;

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

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GENERAL

We are a newly organized blank check company formed as a Nevada corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Throughout this prospectus we will refer to this as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Although we will not limit our search to any particular industry, we intend to focus our search for a target business in the financial technology, compute infrastructure, and energy solutions sectors. In addition, although we will not limit our search to any particular geographic region, we will not undertake our initial business combination with any company being based in or having the majority of the company’s operations in China (including Hong Kong and Macau).

Currently, we are a single entity and do not make any internal cash transfers. However, if our organizational structure expands, though we do not intend to, but if in the future we acquire a PRC target company which does not require a VIE structure, we may transfer funds to the PRC target company through an increase in the registered capital of or a shareholder loan to the PRC target company. The PRC target company may in turn make distributions or pay dividends to us. If we acquire a PRC target company which requires a VIE structure, the post-combination entity may rely on payments made from the VIE to a wholly foreign-owned enterprise (the “WFOE”) and subsequently the WFOE distributes funds to the post-combination entity as dividends, and cash to the PRC target company could be transferred through our organization in the manner as follows: (i) the holding company may transfer funds to WFOE, via additional capital contributions or shareholder loans, as the case may be; and (ii) the WFOE may provide loans to the PRC target company, subject to statutory limits and restrictions. If our organizational structure expands, or if we acquire a company based in China, to the extent that we or the combined company in the future seeks to fund the business through distributions, dividends, or transfers of funds among and between the holding company and subsidiaries, any such transfer of funds within and among the subsidiaries will be subject to PRC regulations. Specifically, investment in Chinese companies is governed by the PRC Foreign Investment Law, the dividends and distributions from a PRC subsidiary are subject to regulations and restrictions on dividends and payments to parties outside of China, and any transfer of funds among the PRC subsidiaries is subject to regulations on private lending and must be permitted thereunder. Additionally, the PRC government may impose controls on the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. In order for the combined company to pay dividends to its stockholders, the combined company will rely on payments made from the PRC subsidiaries of the combined company and the distribution of such payments to the combined company as dividends from the PRC subsidiaries of the combined company. The dividends and distributions from a PRC subsidiary will be subject to regulations and restrictions on dividends and payments to parties outside of China and the combined company may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from its subsidiaries, if any. For more discussion, please see “Risk Factors — Cash-Flow Structure of a Company Based in China.” and “Risk Factors — Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in the PRC and limit our ability to utilize our cash flow effectively following our initial business combination.” on page 40 of this prospectus.

Regardless of whether we have a VIE structure or direct ownership structure post-business combination, we may depend on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. As at the date of this prospectus, we have not made any dividends or distributions to our shareholders or any U.S. investors and we have not made any cash transfers as we are a blank check company with no subsidiary. Due to (i) the risks of doing business in the PRC, and (ii) our sponsor and its affiliate(s) as well as certain of our current executive officers and directors are located in or have significant ties to PRC, we may be a less attractive partner to non-PRC based target companies as compared to a non-PRC based special purpose acquisition company (the “SPAC”) which may therefore make it harder for us to complete an initial business combination with a target company that is non-PRC based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC. To date, we have not pursued an initial business combination and there have not been any capital contribution or shareholder loans by us to any PRC entities, we do not yet have any subsidiaries, and we have not received, declared or made any dividends or distributions.

On February 17, 2023, the CSRC promulgated the Trial Measures, which took effect on March 31, 2023. The Trial Measures supersede the prior M&A Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that (a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas has been recognized by the State Council of the PRC as a possible threat to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as the obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and the obligation after offering or listing overseas to report to the CSRC material events including a change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

Based on our understanding of the current PRC laws and regulations, we believe that our company is not required to obtain any prior permission from any PRC governmental authorities (including the CSRC) for consummating this offering, given that our company is a blank check company incorporated in the state of Nevada and our management are located outside of China and we do not have any subsidiary or operation in China. As a result, we believe that our company is not required to obtain any material licenses or approvals. See “Risk Factors — If the approval of the China Securities Regulatory Commission is required in connection with this offering, we cannot predict whether we will be able to obtain such approval.” on page 40 of this prospectus.

We intend to prioritize combinations where we see significant opportunity for attractive risk adjusted investor returns driven by the dynamics of a public listing. Since our team has experience and contacts in many different industries within and outside financial services, if we find a quality combination in an industry outside of financial services, we may choose to pursue that combination. We believe we can capitalize on the network and ability of our management team to identify, acquire, and manage a business. We intend to find a combination that can benefit from our experience, support infrastructure, and differentiated global network.

We are a blank check company incorporated in the state of Nevada. One of our sponsors is located in Hong Kong, however, we currently do not hold any equity interest in any PRC company or operate any business in China and our management including officers and directors are located outside of China. Therefore, we do not believe that we are currently required to obtain from PRC authorities permission to operate and issue securities to foreign investors, notwithstanding that some of our insiders have ties with China, and have not sought any permission from PRC authorities to operate and issue securities to foreign investors since our only activity to date is to offer securities outside of China. However, if we are incorrect in our conclusion that such permissions are not required, and should China determine that, notwithstanding the foregoing, we are required to obtain permission to operate and issue securities to foreign investors, or if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals in the future, our ability to issue securities to foreign investors may be materially adversely affected.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On December 15, 2022, the PCAOB announced that PCAOB has secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong, and vacated previous determinations to the contrary. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol. Should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access — in any way and at any point in the future — the Board of PCAOB will act immediately to consider the need to issue a new determination. Our California-headquartered auditor, Fortune CPA, Inc, is an independent registered public accounting firm and is subject to regular inspection by the PCAOB. Fortune CPA, Inc is not headquartered in mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. In addition, we will affirmatively exclude any target company whose financial statements of which are audited by an accounting firm that the PCAOB has been unable to inspect for two consecutive years at the time of our business combination.

BUSINESS STRATEGY

Our management team’s primary goal is to enhance stockholder value by applying its operational and business management expertise to identify targets with established track record and organic growth potential for acquisition. In line with this approach, we have outlined several key focus areas that we consider important when evaluating potential acquisition targets. While these focus areas will guide our evaluation process, we may choose to depart from them if circumstances warrant:

●	Leadership profile: We prioritize acquiring businesses that are led by visionary management teams with a demonstrated history of delivering growth and profitability. Our focus is on leaders who not only possess deep operational expertise but also have a clear, forward-looking strategy for their company’s future. We believe that a compelling vision, combined with a proven ability to execute and adapt, is essential for sustained value creation. Whether the business has already established a strong performance record or is structured around an innovative model that is likely to attract public market interest, we seek management teams who can articulate and realize ambitious goals, inspire their organizations, and navigate the complexities of scaling as a public company.

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●	Growth trajectory: We seek to acquire companies that have demonstrated the ability to generate consistent revenue streams and maintain profitability over time. Our ideal targets are those with established business models and operational discipline, ensuring a solid foundation for ongoing financial performance. Building on the foundation set by past success, the ideal targets should be poised to succeed in the future as well. This includes organizations with continued opportunities to scale—whether by accelerating organic growth, entering new markets, or pursuing strategic acquisitions.

●	Operational excellence: We actively seek out businesses that exemplify operational excellence as a core part of their identity. This means we prioritize companies that have established robust, efficient processes across their operations, enabling them to consistently deliver high-quality products or services while controlling costs and minimizing waste. Effective management is a key component—leaders who set clear objectives, monitor performance rigorously, and foster accountability throughout the organization are better positioned to drive sustainable results.

●	Upside potential: We seek acquisition targets where we can capitalize on a compelling valuation relative to their intrinsic and future potential. Our approach is to identify businesses that not only demonstrate the ability to generate steady cash flows and operational efficiencies, but are also positioned for further value creation. In our evaluation, we prioritize companies where we see clear opportunities to unlock additional value—whether through organic growth, cost optimization, or strategic expansion, including follow-on acquisitions. We also assess the potential for future earnings growth and improvements in capital structure, aiming to deliver superior, risk-adjusted returns to stockholders by acquiring businesses at attractive entry points and supporting their long-term growth trajectory.

These focus areas are meant to serve as general considerations rather than an exhaustive list. Our assessment of any potential business combination may also take into account other relevant factors as determined by our management.

If we decide to pursue a business combination with a target that does not meet these criteria, we will disclose this in our communications to stockholders regarding the transaction, such as proxy statements or tender offer documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

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OUR MANAGEMENT TEAM

We intend to fully leverage our management team’s extensive and proprietary network of relationships across the business landscape—including corporate executives, private equity and venture capital firms, growth capital providers, investment banks, and specialized consultants—to identify, evaluate, and support high-quality business combination opportunities. Our team’s broad connectivity enables us to access a diverse pipeline of potential targets, including opportunities that may not be widely marketed or accessible to the general investment community.

In addition to these relationships, several officers or directors bring a deep track record in corporate finance, mergers and acquisitions, and strategic advisory roles. This experience provides us with unique perspectives and analytical rigor when assessing the financial health, operational strength, and long-term potential of prospective targets. Our ability to conduct thorough due diligence, evaluate complex capital structures, and understand industry-specific dynamics positions us to make informed decisions and add value throughout the acquisition process.

We believe that this combination of robust networks and specialized expertise not only enhances our ability to source attractive business combination candidates but also makes us a preferred partner for target companies seeking strategic growth and public market access. However, none of our management team is obligated to remain with the company after an acquisition transaction, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.

Maoli (Molly) Huang, CEO, President and director. Ms. Huang has served as our director, CEO and President since October 2025. Ms. Huang brings to the Company more than two decades of asset management, corporate finance and investment banking experience in senior executive and management roles. Before joining the Company, Ms. Huang acted as Managing Director of Amber Capital Asia, a Hong Kong investment management firm, from the United States from August 2024 to October 2025, overseeing the overall investment strategy, capital allocation and portfolio management for the firm, before transitioning to a consulting role for the company in the United States. Ms. Huang joined Amber Capital Asia after a period of freelancing consulting work for companies and entrepreneurs from June 2023 to August 2024. Previously Ms. Huang spent a decade at Seazen Group Holdings (SSE: 601155), a real estate and investment management company, and its portfolio companies, where she served in various senior executive roles, including as Head of Capital Market from 2012 to 2019 and Executive Director from 2012 to 2014 for Seazen Group Holdings, Managing Partner from 2015 to 2019 for Seazen Capital Partners in the US, Group Vice President from July 2019 to June 2023 for Seazen Development Holdings, and CEO of Seazen Asset Management Pte. Ltd. in Singapore, an asset management spun off from Seazen Development Holdings, from June 2021 to June 2023. From April 2007 to December 2011, prior to her tenure with Seazen Group, Ms. Huang was an executive director with the Investment Banking Division of The Goldman Sachs Group, Inc., where she led a number of IPOs and capital raising transactions for clients in Greater China region. Ms. Huang received her M.B.A. degree from the Wharton School of Business, University of Pennsylvania, and M.S. and B.S. degrees in economics from Nanjing University.

We believe Ms. Huang qualifies as a director because of her extensive investment banking and financial management experience.

Thomas Kerkaert, CFO and director. Mr. Kerkaert has served as our CFO and director since February 2026. Mr. Kerkaert has over 20 years of experience in senior finance and accounting leadership roles. Since March 2025, he has been served as the CFO of Double B Foods, Inc., a food manufacturing company, where he oversees finance and administrative functions. From March 2022 to August 2025, he served as the CFO of Riverbend Sandler Pools, a private equity-backed swimming pool contracting platform where he oversaw finance and accounting. From August 2020 to March 2022, he served as the CFO of Legacy Housing Corporation (NASDAQ: LEGH), where he oversaw SEC reporting, investor relations, and the broader finance organization for the manufactured homes producer. From July 2013 to August 2020, he held senior finance roles at Sandvik AB, a global industrial company, including controller, director of finance, and vice president of finance, with responsibility for finance and various management functions. Mr. Kerkaert received both his master’s degree in accounting and his bachelor’s degree in business management from the University of Arizona. He is a Certified Public Accountant in Texas and Arizona.

We believe Mr. Kerkaert qualifies as a director because of his extensive financial management experience.

Samir Parikh, independent director nominee. Mr. Parikh will become our independent director upon the listing our securities on the NASDAQ. Mr. Parikh has more than two decades of experience in public and private market investments. He has served as the sole Managing Partner at GiantLeap Capital, an investment management firm that he founded in 2021. Before founding GiantLeap, Mr. Parikh served as the Chief Investment Officer at Juna Capital, a family office, from 2018 to 2021, where he also advised hedge funds Hudson Bay Capital and Key Square Group. He also served as Head of Public Equities, Real Estate, at Fir Tree Partners, a leading global investment manager for institutional investors. Prior to his role at Fir Tree Partners, Mr. Parikh founded and managed Juna Capital Management, a hedge fund, from 2013 to 2016. Mr. Parikh received his M.B.A. degree from Harvard Business School, and B.A. degree in economics from the University of Chicago with honors.

We believe Mr. Parikh qualifies as a director because of his extensive experience in public and private market management.

Irfan Verjee, independent director nominee. Mr. Verjee will become our independent director upon the listing our securities on the NASDAQ. Mr. Verjee has more than two decades of venture capital and investment management experience, with a particular focus on clean energy and green energy technologies. Mr. Verjee has served as the Managing Partner at Shomei Capital, an investment management he co-founded to focus on renewable energy and emerging technologies investments, since 2017. He has also served as a finance director of Crop Intellect Ltd., an agricultural and environment technology firm, since July 2024, and as the CEO and director of Shomax Energy US Inc., a green fertilizing technology developer, since January 2021. Previously, Mr. Verjee served as CEO and director of Vestec, Inc., an artificial intelligence (AI) developer, from 2013 to 2015. He has also served as a portfolio manager and analyst at Kingdon Capital, a longstanding New York hedge fund, from 2000 to 2008. Mr. Verjee started his career at Oppenheimer Capital, an asset manager, where he worked from 1997 to 2000. Mr. Verjee received his BCom degree in finance and economics from McGill University.

We believe Mr. Parikh qualifies as a director because of his extensive experience in public and private market management.

Masahiro Honna, independent director nominee. Mr. Honna will become our independent director upon the listing our securities on the NASDAQ. Mr. Honna has more than two decades of experience in M&A and IPO advisory and investment management services. Mr. Honna has served as a managing director of KYGO Limited, a Hong Kong based investment management and advisory firm he founded, since 2009. From 2018 to 2022, Mr. Honna also served as a managing director of OWL Hong Kong Limited until its integration into KYGO Limited. Before founding KYGO Limited, Mr. Honna spent almost a decade at Goldman Sachs from 2000 to 2009, where he worked as an executive director in Tokyo and Beijing for several years on a variety of IPO and M&A advisory matters. Mr. Honna started his career at Nomura Securities, a major Japanese financial institution, as an analyst from 1997 to 2000. Mr. Honna received his bachelor’s degree in international relations from Tokyo University.

We believe Mr. Honna qualifies as a director because of the M&A advisory and investment management experience he brings.

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None of our insiders has prior experience in special purpose acquisition companies, although they collectively have solid knowledge and experience in capital markets, investments as well as M&A. In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. See “Risk Factors — As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” on page 31 for additional information. The high level of competition may negatively impact the acquisition terms we are able to negotiate because, among other things, attractive target companies will be able to demand higher purchase prices and more favorable closing conditions, including minimum cash required in the trust account at closing or PIPE financing requirements and board designation rights with respect to the combined company.

As a blank check company incorporated for the purpose of effecting a business combination, we are currently subject to the legal and operational risks associated with our significant ties to China even though we will not undertake our initial business combination with any company being based in or having the majority of the company’s operations in China, because that: (x) Ms. Molly Huang, our Chief Executive Officer, President and director and the manager of East West Ave LLC, the sponsor A, is a U.S. citizen and resident who has historically worked for several Chinese and Hong Kong based companies; (y) our Sponsor B, NFR Capital Limited, is a Hong Kong company, whose director and shareholder is Yanjie Wang, a resident of Hong Kong; (z) Mr. Honna, our independent director nominee, is a resident of Hong Kong. Hong Kong is a Special Administrative Region of China. The PRC government has significant authority to intervene or influence our operations at any time through our insiders who are based in or have significant ties in China. See “Risk Factors — Given certain ties we have with Hong Kong and China, the Chinese government may intervene or influence our operations at any time through our insiders who are based in or have significant ties in China, which could result in a material change in our search for a target business and the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.” on page 38 of this prospectus. In addition, our ties to China and Hong Kong would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination. See “Risk Factors — It is uncertain whether our significant ties to Hong Kong and China would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination.” on page 40 of this prospectus.

Enforcement of Civil Liabilities

All of our officers and directors are U.S. citizens or permanent residents residing in the U.S., except that one of our independent director nominees, Mr. Honna is a Hong Kong resident. In addition, our sponsor B is a Hong Kong company and the shareholder and director of sponsor B is a Hong Kong resident. Investors will be able to effect service of process and enforce judgement of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws against our officers and directors, except against our overseas-based insiders. For Mr. Honna or our sponsor B, however, it may be difficult to effect service of process, enforcing foreign judgments, or bringing actions against him or it. See “Risk Factors—You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions against our overseas-based insiders based on foreign laws.” on page 31 of this prospectus.

There is also uncertainty as to whether the courts of Hong Kong would (1) recognize or enforce judgments of U.S. courts obtained against our insiders that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in Hong Kong against us or our insiders that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

In addition, judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, subject to certain conditions, including but not limited to when the judgment is for a definite sum of money in a civil matter and not in respect of taxes, fines, penalties or similar charges, the judgment is final and conclusive rendered by a court with jurisdiction to adjudicate the matter and has not been stayed or satisfied in full, the judgment is from a competent court, the judgment was not obtained by fraud, misrepresentation or mistake nor obtained in proceedings which contravenes the rules of natural justice and the enforcement of the judgment is not contrary to public policy in Hong Kong, Hong Kong courts may accept such judgment obtained from a United States court as a debt due under the rules of common law. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

As Hong Kong is a Special Administrative Region of China, the cost and time constraints associated with bringing such actions in China may also apply in the future.

There is uncertainty as to whether the courts of the China, respectively, would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. The PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. According to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be difficult for U.S. shareholders to originate actions against our Chief Financial Officer in China in accordance with PRC laws, and it will be difficult for U.S. shareholders, by virtue only of holding our common stock, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While the detailed interpretation of or implementing of rules under Article 177 have to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests.

Potential Approvals from the PRC Governmental Authorities for this Offering

Based on our understanding of the current PRC laws and regulations, no prior permission is required under the rules and regulations listed above from any PRC governmental authorities (including the China Securities Regulatory Commission (the “CSRC”)) for consummating this offering by our company, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; (b) our company is a blank check company newly incorporated in the state of Nevada rather than in China, with no business or operations in China; and (c) our officers and directors are located outside of China.

We do not believe that we require any approval from PRC governmental authorities for this offering, including, but not limited to, those permission requirements of the CSRC, Cyberspace Administration of China (the “CAC”), notwithstanding that our insiders’ ties to China. Accordingly, we have not applied for (or been denied) any permissions by any PRC governmental authorities. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, we may face approval delays, adverse actions, or sanctions by the CSRC or other PRC governmental authorities.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretations of current rules which would require us to obtain CSRC or other PRC governmental approvals for this offering. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, we may face approval delays, adverse actions, or sanctions by the CSRC or other PRC governmental authorities.

In any such event, complying with the requirements of the above-mentioned regulations and other relevant rules and any required approval processes with PRC governmental authorities could be time-consuming and may delay this offering or a potential business combination. These governmental authorities may impose fines and penalties, limit our operations in China, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as significantly limit or significantly hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless, if we fail to comply with the above-mentioned regulations or other relevant rules. No PRC legal counsel has been retained for purpose of this offering and consequently the company did not rely on the advice of PRC counsel. The above discussion is based on our management’s understanding of the current PRC laws, rules, regulations and local market practices and we cannot assure you that our management’s understanding is correct. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering and a potential business combination with a target business based in and primarily operating in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities.

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BUSINESS COMBINATION CRITERIA

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire companies within industries that exhibit strong characteristics including, but not limited to, the following:

●	Public market-ready scale;
●	Strong management team;
●	Long-term organic growth or growth potential;
●	Consolidation opportunities to scale;
●	Attractive competitive dynamics;
●	Differentiated products or services; and

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews with customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

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INITIAL BUSINESS COMBINATION

We will have until 18 months from the closing of this offering (or such later date pursuant to an approved extension) to consummate our initial business combination (the “combination window”). If we do not complete our initial business combination within the combination window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, rights included in the private units will expire worthless.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the issued and outstanding common stock voted are voted in favor of the business combination. We chose our net tangible asset threshold of $5,000,001 to ensure that following a business combination we would avoid being subject to Rule 419 promulgated under the Securities Act.

NASDAQ rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (less any taxes payable on interest earned). Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own.

We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our stockholders from a financial point of view unless the target is affiliated with our insiders. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

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SOURCING OF POTENTIAL INITIAL BUSINESS COMBINATION TARGETS

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, our officers or directors have developed a broad network of contacts and corporate relationships around the world, which includes private equity firms, venture capitalists and entrepreneurs. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, our officers or directors have developed contacts derived directly from serving on the boards of directors of several public and private companies.

This network has provided our management team with a flow of referrals, which in the past has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that this network will provide us with multiple investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention by various unaffiliated sources, including participants in our targeted markets and their advisors, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our insiders or their affiliates, be paid any finder’s fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction). In addition, commencing on the date of this prospectus, we will pay our sponsor A $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of our management team. Any such payments prior to our initial business combination will be made from funds held outside the trust account.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with the insiders, or completing the business combination through a joint venture or other form of shared ownership with the insiders; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete an initial business combination with a target that is affiliated with the insiders, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or an independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm stating that such an initial business combination is fair to our company from a financial point of view.

The insiders will directly or indirectly own founder shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that the insiders (directly or indirectly) paid for the founder shares creates an incentive whereby they could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the combination window, the founder shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our insiders to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of the officers or directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination. See “Management — Conflicts of Interest” for additional information.

The low price that our insiders (directly or indirectly) paid for the founder shares creates an incentive whereby our management team could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the combination window, or by such earlier liquidation date as our board of directors may approve, the founder shares and private units (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay, in the closing of this initial public offering, up to $500,000 in loans made to us by our sponsor A to cover offering-related and organizational expenses accrued prior to the offering, and we will reimburse our sponsor A $10,000 per month, for up to 18 months, for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our insiders or their affiliates to finance transaction costs in connection with an intended initial business combination or our operation as a public company; up to $3,000,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender.

Molly Huang, our CEO, President and director, is the manager of East West Ave LLC, the Sponsor A, which entitles her to have the sole voting, dispositive or investment powers over the founder shares and private shares held by the Sponsor A. Yanjie Wang, a Hong Kong citizen and resident, is the sole director and the manager of NFR Capital Limited, the Sponsor B, which entitles him to have the sole voting, dispositive or investment powers over the founder shares and private shares held by the Sponsor B. In addition to Ms. Huang and Mr. Wang, each of Sponsor A and Sponsor B have some passive shareholders who do not have any voting or dispositive rights over the founder shares and private units held by Sponsor A or Sponsor B but would be entitled to receive founder shares and private units upon distribution by or liquidation of the sponsors.

Shareholders entitled to receive approximately 10% or more allocation of our securities owned by Sponsor A in aggregate include, assuming the over-allotment option is exercised in full, Molly Huang, a U.S. person and our CEO, who is entitled to receive 636,333 founder shares and 22,200 private units; Zhumei Yang, a U.S. person, who is entitled to receive 400,000 founder shares and 60,000 private units; Xin Gu, a U.S. person, who is entitled to receive 266,667 founder shares and 40,000 private unit;, and Viva Elegance Ltd, a limited company incorporated in British Virgin Islands and owned by Keran Ai, a Hong Kong person, which is entitled to receive 240,000 founder shares.

Shareholders entitled to receive approximately 10% or more allocation of our securities owned by Sponsor B in aggregate include several passive shareholders of Sponsor B’s shareholder, G70 Vision Investment Ltd., a company incorporated in the British Virgin Islands (“G70 Vision”), including Techlex Advisory Limited, a company incorporated in the British Virgin Islands and owned by Dao Bian, a Hong Kong resident, which is entitled to receive 168,000 founder shares and 24,000 private units; Global 70 MFO Limited, a company incorporated in the British Virgin Islands and owned by Lu Sun, a Hong Kong person, which is entitled to receive 112,000 founder shares and 16,000 private units; Zhongming Lu, a Hong Kong person, who is entitled to receive 112,000 founder shares and 16,000 private units; Da Liu, a PRC person, who is entitled to receive 84,000 founder shares and 12,000 private units; and Fisso Investments Limited, a company incorporated in the British Virgin Islands and owned by Zhengdong Ni, a Hong Kong resident, which is entitled to receive 84,000 founder shares and 12,000 private units, in each case whether or not the over-allotment option is exercised.

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The following table sets forth the payments to be received by our insiders from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to insiders:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
East West Ave LLC (sponsor A)	1,750,000 shares of common stock(1)	$20,128
	192,500 private units(1)	$1,925,000
	Up to $500,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.
	$10,000 per month	Office space, administrative and support services
	Up to $3,000,000 in working capital loans may be convertible into private units at a price of $10.00 per unit (collectively with other insiders)	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, and managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company
NFR Capital Limited (sponsor B)	560,000 shares of common stock	$4,872
	80,000 private units(1)	$800,000
	Up to $3,000,000 in working capital loans may be convertible into private units at a price of $10.00 per unit (collectively with other insiders)	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a pubic company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company
Molly Huang (manager of sponsor A and CEO of the Company)	100,000 founder shares (2)	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	See also information concerning East West Ave LLC (sponsor A) described elsewhere in this table	See also information concerning East West Ave LLC (sponsor A) described elsewhere in this table
Yanjie Wang (director of sponsor B)	See information concerning NFR Capital Limited (sponsor B) described elsewhere in this table	See information concerning NFR Capital Limited (sponsor B) described elsewhere in this table
Thomas Kerkaert (CFO of the Company)	$3,000 per month 40,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
Irfan Verjee (independent director nominee)	$3,000 per month 10,000 founder shares

Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.

Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.

Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company
Masahiro Honna (independent director nominee)	20,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
Samir Parikh (independent director nominee)	20,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.

(1)	Assumes no exercise of the over-allotment option and the full forfeiture of 375,000 shares without exercise of the underwriters’ over-allotment option.
(2)	Not including 636,333 founder shares that Ms. Huang holds through her membership interest in the sponsor A, over which she does not hold any voting or dispositive rights but would be entitled to receive the shares upon distribution by or liquidation of the sponsor A.

Because our insiders acquired the founder shares at an average nominal price of $0.0087, our public stockholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsors paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 2,875,000 founder shares, or approximately an average nominal price of $0.0087 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.” Public stockholders will experience additional dilution from the issuance of common stock upon the conversion of any public rights and the issuance of common stock upon the conversion of any private rights. Additional shares may be issued upon the conversion of any private rights underlying private units issued upon conversion of working capital loans up to $3,000,000. As a result, the compensation to be paid and securities issued to the insiders, their affiliates, or promoters may result in a material dilution of the equity interests of public stockholders.

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The following table sets forth information with respect to our insiders and the public stockholders:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Insiders(1)	2,500,000	19.57%	$25,000	0.02%	$0.0087
Private Shares	272,500	2.13%	2,725,000	2.65%	$10
Public Stockholders	10,000,000	78.30%	100,000,000	97.33%	$10
	12,772,500	100.00%	$102,750,000	100.00%

(1) Assumes that 375,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

Each of our directors and officers presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entities.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our directors and officers may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the directors and officers that we feel are the best candidates. However, based on the existing relationships of our insiders, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

Our insiders and their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our insiders could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. None of the entities to which our directors and officers currently owe fiduciary duties or contractual obligations are themselves in the business of engaging in business combinations. Besides, our sponsors are not involved in a fiduciary capacity with, nor have any contractual obligations to, any special purpose acquisition company. Therefore, as there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our insiders with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. As a result of the foregoing, we do not believe that any potential conflicts from our insiders’ other business or investment ventures would materially affect our ability to complete our initial business combination.

In addition, our insiders may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination.

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However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Additional Financing

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of PIPE transactions or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing stockholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our insiders, directors or officers or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our insiders or stockholders is required to provide any financing to us in connection with or after our initial business combination.

CORPORATE INFORMATION

Our executive offices are located at 5725 S Valley View Blvd, Ste 5 #378094, Las Vegas, NV 89118, and our telephone number is 802-242-1238.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities, and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior May 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior May 31, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior May 31.

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THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” in this prospectus.

Securities offered	10,000,000 units, at $10.00 per unit, each unit consisting of:
● one share of common stock; and
● one right to receive one-eighth (1/8) of a share of common stock upon the consummation of an initial business combination.

NASDAQ symbols	Units: “EWAVU” Common stock: “EWAV” Rights: “EWAVR”

Trading commencement and separation of shares of common stock and rights	The units are expected to begin trading on or promptly after the date of this prospectus. The shares of common stock and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Prime Number Capital, LLC (“PNCPS”) informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and rights. We will not issue fractional shares. As a result, you must hold rights in multiples of 8 in order to receive shares for all of your rights upon closing of a business combination.

Separate trading of the common stock and rights is prohibited until we have filed a Current Report on Form 8-K	In no event will the common stock and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering	0

Number of private units to be issued in a private placement simultaneously with this offering	272,500(1)

Number of units to be outstanding after this offering	10,272,500(2)

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Common stock:

Number of shares outstanding before this offering	2,875,000(3)

Number of representative shares to be issued in a private placement simultaneously with this offering	75,000(4)

Number of shares to be outstanding after this offering	12,847,500(5)(6)

Rights:

Number of shares issuable under rights outstanding before this offering	0

Number of shares issuable under rights to be outstanding after this offering	1,284,062(7)

(1) Represents the issuance to our sponsors (and/or their designees) of an aggregate of 272,500 private units in a private placement to be completed concurrently with the consummation of this offering. No additional private units will be issued in connection with the exercise of the over-allotment option, if any.

(2) Consists of (i) 10,000,000 public units and (ii) 272,500 private units to be issued in the private placement. Excluding the issuance of an additional 1,500,000 public units if the underwriters’ over-allotment option is exercised in full.

(3) Includes up to 375,000 founder shares that will be forfeited by the sponsors depending on the extent to which the underwriters’ over-allotment option is exercised.

(4) Represents the issuance to the underwriters of 75,000 shares of common stock in a private placement to be completed concurrently with the consummation of this offering. Excludes the issuance of an additional 11,500 shares if the underwriters’ over-allotment option is exercised in full.

(5) Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 375,000 founder shares by the sponsors for no consideration.

(6) Consists of (i) 10,000,000 public shares underlying the public units, (ii) 272,500 private shares underlying the private units, (iii) 2,500,000 founder shares, and (iv) 75,000 representative shares.

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(7) Consists of (i) public rights convertible into 1,250,000 shares, (ii) private rights convertible into 34,062 shares. Excludes issuance of additional public rights convertible into 187,500 shares if the underwriters’ over-allotment option is exercised in full.

Terms of Rights:	Except in cases where we are not the surviving company in a business combination, each holder of public rights will automatically receive one-eighth (1/8) of one share of common stock upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-eighth (1/8) of one share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Nevada Revised Statutes. As a result, you must hold rights in multiples of 8 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights, and the rights will expire worthless.

Founder shares:	On November 8, 2025, one of our sponsors, East West Ave LLC (the “Sponsor A”), paid $5,000 in exchange for 20,000 founder shares, or approximately $0.25 per share. On November 20, 2025, we issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share, or an aggregate of 2,855,000 founder shares (the “Dividend Shares”), in exchange for an additional consideration of $20,000, resulting in the Sponsor A holding an aggregate of 2,875,000 founder shares for a per share consideration of $0.0087. On March 5, 2026 the Sponsor A entered into a securities assignment agreement with NFR Capital Limited, the other sponsor (the “Sponsor B”), pursuant to which, the Sponsor B acquired 560,000 founder shares for $4,872, for a per share consideration of $0.0087, and agreed to acquire 80,000 units in the private placement at $10.00 per unit to be consummated simultaneously with the consummation of this offering. Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the sponsor shall transfer (w) 100,000 founder shares to Ms. Huang, (x) 40,000 founder shares to Mr. Kerkaert, (y) 20,000 founder shares to each of Meres. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering. Prior to the initial investment in the company of $25,000 by the sponsors, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 11,500,000 units if the underwriters’ over- allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Up to 375,000 founder shares will be forfeited by Sponsor A depending on the extent to which the underwriters’ over-allotment option is not exercised.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:

	●	the founder shares are subject to certain transfer restrictions, as described in more detail below;

	●	the founder shares are entitled to registration rights;

and

	●	our insiders have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares, private shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares, private shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or such later date pursuant to an approved extension) (the “combination window”) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares they hold if we fail to complete our initial business combination within the combination window or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our insiders and underwriters have agreed to vote their founder shares, private shares, representative shares, and any public shares purchased during or after this offering in favor of our initial business combination. As a result, for purpose of seeking stockholder approval for our initial business combination, in addition to our founder shares, private shares and representative shares, we would need additional 3,576,251 public shares to vote in order to obtain a quorum which will be, pursuant to our amended and restated articles of incorporation, a majority of our outstanding shares of common stock entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, 364,376 public shares, or 3.64% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of the business combination, or (ii) assuming all outstanding shares are present and voted, we need additional 3,576,251 public shares, or 35.76% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of a transaction (none of our insiders or their affiliates has indicated any intention to purchase units in this offering or any units or common stock in the open market or in private transactions other than the private units).

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Transfer restrictions on founder shares and the private units

Our insiders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) six months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Units”. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our insiders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up.

The private units (including the shares of common stock underlying the private units and private rights contained therein) will not be transferable, assignable or salable until after the completion of our initial business combination, except as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Units”.

Assuming no liquidation, merger, share exchange, reorganization or other similar transaction takes place, lock-ups on the founder shares and private units would expire as follows:

Founder Shares	Private Placement Units
(i) with respect to 50% of the founder shares, the earlier of (x) six months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination	After the completion of the business combination.

Voting Rights	Holders of record of our common stock (including the founder shares) will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote except as required by law.

Private units and underlying securities	Our sponsors have committed, pursuant to a written agreement, to purchase 272,500 private units, at $10.00 per unit, including 192,500 units by the Sponsor A, and 80,000 by the Sponsor B, respectively, for an aggregate purchase price of $2,725,000 (whether or not the over-allotment option is exercised). The private units are identical to the units sold in this offering except that the private units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination. A portion of the purchase price of the private units will be added to the proceeds from this offering and the private placement to be held in the trust account such that at the time of closing $100,000,000 ($10.00 per share), or $115,000,000 ($10.00 per share) if the underwriters exercise their over-allotment option in full, will be held in the trust account. If we do not complete our initial business combination within the combination window, the private units (and the underlying securities) will expire worthless.

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Representative shares

We have agreed to issue to the underwriters 75,000 representative shares, or up to 86,250 representative shares if the underwriters’ over-allotment option is exercised in full at the closing of this offering. The representative shares are identical to the public shares underlying the public units sold in this offering except that the representative shares may not, be transferred, assigned or sold by the holders for a period of 180 days immediately after the commencement of sales of the public units pursuant to FINRA Rule 5110(e)(1).

In addition, the underwriters have also agreed to (i) waive their redemption rights with respect to their representative shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their representative shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their representative shares if we fail to complete our initial business combination within the combination window. In addition, the underwriters have agreed to vote any representative shares held by them in favor of our initial business combination and any charter amendment associated with the extension of the combination period.

Transfer restrictions on the representative shares and underlying securities	The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the public units pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the public units, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of the public units except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Proceeds to be held in trust account

NASDAQ rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private units described in this prospectus, $100,000,000 ($10.00 per share), or $115,000,000 ($10.00 per share) if the underwriters’ over-allotment option is exercised in full, will be deposited into a segregated trust account maintained by Equiniti Trust Company, LLC acting as trustee, after deducting $1,250,000 (or $1,437,500 if the over-allotment option is exercised in full) in underwriting commissions payable upon the closing of this offering, $662,500 to pay fees and expenses in connection with the closing of this offering, and $1,087,500 (or $900,000 if the over-allotment option is exercised in full) held outside the trust account for working capital purposes following this offering.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations and pay up to $100,000 in dissolution expenses, the proceeds from this offering and the sale of the private units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the combination window, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the combination window or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

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Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and up to $100,000 in dissolution expenses, and/or to redeem our public shares in connection with an amendment to our amended and restated articles of incorporation, as described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $[ ] per year, assuming an interest rate of [ ]% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

	●	the net proceeds of this offering and the sale of the private units not held in the trust account, which initially will be approximately $1,087,500 (or $900,000 if the over-allotment option is exercised in full) in working capital after the payment of approximately $662,500 (whether or not the underwriters’ overallotment option is exercised) in expenses relating to this offering; and

	●	any loans or additional investments from our insiders or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon the completion of our initial business combination. Up to $3,000,000 of such loans may be convertible into units, at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units.

Ability to extend time to complete an initial business combination sources

We have until the end of the combination window to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month combination window, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. If we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the combination window, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Unless and until we complete our initial business combination no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our income taxes, and/or to redeem our public shares in connection with an amendment to our amended and restated certificate of incorporation, as described above. The proceeds held in the trust account may only be held as cash or in an interest bearing demand deposit account at a bank, or invested in direct U.S. government treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. government treasury obligations.

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Unless and until we complete our initial business combination, we may pay our expenses only from:

● the net proceeds of this offering and the sale of the private units not held in the trust account; and

● any loans or additional investments from our insiders or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $3,000,000 of such loans may be convertible into private units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units.

Conditions to completing our initial business combination	the NASDAQ rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (less any taxes payable on interest earned). Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or an independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a seeking stockholder approval or conducting a tender offer, as applicable.

If we are unable to complete our initial business combination within the combination window, or by such earlier liquidation date as our board of directors may approve, the founder shares and private units (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $500,000 in loans made to us by our Sponsor A to cover offering-related and organizational expenses under the promissory note issued to our Sponsor A on November 8, 2025 and we will reimburse our Sponsor A $10,000 per month, for up to 18 months, for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our insiders or their affiliates to finance transaction costs in connection with an intended initial business combination and our operation as a public company; up to $3,000,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our insiders, or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company.

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Permitted purchases of public shares and public rights by our affiliates	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our insiders or their affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our insiders or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, our insiders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public rights in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our insiders or their affiliates will select which stockholders to purchase securities from in any private transaction. The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the completion of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our common stock or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public stockholders upon the completion of our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share (whether or not the underwriters exercise their over-allotment option in full). However, the redemption rights for the public stockholders are subject to certain limitations, including that under our amended and restated articles of incorporation, (i) a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, and (ii) as we may not consummate an initial business combination if we cannot maintain net tangible assets of $5,000,001 upon such business combination, we may only redeem up to such number of public shares that would permit us to maintain net tangible assets of $5,000,001. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited.

There will be no redemption rights upon the completion of our initial business combination with respect to our rights. Our insiders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares they hold and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination (regardless of whether a stockholder votes on the proposed transaction (and regardless of whether a stockholder votes for, votes against, or abstains with respect to the transaction, if the stockholder elects to vote) or (ii) without a stockholder vote by means of a tender offer.

However, the redemption rights for the public stockholders are subject to certain limitations, including that under our amended and restated articles of incorporation, (i) a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, and (ii) as we may not consummate an initial business combination if we cannot maintain net tangible assets of $5,000,001 upon such business combination, we may only redeem up to such number of public shares that would permit us to maintain net tangible assets of $5,000,001. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited.

The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. So long as we obtain and maintain a listing for our securities on the Nasdaq Global Market we will be required to comply with the NASDAQ’s stockholder approval rules.

The requirement that we provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated articles of incorporation and will apply whether or not we maintain our registration under the Exchange Act or our listing on the NASDAQ. Such provisions may be amended if approved by holders of 65% of our common stock entitled to vote thereon. If we amend such provisions of our amended and restated articles of incorporation, we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a stockholder meeting.

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If we provide our public stockholders with the opportunity to redeem their public shares in connection with a stockholder meeting, we will:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock casted (or such greater number of shares as is required by applicable law) are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Shares of common stock held by our insiders and holders of the representative shares will count towards this quorum and our insiders have agreed to vote any founder shares and private shares they hold and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock casted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, for purpose of seeking stockholder approval for our initial business combination, addition to our founder shares, private shares and representative shares, we would need additional 3,576,251 public shares to vote in order to obtain a quorum which will be, pursuant to our amended and restated articles of incorporation, a majority of our outstanding shares of common stock entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, 364,376 public shares, or 3.64% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of the business combination, or (ii) assuming all outstanding shares are present and voted, we need additional 3,576,251 public shares, or 35.76% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of a transaction (none of our insiders or their affiliates has indicated any intention to purchase units in this offering or any units or common stock in the open market or in private transactions other than the private units). These voting thresholds, and the voting agreements of our insiders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsors will terminate any purchases of shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements.

We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares. Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

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Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote	Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our insiders at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon the completion of our initial business combination,” to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post- transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our amended and restated articles of incorporation provide that we will have only 18 months from the closing of this offering (or such later date pursuant to an approved extension) to complete our initial business combination. If we are unable to complete our initial business combination within such 18 month, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our public rights, which will expire worthless if we fail to complete our initial business combination within the combination window.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the issued and outstanding common stock voted are voted in favor of the business combination. We chose our net tangible asset threshold of $5,000,001 to ensure that following a business combination we would avoid being subject to Rule 419 promulgated under the Securities Act.

If we do not complete our initial business combination within the combination window, while we do not currently intend to seek stockholder approval to amend our amended and restated articles of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain stockholder approval to extend the combination window, our sponsors’ investment in our founder shares and private units will be worthless.

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Our insiders have entered into agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the combination window, or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. However, if our insiders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the combination window.

Our insiders have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking stockholder approval of such proposal, and in connection therewith, provide our public stockholders with the redemption rights described above upon stockholder approval of such amendment.

Limited payments to insiders

There will be no finder’s fees, consulting fee, cash payment or other compensation paid by us to our insiders or their affiliates prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction). However, the following payments will be made to our insiders or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account.

	●	Repayment of up to an aggregate of $500,000 in loans made to us by our Sponsor A to cover offering-related and organizational expenses;

	●	Payment to our Sponsor A of $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of our management team;

	●	Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

	●	Repayment of non-interest bearing loans which may be made by our insiders to finance transaction costs in connection with an intended initial business combination and our operation as a public company. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

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Potential Impact of PRC Laws and Regulations on this Offering	Notwithstanding that our insiders’ ties to China, we believe that we are not required to obtain any permission to issue our securities in this initial public offering from any PRC authorities and no permission has been sought or denied because we are a Nevada corporation and our management are located outside of China, and we do not have any subsidiary or operation in China. However, if we inadvertently conclude that permission or approval is not required, or applicable laws, regulation, or interpretation change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any on-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse effect on our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Audit Committee	We will establish and maintain an audit committee. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our insiders or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of interest	Our directors and officers presently and in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. In addition, our CEO and President, Molly Huang, has indirect interests in our Sponsor A and own membership interests of our Sponsor A. The remaining membership interests are held by third party investors that are not affiliated with members of our management.

Our amended and restated articles of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our directors and officers may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated articles of incorporation will provide us with greater flexibility to attract and retain the directors and officers that we feel are the best candidates. However, based on the existing relationships of our insiders, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

In addition, none of our insiders have sponsored or otherwise served in any role with any special purpose acquisition companies. As a result of the foregoing, we do not believe that any potential conflicts from our management team’s other business or investment ventures would materially affect our ability to complete our initial business combination.

Our directors and officers presently and in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entities.

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In light of the involvement of our insiders with other entities, we may decide to acquire one or more businesses affiliated with our insiders. Such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination. We are not prohibited from pursuing an initial business combination with a company that is affiliated with our insiders, or completing the business combination through a joint venture or other form of shared ownership with our insiders.

Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” As discussed in this prospectus, our amended and restated articles of incorporation will contain a waiver of the corporate opportunity doctrine. Our directors and officers may from time to time be presented with opportunities that could benefit both another business affiliation and us. Such affiliated entities may compete with us for business combination opportunities. Our insiders are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Business Combination Criteria” and such transaction was approved by a majority of our independent and disinterested directors.

Officers or directors and our independent directors will directly or indirectly own founder shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The average nominal price of $0.0087 per share ($25,000 in aggregate) that our insiders (directly or indirectly) paid for the founder shares creates an incentive whereby our officers, and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the combination window, the founder shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our insiders to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of the officers or directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination.

In the event our insiders provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

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RISKS

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these, and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

A brief summary of some of the risk factors that make an investment in us speculative or risky include:

●	Whether we will be able to complete our initial business combination;

●	Whether we will be successful in retaining or recruiting, or making changes required in, our officers, key employees or directors following our initial business combination;

●	How much time our directors and officers allocate to us and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

●	Whether we will need to obtain additional financing to complete our initial business combination;

●	Whether there is a sufficient pool of prospective target businesses for us to acquire, given competition;

●	Whether our insiders are able to generate a number of potential investment opportunities;

●	Whether our securities are delisted from the NASDAQ prior to our business combination or an inability to have our securities listed on NASDAQ following a business combination;

●	The fact that we may have limited liquidity in our securities;

●	The fact there has not previously been a market for our securities;

●	The fact that we have certain ties with Hong Kong and China, which may expose us to certain legal or operational risks in China or make us a less attractive partner to a non-China-based target company;

●	The fact there has not previously been a market for our securities; and

●	Our financial performance following our business combination.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Business and Structure

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the State of Nevada with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our stockholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination if the business combination would not require stockholder approval under applicable law or stock exchange listing requirement. Except for as required by applicable law or stock exchange requirement, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Even if we seek stockholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if a majority of our public stockholders do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our insiders and management team have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Our insiders will own 20% of our outstanding common stock immediately following the closing of this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Our insiders and management team also may from time to time purchase common stock prior to our initial business combination. Our amended and restated articles of incorporation provide that, for purpose of seeking stockholder approval for our initial business combination, in addition to our founder shares, private shares and representative shares, we would need a majority of our outstanding shares of common stock entitled to vote at the meeting. As a result, for purpose of seeking stockholder approval for our initial business combination, in addition to our founder shares, private shares and representative shares, we would need additional 3,576,251 public shares to vote in order to obtain a quorum which will be, pursuant to our amended and restated articles of incorporation, a majority of our outstanding shares of common stock entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, 364,376 public shares, or 3.64% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of the business combination, or (ii) assuming all outstanding shares are present and voted, we need additional 3,576,251 public shares, or 35.76% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of a transaction (none of our insiders or their affiliates has indicated any intention to purchase units in this offering or any units or common stock in the open market or in private transactions other than the private units). Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our insiders and management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.

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Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in connection with our initial business combination in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In connection with the successful consummation of our business combination, we may redeem up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

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The requirement that we complete our initial business combination within 18 months after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the combination window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the combination window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and complete our initial business combination within 18 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. Additionally, events such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases may negatively impact businesses we may seek to acquire. It may also have the effect of heightening many of the other risks described elsewhere in this ‘‘Risk Factors” section, such as those related to the market for our securities and cross-border transactions.

If we have not completed our initial business combination within the combination window, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law.

If we seek stockholder approval of our initial business combination, our insiders and their affiliates may elect to purchase shares or public rights from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we do not complete our initial business combination within the combination window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our insiders or their affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of shares our insiders or their affiliates may purchase in such transactions, subject to compliance with applicable law and the NASDAQ rules. However, other than as expressly stated herein, our insiders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public rights in such transactions. Such purchases may include a contractual acknowledgment that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our insiders or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the completion of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our insiders or their affiliates will select which stockholders to purchase securities from in any private transaction.

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In addition, if such purchases are made, the public “float” of our common stock or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy materials or tender offer documents, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Manner of Conducting Redemptions.”

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies has changed in recent years. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified directors and officers.

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In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing action against our overseas-based insiders based on foreign laws.

One of our independent director nominees, Mr. Honna, is and may continue to be Hong Kong citizen. In addition, our sponsor B is a Hong Kong company and the shareholder and director of sponsor B is a Hong Kong resident. As such, you may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against our overseas-based insiders. While as judgments entered in the United States can be enforced in Hong Kong under common law, if you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. As a result, it may be difficult for investors to enforce against Mr. Honna or sponsor B judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms.

Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

We may engage our underwriters or one or more of their affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive 100,000 shares of common stock as deferred underwriting compensation shares (or 115,000 shares if the underwriters’ over-allotment option is exercised in full) only upon the successful completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage our underwriters or one or more of their affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay our underwriters or one or more of their affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with our underwriters or any of their affiliates and no fees or other compensation for such services will be paid to our underwriters or any of their affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. Our underwriters are also entitled to receive a deferred underwriting fee that is conditioned on the successful completion of an initial business combination. Our underwriters or their affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

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You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within the combination window, subject to applicable law and as further described herein. In addition, if our plan to redeem our public shares if we are unable to complete an initial business combination within the combination window is not completed for any reason, compliance with Nevada law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond the combination window before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of rights will not have any right to the proceeds held in the trust account with respect to the rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private units are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will be listed on the NASDAQ, we will be exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our common stock, you will lose the ability to redeem all such shares in excess of 15% of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

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Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our public rights will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a stockholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our public rights will expire worthless.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less taxes payable on interest earned) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate, and you will only be entitled to receive your pro rata portion of the funds in the trust account. If the NASDAQ delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the 18 months following the closing of the offering, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our insiders or their affiliates to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only approximately $1,087,500 (or $900,000 if the over-allotment option is exercised in full) will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 18 months following such closing; however, we cannot assure you that our estimate is accurate.

In the event that our offering expenses exceed our estimate of $1,087,500 (or $900,000 if over-allotment option is exercised in full), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,087,500 (or $900,000 if over-allotment option is exercised in full), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our insiders or other third parties to operate or may be forced to liquidate. Neither our insiders nor their affiliates are under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon the completion of our initial business combination. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive an estimated $10.00 per share, or possibly less, on our redemption of our public shares, and our rights will expire worthless.

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The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by stockholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private units, in the amount of $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full), may only be invested in direct U. S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay income taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any stockholders or rights holders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders or rights holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per- share redemption amount received by stockholders may be less than $10.00 per share.

Placing of funds in the trust account by us may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. The underwriters of this offering as well as our registered independent public accounting firm have not executed and will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsors have agreed that they will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsors to reserve for such indemnification obligations, nor have we independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations and we believe that our sponsors’ only assets are securities of our company. Therefore, we cannot assure you that our sponsors would be able to satisfy those obligations.

As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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Our directors may decide not to enforce the indemnification obligations of our sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsors to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our directors and officers to the fullest extent permitted by law. However, our directors and officers have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our directors and officers may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination or force us to abandon our efforts to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

● restrictions on the nature of our investments; and

● restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

● registration as an investment company;

● adoption of a specific form of corporate structure; and

● reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

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In order not to be regulated as an investment company under the Investment Company Act, unless it can qualify for an exclusion, a company must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

The SEC recently provided guidance that the determination of whether a special purpose acquisition company, like us, is an “investment company” under the Investment Company Act is a facts and circumstances determination requiring individualized analysis and depends on a variety of factors, including a SPAC’s duration, asset composition, business purpose and activities, and “is a question of facts and circumstances” requiring individualized analysis. When applying these factors to us we do not believe that our principal activities will subject us to the Investment Company Act. To this end, the Company was formed for the purpose of completing an initial business combination with one or more businesses. Our business will be focused on identifying and completing an initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, we do not plan to buy businesses or assets with a view to resale or profit from their resale and we do not plan to buy unrelated businesses or assets or to be a passive investor. In addition, the proceeds held in the trust account will only be held as cash or in an interest bearing demand deposit account at a bank, or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Pursuant to the investment management trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds in this manner, and by focusing our directors’ and officers’ time toward, and operating our business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the trust account will be intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the combination window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the combination window, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as described above, we may be deemed to be subject to the Investment Company Act. Notwithstanding that we have limited our activities as described above, we could nevertheless be considered to be operating as an unregistered investment company. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination, and instead be required to liquidate the trust account and may be required to change our operations or wind down our operations. In which case, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our rights would expire worthless.

If we were deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the trust account. If we are required to liquidate the trust account, our investors will not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our rights would expire worthless. On the liquidation of our trust account, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, and our rights will expire worthless. Changes in laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to rules and regulations enacted by various national, regional and local governing bodies, including for example, the SEC, and to new and evolving regulatory measures under applicable law. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly and our efforts to comply with such new and evolving laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention, In addition, these changes could have a material adverse effect on our business, investments and results of operations.

On January 24, 2024, the SEC adopted a series of new rules, effective as of July 1, 2024, relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; (iv) amendments to the financial statement requirements applicable to business combination transactions involving SPACs; and (v) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

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In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. A failure to comply with applicable laws or regulations and any subsequent changes, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under Nevada law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the combination window may be considered a liquidating distribution under Nevada law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more). Any action or suit must be commenced within two years after the dissolution if the plaintiff knew or should have known the underlying facts on or before the dissolution, or within three years after the date of dissolution in all other cases.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the combination window is not considered a liquidating distribution under Nevada law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 11.380 of the Nevada Revised Statutes (“NRS”), the statute of limitations for claims of creditors against stockholders could be three years after the plaintiff knew or should have known the underlying facts.

Provisions in our amended and restated articles of incorporation and Nevada law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares of common stock and could entrench management.

Our amended and restated articles of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include:

●	the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities;

●	a staggered board of directors; and

●	the requirement that directors may be removed only for cause and only by the affirmative vote of holders of at least two-thirds (2/3) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (this provision complies with Nevada law (NRS 78.335), which requires at least a two-thirds vote for director removal and does not permit a lower threshold); and

●	the fact that prior to the completion of our initial business combination only holders of our founder shares, which have been issued to our sponsors, are entitled to vote on the appointment of directors.

These provisions, particularly the two-thirds removal threshold and the classified board, may make it more difficult for our stockholders to remove directors or effect a change in control of the Corporation than would be the case if Nevada law allowed removal by a simple majority vote or without cause. This could discourage potential acquirers from making takeover proposals or tender offers, which could delay or prevent a change in control that some stockholders may consider to be in their best interests.

All of these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Nevada law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

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Provisions in our amended and restated articles of incorporation and Nevada law may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated articles of incorporation will require, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada or the U.S. Federal District Court for the District of Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our amended and restated articles of incorporation or bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or bylaws; or (e) asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, our amended and restated articles of incorporation will provide that the U.S. Federal District Court for the District of Nevad shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, or proceedings arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court (either in the State of Nevada or otherwise) may determine that this provision is either unenforceable or inapplicable to a particular claim due to choice-of-law considerations. To the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Given certain ties we have with Hong Kong and China, the Chinese government may intervene or influence our operations at any time through our insiders who are based in or have significant ties in China, which could result in a material change in our search for a target business and the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.

As a blank check company incorporated for the purpose of effecting a business combination, we are currently subject to the legal and operational risks associated with our significant ties to China even though we will not undertake our initial business combination with any company being based in or having the majority of the company’s operations in China, because that (x) Ms. Molly Huang, our Chief Executive Officer, President and director and the manager of East West Ave LLC, the sponsor A, is a U.S. citizen and resident who has historically worked for several Chinese and Hong Kong based companies; (y) our Sponsor B, NFR Capital Limited, is a Hong Kong company, whose director and shareholder is Yanjie Wang, a resident of Hong Kong; (z) Mr. Honna, our independent director nominee, is a resident of Hong Kong. Hong Kong is a Special Administrative Region of China. It is possible that the Chinese government may exercise oversight and discretion of our sponsor B’s conduct, which may result in material change in our search for a target business, and/or the value of the securities we are registering.

We have certain ties with Hong Kong and China, as some of our directors and officers have held or continue to hold positions in companies with operations in mainland China or Hong Kong, and our sponsor B is an entity incorporated in Hong Kong, controlled by an individual based on Hong Kong. It is possible, however, that the Chinese government may exercise oversight and discretion of our sponsor B’s conduct; it is also possible that the Chinese government may intervene or influence our operations at any time through the directors, and officers who have ties in China. Any oversight, intervention or influence by the PRC Government may result in a material change in our search for a target business and/or the value of the securities we are offering.

Based on our understanding of the current PRC laws and regulations, no prior permission is required under the rules and regulations from any PRC governmental authorities (including the CSRC) for consummating this offering by our company, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; (b) our company is a blank check company newly incorporated in the state of Nevada rather than in China, with no business or operations in China; and (c) our officers and directors are located outside of China. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretations of current rules which would require us to obtain CSRC or other PRC governmental approvals for this offering. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC governmental authorities. Moreover, in light of recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies that it determines are China-based issuers, if the PRC were to determine that, because our sponsor B is a Hong Kong company controlled by a Hong Kong resident, our company is a China-based issuer, any such determination could significantly limit or significantly hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Though we will not consider or undertake an initial business combination with any company whose financial statements of which are audited by an accounting firm that the PCAOB is unable to inspect for two consecutive years, we cannot assure you that certain existing or future U.S. laws and regulations may not restrict or eliminate our ability to complete a business combination with certain companies.

The PCAOB is currently unable to conduct inspections on accounting firms in the PRC without the approval of the Chinese government authorities. The auditor and its audit work in the PRC may not be inspected fully by the PCAOB. Inspections of other auditors conducted by the PCAOB outside China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating the PRC auditor’s audits and its quality control procedures.

Further, future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the recently enacted Holding Foreign Companies Accountable Act (the “HFCA Act”) would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCA Act also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. Furthermore, the documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

Our financial statements are currently audited by Fortune CPA, Inc, which is subject to inspection by the PCAOB. And as a result, we affirmatively exclude any target of which financial statements are audited by an accounting firm that the United States PCAOB is unable to inspect for two consecutive years beginning in 2021 and thus, we may not be able to consummate a business combination with a favored target business due to these laws.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

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Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, Audit Alliance LLP, is headquartered in Singapore, and, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor was not identified in this report as a firm subject to the PCAOB’s determination announced on December 16, 2021. As a result, we do not believe that the Holding Foreign Companies Accountable Act and related regulations will affect us. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. On December 29, 2022, the President signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the Commission must impose an initial trading prohibition on the issuer’s securities from three years to two years. If the combined company’s auditor cannot be inspected by the PCAOB for two consecutive years, the trading of the securities on any U.S. national securities exchanges as well as any over-the-counter trading in the U.S. will be prohibited and our securities may be delisted by such exchange.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Any future PRC subsidiary would be subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations. In addition, the legal and regulatory risks associated with doing business in China may make us a less attractive partner in an initial business combination than other special purpose acquisition companies that do not have ties to China. As such, our insiders’ ties to China may make it harder for us to complete an initial business combination with a target company without any such ties.

If the approval of the China Securities Regulatory Commission is required in connection with this offering, we cannot predict whether we will be able to obtain such approval.

The M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission (“CSRC”) prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

In addition, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council (the “Opinions”), which were made available to the public on July 6, 2021, call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. The Opinions also provide that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities. As of the date of this prospectus, no official guidance and related implementation rules have been issued in relation to the recently issued Opinions and the interpretation and implementation of the Opinions remain unclear at this stage.

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On February 17, 2023, the CSRC promulgated the Trial Measures, which took effect on March 31, 2023. The Trial Measures supersede the prior M&A Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that (a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas has been recognized by the State Council of the PRC as a possible threat to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as the obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and the obligation after offering or listing overseas to report to the CSRC material events including a change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

Based on our understanding of the current PRC laws and regulations, we believe that our company is not required to obtain any prior permission from any PRC governmental authorities (including the CSRC) for consummating this offering, given that our company is a blank check company incorporated in the state of Nevada and our management are located outside of China and we do not have any subsidiary or operation in China. As a result, we believe that our company is not required to obtain any material licenses or approvals.

As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, there remains some uncertainty and no assurance as to how our interpretations to the M&A Rules, the Opinions and the Trial Measures will be interpreted or implemented by the relevant PRC governmental authorities, including the CSRC, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or adopt new interpretation of existing rules that would require us to obtain CSRC or other PRC governmental approvals for this offering or, in the context of an overseas offering or if we decide to consummate the business combination with a target business based in and primarily operating in China.

If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, or for our business combination with a target business based in and primarily operating in China, or approval obtained for the business combination is subsequently rescinded, we may face adverse actions or sanctions by the CSRC or other PRC governmental authorities. For example, we may be required to register with the CSRC following the Offering as a result of the Trial Measures. These governmental authorities may delay this offering or a potential business combination, impose fines and penalties, limit our operations in China, or take other actions that could result in our inability to consummate an initial business combination with a China-based business, or materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities or the continued listing on a U.S. exchange. Any changes in PRC law, regulations, or interpretations may severely affect our operations after this offering.

It is uncertain whether our significant ties to Hong Kong and China would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination.

We have certain ties with Hong Kong and China, as some of our directors and officers have held or continue to hold positions in companies with operations in mainland China or Hong Kong, and our sponsor B is an entity incorporated in Hong Kong, controlled by an individual based on Hong Kong. Our ties with China may make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination.

Cash-Flow Structure of a Company Based in China.

The PRC government also has significant authority to exert restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors that may apply to us or to a post-acquisition company if we acquire a company that is based in China in an initial business combination. Currently, we are a single entity and do not make any internal cash transfers. However, if our organizational structure expands, or if we consummate an initial business combination with a company based in China, though we do not plan to, we may rely on dividends and other distributions from our future operating company in China to provide us with cash flow and to meet our other obligations. Such payments would be subject to restrictions on dividends as current regulations in China would permit our PRC operating company to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, an operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

In addition, we may be subject to restrictions on currency exchange as the PRC government may limit or eliminate our ability to utilize cash generated in Renminbi, or RMB to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our securities, and may limit our ability to obtain foreign currency through debt or equity financing. Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in PRC and limit our ability to utilize our cash flow effectively following our initial business combination. PRC regulation on loans to, and direct investment in, a PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to a PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

These restrictions will restrict our ability to distribute earnings from our businesses, including subsidiaries, to the parent company and U.S. investors as well as the ability to settle amounts owed under contractual agreements. In addition, fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollars of dividends payable on, our shares in foreign currency terms.

To date, we have not pursued an initial business combination and there have not been any capital contributions or shareholder loans by us to any PRC entities, we do not yet have any subsidiaries, and we have not received, declared or made any dividends or distributions.

Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in the PRC and limit our ability to utilize our cash flow effectively following our initial business combination.

China’s State Administration of Foreign Exchange, or SAFE, promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, or Circular 59, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or Circular 45. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and Circular 16 could result in administrative penalties.

As such, Circular 19 and Circular 16 may significantly limit our ability to transfer the proceeds of this offering to a PRC target company and the use of such proceeds by the PRC target company.

In addition, following our initial business combination with a PRC target company, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. Currently, foreign invested enterprises (“FIE”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following our initial business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE.

We cannot assure you the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

Risks Relating to Completing a Business Combination

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors. Our amended and restated articles of incorporation prohibit us from effectuating a business combination with another blank check company or similar company with nominal operations. Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence.

Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholder or rights holder who choose to remain securities holders following the business combination could suffer a reduction in the value of their securities. Such securities holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

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The digital asset industry may be subject to heightened regulatory scrutiny from the SEC, CFTC, or other regulatory agencies.

Although we have not selected any specific business combination target, we may focus our search on companies operating in the financial technology, digital asset and energy solutions sectors. The digital asset industry is currently experiencing increased regulatory attention and rapidly evolving frameworks by U.S. and international authorities, including, but not limited to, the SEC and Commodity Futures Trading Commission (CFTC). In addition, if we pursue a business combination with a target that operates outside the United States, we will also be subject to the regulatory frameworks of such foreign jurisdictions, including, for example, laws and regulations relating to digital asset compliance and licensing requirements. Any changes to, or uncertainties in, such foreign regulatory regimes could materially affect our ability to identify and consummate a business combination and the post-combination operations and value of the target business. Heightened scrutiny may result in increased compliance costs, potential restrictions, delays in completing a business combination, or even inability to consummate a transaction in this sector. Any regulatory enforcement action, changes in applicable laws or regulations, or differing interpretations of existing regulations could have a material adverse effect on our ability to identify and complete a business combination and on the operating results and value of any business with which we combine.

Blockchain and cryptocurrency assets are subject to extreme price volatility and technological obsolescence.

If we consummate a business combination with a target in the blockchain or cryptocurrency industry, we will be subject to the risks inherent in these assets and the underlying technologies, which have exhibited extreme price fluctuations and are subject to rapid technological change. The market prices of crypto assets can be highly volatile, driven by myriad market, regulatory, security, and network factors that are often unpredictable. Furthermore, blockchain and associated technologies are still developing and may be rendered obsolete or substantially less valuable by new technological innovations. Such volatility or obsolescence may impair the target’s operations, financial performance, or prospects, and therefore materially and adversely affect the value of your investment.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. The past performance of our management team or their respective affiliates is not a guarantee of either (i) success with respect to any business combination we may consummate; or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of any future performance.

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Each of our sponsors have the ability to remove itself as the Company’s sponsor or to substantially reduce each of their interests in the Company before identifying a business combination, which may result in change in the strategy and focus of our Company in pursuing a business combination.

Each of our sponsors may surrender or forfeit, transfer or exchange our founder shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. [In addition, the members of each of our sponsors could, with the permission of the sponsor’s managing member, transfer their membership interests in the sponsor, thereby transferring control of such sponsor to a third party.] Through the forgoing means, each of our sponsors may remove itself as the Company’s sponsor, substantially reduce such sponsor’s interests in the Company, or have its control transferred to a third party before we identify a business combination. Any such reduction of the interests of either of our sponsors in the securities of the Company or transfer of sponsor interests may lead to the sponsor’s managing member no longer having voting power or control over the affairs of the Company in pursuing a business combination. This could also result in a change to our management team, acquisition strategy and criteria and our industry focus without stockholders having the ability to consider the merits of a change in the management team.

Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation or governmental investigations unrelated to our business affairs could materially impact our ability to consummate an initial business combination.

Officers or directors and companies with which they are affiliated have been, and in the future will continue to be, involved in a wide variety of business affairs, including transactions, such as sales and purchases of businesses, and ongoing operations. As a result of such involvement, members of our management and companies with which they are affiliated in past have been, and may in the future continue to be, involved in civil disputes and litigation and governmental investigations relating to their business affairs unrelated to our company which may progress. Given our management’s extensive involvement in financial services, asset management, insurance and other regulated industries, those civil disputes, litigation and governmental investigations could involve FINRA, SEC and/or state regulatory bodies and could result in settlements where parties are named publicly. Any such claims, investigations or settlements may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We intend to focus our search on companies operating in the financial technology, digital asset and energy solutions sectors. However, we may consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that the target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our rights will expire worthless.

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We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm or an independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional shares of common stock or shares of preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 4,000,000 shares of preferred stock, par value $0.0001 per share.

Immediately after this offering, there will be 89,762,500 (assuming that the underwriters have not exercised their over-allotment option and the forfeiture of 300,000 founder shares) authorized but unissued shares of common stock, available for issuance which amount does not take into account shares reserved for issuance upon conversion of outstanding rights. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.

We may issue a substantial number of additional shares of common stock or shares of preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our amended and restated articles of incorporation provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond the combination window, or (y) amend the foregoing provisions. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a stockholder vote.

The issuance of additional shares of common stock or shares of preferred stock:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of common stock if shares of preferred stock are issued with rights senior to those afforded our common stock;

●	could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

●	may adversely affect prevailing market prices for our units, common stock and/or rights;

●	may make us a less attractive target and thereby make it more difficult for us to complete an initial business combination; and

●	may impact our ability to complete a financing in connection with our initial business combination or the price at which such financing may be completed.

We may issue shares of our common stock to investors in connection with our initial business combination at a price which is less than the prevailing market price of our of common stock at that time.

In connection with our initial business combination, we may issue shares of common stock to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share, or at a price which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00 per share. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity and to complete the business combination. Such arrangements result in costs particular to the business combination process that would not generally be incurred in a traditional IPO. Such agreements may be structured in a way intended to ensure a return on investment to the investor in return for funds facilitating the completion of the business combination. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. If we are not able to secure such financing and there are significant redemption from our trust account, it is possible that we might not be able to complete an initial business combination.

The grant of registration rights to our insiders and holders of our private units may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our insiders and their permitted transferees can demand that we register the founder shares, private units, the units issuable upon conversion of working capital loans and any common stock issuable upon the conversion of the rights underlying the private units or the units issued upon conversion of working capital loans (the “working capital units”).

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We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the shares of common stock owned by our insiders or their respective permitted transferees are registered.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our rights will expire worthless.

We are dependent upon our executive directors and officers and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive directors and officers. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. In addition, our executive directors and officers are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

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Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the closing of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Nevada law.

We may have a limited ability to assess the management of a prospective target business which may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders or rights holders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The directors and officers of an acquisition candidate may resign upon the completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our directors and officers presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our insiders are, and in the future may become, affiliated with such entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our directors and officers that will limit their ability to work at other businesses. Our directors and officers presently and any in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

Our directors and officers presently and in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. In addition, our CEO and President, Molly Huang, has indirect interests in our Sponsor A. The remaining membership interests are held by third party investors that are not affiliated with members of our management.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our directors and officers may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the directors and officers that we feel are the best candidates. However, based on the existing relationships of our insiders, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

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While there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our insiders with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. We expect this company to have priority with respect to such acquisition opportunities because our goal is to complete a business combination with a strong target company and build a track record which includes the successful completion of our initial business combination before turning to other potential opportunities in the market for subsequently formed special purpose acquisition companies. As a result of the foregoing, we do not believe that any potential conflicts from our management team’s other business or investment ventures would materially affect our ability to complete our initial business combination.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive directors and officers will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Directors and officers.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our insiders, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Nevada law and we or our stockholders might have a claim against such individuals for infringing on our stockholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.

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We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our insiders or existing holders which may raise potential conflicts of interest.

In light of the involvement of our insiders with other entities, we may decide to acquire one or more businesses affiliated with our insiders or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our insiders are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Business Combination Criteria” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our insiders or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our insiders will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On November 8, 2025, the Sponsor A, paid $5,000 in exchange for 20,000 founder shares, or approximately $0.25 per share. On November 20, 2025, we issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share, or an aggregate of 2,855,000 Dividend Shares, in exchange for an additional consideration of $20,000, resulting in the Sponsor A holding an aggregate of 2,875,000 founder shares for a per share consideration of $0.0087. On March 5, 2026, the Sponsor A entered into a securities assignment agreement with the Sponsor B, pursuant to which, the Sponsor B acquired 560,000 founder shares for $4,872, for a per share consideration of $0.0087, and agreed to acquire 80,000 units in the private placement at $10.00 per unit to be consummated simultaneously with the consummation of this offering. Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 founder shares to Ms. Huang, (y) 40,000 founder shares to Mr. Kerkaert, (y) 20,000 founder shares to each of Mr. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering.

The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 11,500,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Up to 375,000 of the founder shares will be forfeited by the Sponsor A depending on the extent to which the underwriters’ over-allotment is exercised. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsors have committed to purchase an aggregate of 272,500 private units, consisting of one private share and one private right, that will also be worthless if we do not complete our initial business combination. Our insiders and members of our board of directors could make a substantial profit (approximately $25,000,000 with respect to the founder shares if the founder shares were to be sold at $10.00 per share and assuming the underwriters do not exercise their overallotment option) after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The personal and financial interests of our executive directors and officers may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 18-month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination.

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We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

●	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

●	our inability to pay dividends on our common stock;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private units will provide us with $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

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We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post- transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

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Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders or rights holders do not agree.

Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our insiders or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares in connection with such initial business combination, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their rights agreements. We cannot assure you that we will not seek to amend our amended and restated articles of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.

In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their rights agreements. For example, special purpose acquisition companies have amended the definition of business combination and increased redemption thresholds and extended the time to consummate an initial business combination. Amending our amended and restated articles of incorporation will require the approval of holders of 65% of our common stock and, solely with respect to any amendment to the terms of the rights or any provision of the rights agreement, 50% of the number of the then outstanding rights. In addition, our amended and restated articles of incorporation requires us to provide our public stockholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete an initial business combination within 18 months of the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination. If we seek to extend the time to consummate an initial business combination, we will be required to offer our stockholders the right to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account in connection with a stockholder vote relating to such extension. We cannot assure you that if we seek such extension that we will be able to maintain our the NASDAQ listing following such redemptions.

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The provisions of our amended and restated articles of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated articles of incorporation to facilitate the closing of an initial business combination that some of our stockholders may not support.

Our amended and restated articles of incorporation provide that any of its provisions related to pre- business combination activity (including the requirement to deposit proceeds of this offering and the private placements of the private units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. If we amend such provisions of our amended and restated articles of incorporation, we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a stockholder meeting (regardless of whether a stockholder votes on the proposed amendment and regardless of whether a stockholder votes for, votes against, or abstains with respect to the proposed amendment, if the stockholder elects to vote). In all other instances, our amended and restated articles of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the NRS or applicable stock exchange rules. Our insiders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans), may participate in any vote to amend our amended and restated articles of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated articles of incorporation which govern our pre- business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated articles of incorporation.

Our insiders have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares.

Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our insiders for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

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Certain agreements related to this offering may be amended without stockholder approval.

Each of the agreements related to this offering to which we are a party, other than the rights agreement and the investment management trust agreement, may be amended without stockholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our insiders; the registration rights agreement among us and our insiders; the private units purchase agreement between us and our sponsors; and the administrative services agreement between us and our Sponsor A. These agreements contain various provisions that our public stockholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private units and other securities held by our insiders. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our insiders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all.

To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the completion of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post- transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. These financing transactions are designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing stockholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our rights will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Our insiders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our insiders will own 20% of our issued and outstanding common stock (assuming they do not purchase any units in this offering and excluding the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated articles of incorporation. If our insiders purchase any units in this offering or if our insiders purchase any additional common stock in the aftermarket or in privately negotiated transactions, this would increase their control.

Neither our insiders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our sponsors, is and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the closing of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our insiders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our insiders will continue to exert substantial influence at least until the completion of our initial business combination.

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We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA), and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the CFIUS. In addition, certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership.

CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) that might be considered by CFIUS to be a covered transaction that CFIUS would have authority to review.

Our Sponsor A is currently managed by its manager, Molly Huang, who also serves as our director, CEO and President. Ms. Huang is a U.S. citizen and resident, and the Sponsor A is beneficially owned by Ms. Huang. Our Sponsor B, however, is currently managed by its manager, Yanjie Wang, a Hong Kong citizen and resident, and is indirectly, beneficially owned by Mr. Wang. As of the date of this prospectus, our Sponsor B is a “foreign person” as such terms are defined in 31 C.F.R. Part 800. If our Sponsor B is deemed to have such “control” over us as defined under 31 C.F.R. Section 800.208, among other parts, or we seek or receive investments from a non-U.S. investor, and the terms of such investment may confer such rights, authorities or votes that could result in “control” by such non-U.S. investors as defined therein, we could potentially be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS was expanded by FIRRMA to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business.

If our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the initial business combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our stockholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we only have 18 months to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may prevent us from completing the transaction and require us to liquidate. If we liquidate, our public stockholders may only receive $10.00 per common stock initially, and our rights will expire worthless. Our public stockholders may also lose the potential investment opportunity in a target company and the opportunity of realizing future gains on such investments through any price appreciation in the combined company.

The Excise Tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination and hinder our ability to consummate an initial business combination and decrease the amount of funds available for distribution in connection with a liquidation.

The Inflation Reduction Act of 2022, which, among other things, imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “Excise Tax”), subject to certain exceptions. If applicable, the amount of the Excise Tax is generally 1% of the aggregate fair market value of any stock repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. The Biden administration has proposed increasing the Excise Tax rate from 1% to 4%; however, it is unclear whether such a change will be enacted and, if enacted, how soon it could take effect.

Because we are a Nevada corporation and our securities will trade on the Nasdaq Global Market following the date of this prospectus, we will be subject to the Excise Tax with respect to any redemptions (including redemptions in connection with an extension vote or the initial business combination). Whether and to what extent we would be subject to the Excise Tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the structure of a business combination (including the timing of any domestication), (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of final regulations and other additional guidance from the U.S. Department of the Treasury (the “Treasury”). On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations.

Any Excise Tax that becomes payable as a result of any redemptions of our common stock (or other shares into which such common stock may be converted) would be payable by us and not by the redeeming holder. To the extent the Excise Tax is applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the stockholders of the combined company (including any of our stockholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of the Excise Tax. Consequently, the Excise Tax may make a transaction with us less appealing to potential business combination targets. Finally, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

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In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination, particularly an initial business combination in which substantial PIPE issuances are not contemplated.

On December 27, 2022, the U.S. Department of Treasury released Notice 2023-2, which provides taxpayers with interim guidance on the Excise Tax that may be relied upon until the IRS issues proposed Treasury regulations on such matter. Furthermore, Notice 2023-2 includes as one of its many exceptions to the Excise Tax, a distribution in complete liquidation of a “covered corporation” to which Section 331 of the Code applies (so long as Section 332(a) of the Code also does not apply). Consequently, we would not expect the Excise Tax to apply if there is a complete liquidation of our public shares under Section 331 of the Code. Nonetheless, we are not permitted to use the proceeds placed in the trust account and the interest earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act on any redemptions or stock buybacks by our company.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

Risks Relating to Our Securities

Our sponsors paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 2,875,000 founder shares, or approximately an average nominal price of $0.0087 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the share of common stock and none to the rights included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our insiders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming maximum redemption and no value is ascribed to the rights included in the units, the private units, the representative shares and the other public stockholders will incur an immediate and substantial dilution of approximately [ ]% or $[ ] per share, assuming no exercise of the underwriters’ over-allotment option, the difference between the pro forma net tangible book value per share after this offering of $[ ] and the initial offering price of $10.00 per unit.

The determination of the offering price of our units, the size of this offering and terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and rights underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	a review of debt to equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

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Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreements, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such rights holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such rights holder.

This choice-of-forum provision may limit a rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreements inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

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Our rights may have an adverse effect on the market price of our shares of common stock and make it more difficult to effectuate our initial business combination.

We will be issuing rights that will result in the issuance of up to 1,250,000 shares of common stock as part of the units offered by this prospectus and private rights that will result in the issuance of an additional 37,500 shares of common stock. The potential for the issuance of a substantial number of additional shares upon exercise or conversion of the foregoing securities could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised or converted, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, these securities may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying these securities could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these securities are exercised or converted, you may experience dilution to your holdings.

Holders of rights will not have redemption rights.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the rights will expire and holders will not receive any of such proceeds with respect to the rights.

We have no obligation to net cash settle the rights.

If we are unable to complete an initial business combination within the required time period and we redeem and distribute the funds held in the trust account, the rights will expire and holders will not receive any of such proceeds with respect to the rights.

Because each unit contains one right with eight rights to receive one common stock, the units may be worth less than units of other blank check companies.

Each unit contains one share of common stock and one right to receive one-eighth of one share of common stock. Accordingly, you must hold rights in multiples of eight in order to receive shares underlying the rights upon the consummation of our initial business combination. This is different from other offerings similar to ours whose units include one common stock and one right to receive one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the rights upon completion of an initial business combination since the rights will be converted in the aggregate for one-eighth of the number of shares compared to units that each contain one right to receive one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included one right to receive one whole share.

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General Risk Factors

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on the Nasdaq Global Market on or promptly after the date of this prospectus and our common stock and rights on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on the NASDAQ. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq Global Market’s listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the Nasdaq Global Market in the future or prior to our initial business combination. In order to continue listing our securities on the Nasdaq Global Market prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, based on the NASDAQ’s current listing standards, we must maintain a minimum market value of listed securities of $50,000,000 and a minimum number of 400 holders of our listed securities. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the Nasdaq Global Market’s initial listing requirements, which are more rigorous than the Nasdaq Global Market’s continued listing requirements, in order to continue to maintain the listing of our securities on the Nasdaq Global Market. For instance, based on the Nasdaq Global Market’s current listing standards, our stock price would be required to be at least $4.00 per share, the market value of our listed securities would be required to be at least $75 million (or we would need to satisfy certain stockholders’ equity or total assets and total revenue requirements) and we would be required to have a minimum of 400 round lot holders of our securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and rights will be listed on the NASDAQ, our units, common stock and rights will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NASDAQ, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

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Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending November 30, 2026. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes- Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any May 31 before that time, in which case we would no longer be an emerging growth company as of the following November 30. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparisons of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior May 31, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior May 31. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

●	costs and difficulties inherent in managing cross-border business operations;

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●	rules and regulations regarding currency redemption;

●	complex corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	exchange listing and/or delisting requirements;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	local or regional economic policies and market conditions;

●	unexpected changes in regulatory requirements;

●	challenges in managing and staffing international operations;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	underdeveloped or unpredictable legal or regulatory systems;

●	corruption;

●	protection of intellectual property;

●	social unrest, crime, strikes, riots and civil disturbances;

●	regime changes and political upheaval;

●	terrorist attacks and wars; and

●	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the ability of our directors and officers to generate a number of potential business combination opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	the trust account not being subject to claims of third parties; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units will be used as set forth in the following table.

	Without Over-allotment Option	Over-allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from private placement	2,725,000	2,725,000
Total gross proceeds	$102,725,000	$117,725,000
Estimated offering expenses(2)
Underwriting commissions(3)	$1,250,000	$1,437,500
Legal fees and expenses	260,000	260,000
Accounting fees and expenses	55,000	55,000
SEC/FINRA expenses	36,949	36,949
Exchange listing and filing fees	80,000	80,000
Printing and engraving expenses	30,000	30,000
Reimbursement of Underwriter Offering Expenses	150,000	150,000
Miscellaneous	30,551	30,551
% of public offering size	$1,872,500	$2,060,000
Proceeds after estimated offering expenses	$100,852,500	115,665,000
Held in trust account(4)	$100,000,000	115,000,000
% of public offering size	100%	100%
Not held in trust account	$852,500	$665,000

The following table shows the use of the approximately $852,500 (or $665,000 if over-allotment option is exercised in full) of net proceeds not held in the trust account. (5)

	Without Over-allotment Option		Over-allotment Option Exercised
	Amount	% of Total	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$120,000	14.08	120,000	18.05
Legal and accounting fees related to regulatory reporting obligations	50,000	5.87	50,000	7.52
Administrative and support services(6)	180,000	21.11	180,000	27.07
Continued Listing	80,000	9.38	80,000	12.03
D&O insurance	120,000	14.08	120,000	18.05
Director/officer compensation(7)	108,000	12.67	108,000	16.24
Miscellaneous	194,500	22.82	7,000	1.05
Total	$852,500	100.0	665,000	100.0

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(1)	Includes gross proceeds from this offering of $100,000,000 (or $115,000,000 if the underwriters’ overallotment option is exercised in full). Also reflects the amount payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	A portion of the offering expenses have been paid from the proceeds of loans from our Sponsor A of up to $500,000 as described in this prospectus. These loans will be repaid upon the closing of this offering out of the $662,500 (whether or not the underwriters’ overallotment option is exercised) of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are more than as set forth in this table, they will be repaid using a portion of the $852,500 (or $665,000 if the underwriters’ overallotment option is exercised in full) of offering proceeds not held in the trust account and set aside for post-closing working capital expenses. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	The underwriter will be entitled to an underwriting discount equal to 1.25% of the gross proceeds of this offering. In addition, the underwriters will receive representative shares equaling 0.75% of the units sold in this offering, or 75,000 shares of common stock, at the closing of this offering. If the underwriters’ over-allotment option is exercised in full, an additional 11,250 shares will be issued to the underwriters. See “Underwriting”.

(4)	The funds held in the trust account, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $[ ] per year, assuming an interest rate of [ ]% per year; however, we can provide no assurances regarding this amount.

(6)	Subsequent to the closing of this offering, we will pay our Sponsor A $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of our management team.

(7)	The company has agreed to enter into a certain offer letter with Mr. Verjee, our independent director nominee, pursuant to which the Company agrees to pay $3,000 per month from the closing of this offering until the conclusion of his term as a director of the Company.

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the $100,000,000 in gross proceeds we receive from this offering and the sale of the private units described in this prospectus, or $115,000,000 if the underwriters’ over-allotment option is exercised in full, $100,000,000 ($10.00 per share), or $115,000,000 ($10.00 per share) if the underwriters’ over-allotment option is exercised in full, will be deposited into a trust account with Equiniti Trust Company, LLC acting as trustee, after deducting $1,250,000 (or $1,437,500 if the over-allotment option is exercised in full) in underwriting commissions payable upon the closing of this offering, $662,500 to pay fees and expenses in connection with the closing of this offering, and $852,500 (or $665,000 if the over-allotment option is exercised in full) held outside the trust account for working capital purposes following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $[ ] per year, assuming an interest rate of [ ]% per year; however, we can provide no assurances regarding this amount.

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We expect that the interest earned on the trust account will be sufficient to pay income taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay our tax obligations and up to $100,000 to pay dissolution expenses, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the combination window, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our initial business combination within the combination window or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuit to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. However, our amended and restated articles of incorporation provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond the combination window or (y) amend the foregoing provisions.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our insiders or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Subsequent to the closing of this offering, we will pay our Sponsor A $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of our management team. Upon the completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our Sponsor A has agreed to loan us up to $500,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of the closing of this offering or the date on which the company determines not to conduct the offering described herein. The loan will be repaid upon the closing of this offering out of the $852,500 (whether or not the underwriters’ overallotment option is exercised) of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our insiders or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20.0% of our issued and outstanding common stock upon the consummation of this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

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DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the rights included in the units we are offering pursuant to this prospectus, the private units and the pro forma net tangible book value per share of our common shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the conversion of rights, which would cause the actual dilution to the public stockholders to be higher, particularly where cashless exercise is utilized. In addition, the calculation of dilution in this section assumes that no additional securities will be issued in connection with additional financing to facilitate an initial business combination. However, the Company may need to raise additional financing since the Company intends to seek an initial business combination with a target company with an enterprise value significantly greater than the net proceeds of the offering and the sale of private units. Net tangible book value per share (“NTBV”) is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common shares which may be redeemed for cash), as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, by the number of outstanding shares of common stock.

As of February 28, 2026, our net tangible book value was $(115,594), or approximately $(0.04) per common share. Assuming the maximum redemptions, after giving effect to the sale of 10,000,000 shares of common stock included in the units we are offering by this prospectus (or 11,500,000 shares of common stock if the underwriters’ over-allotment option is exercised in full), the private placements of private units, the issuance of the representative shares and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at February 28, 2026 would have been $5,000,008 or $1.53 per share (or $1.36 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of 9,582,393 shares of common stock that may be redeemed for cash, or 11,063,643 shares of common stock if the underwriters’ over-allotment option is exercised in full) of $1.57 per share (or $1.40 per share if the underwriters’ over-allotment option is exercised in full) to our insiders as of the date of this prospectus. Total dilution to public stockholders from this offering will be $8.47 per share (or $8.64 per share if the underwriters’ over-allotment option is exercised in full).

The following tables illustrate the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the rights included in the units and the private units:

No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions (1)
Public offering price	$10.00	10.00	10.00	10.00	10.00
Net tangible book value before this offering	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)
Decrease attributable to public stockholders and sale of the units	7.86	7.40	6.61	5.16	1.57
Pro forma net tangible book value after this offering	7.85	7.36	6.57	5.12	1.53
Dilution to public stockholders	$2.15	2.64	3.43	4.88	8.47
Percentage of dilution to public stockholders	21.50%	26.40%	34.30%	48.80%	84.70%

(1)	The numbers set forth in this column assume that 9,588,384 public shares (or 11,069,634 public shares if the underwriters’ over-allotment option is exercised in full) are redeemed, which is the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,001.

Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions (1)
Public offering price	$10.00	10.00	10.00	10.00	10.00
Net tangible book value before this offering	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)
Decrease attributable to public stockholders and sale of the units	7.89	7.40	6.60	5.08	1.38
Pro forma net tangible book value after this offering	7.85	7.35	6.56	5.08	1.36
Dilution to public stockholders	$2.15	2.64	3.44	4.92	8.64
Percentage of dilution to public stockholders	21.50%	26.40%	34.40%	49.20%	86.40%

(1)	The numbers set forth in this column assume that 9,588,384 public shares (or 11,069,634 public shares if the underwriters’ over-allotment option is exercised in full) are redeemed, which is the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,001.

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $100,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations, divided by the number of shares of common stock sold in this offering.

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The following table sets forth information with respect to our insiders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Insiders(1)	2,500,000	19.57%	25,000	0.02%	0.01
Private Shares	272,500	2.13%	2,725,000	2.65%	10.00
Public Stockholders	10,000,000	78.29%	100,000,000	97.32%	10.00
	12,772,500	100.00%	102,750,000	100.00%

(1) Assumes that 375,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

The pro forma net tangible book value per share after the offering is calculated as follows:

No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Numerator:
Net tangible book deficit before this offering	(115,594)	(115,594)	(115,594)	(115,594)	(115,594)
Net proceeds from this offering and sale of the private units, net of expenses(1)	100,812,500	100,812,500	100,812,500	100,812,500	100,812,500
Plus: Offering costs accrued in advance, excluded from tangible book value	186,942	186,942	186,942	186,942	186,942
Less: Proceeds held in trust subject to redemption(2)	-	(23,970,960)	(47,941,920)	(71,912,880)	(95,883,840)
	100,883,848	76,912,888	52,941,928	28,970,968	5,000,008
Denominator:
Common shares issued and outstanding prior to this offering	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000
Common shares forfeited if over-allotment is not exercised	(375,000)	(375,000)	(375,000)	(375,000)	(375,000)
Common shares included in the units offered	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Common shares included in the private units	272,500	272,500	272,500	272,500	272,500
Common shares included in the representative shares	75,000	75,000	75,000	75,000	75,000
Less: Shares subject to redemption	-	(2,397,096)	(4,794,192)	(7,191,288)	(9,588,384)
	12,847,500	10,450,404	8,053,308	5,656,212	3,259,116

(1)	Expenses applied against gross proceeds include offering expenses of 662,500 and underwriting commissions of $1,250,000 (excluding representative shares and any deferred underwriting compensation shares). See “Use of Proceeds.”

(2)	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our insiders or their affiliates may purchase shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Numerator:
Net tangible book deficit before this offering	(115,594)	(115,594)	(115,594)	(115,594)	(115,594)
Net proceeds from this offering and sale of the private units, net of expenses(1)	115,625,000	115,625,000	115,625,000	115,625,000	115,625,000
Plus: Offering costs accrued in advance, excluded from tangible book value	186,942	186,942	186,942	186,942	186,942
Less: Proceeds held in trust subject to redemption(2)	-	(27,674,085)	(55,348,170)	(83,022,255)	(110,696,340)
	115,696,348	88,022,263	60,348,178	32,674,093	5,000,008
Denominator:
Common stock issued and outstanding prior to this offering	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000
Common stock forfeited if over-allotment is not exercised	-	-	-	-	-
Common stock included in the units offered	11,500,000	11,500,000	11,500,000	11,500,000	11,500,000
Common stock included in the private units	272,500	272,500	272,500	272,500	272,500
Common shares included in the representative shares	86,250	86,250	86,250	86,250	86,250
Less: Shares subject to redemption	-	(2,767,409)	(5,534,817)	(8,302,226)	(11,069,634)
	14,733,750	11,966,342	9,198,933	6,431,525	3,664,116

(1)	Expenses applied against gross proceeds include offering expenses of $662,500 and underwriting commissions of $1,250,000 (excluding representative shares and any deferred underwriting compensation shares). See “Use of Proceeds.”

(2)	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our insiders or their affiliates may purchase shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

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CAPITALIZATION

The following table sets forth our capitalization at February 28, 2025, and as adjusted to give effect to the filing of our amended and restated articles of incorporation, the sale of 10,000,000 units in this offering for $100,000,000 (or $10.00 per unit), the sale of 272,500 private units for $2,725,000 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	[ ], 2026
	Actual	As Adjusted(3)
Notes payable to related party(1)	$232,014	-
Common stock subject to possible redemption, 0 shares actual and 9,588,384 shares as adjusted(2)	$-	95,883,840
Common stock, $0.0001 par value, 500,000,000 shares authorized, 2,875,000 and 2,917,607 shares issued and outstanding, actual and as adjusted, respectively (excluding 0 and 9,588,384 shares subject to possible redemption), actual and as adjusted, respectively(4)(5)	$288	292
Additional paid-in capital	$84,712	-
Subscription receivable	$-	-
Accumulated (deficit) equity	$(13,652)	4,999,716
Total stockholders’ equity	$71,348	5,000,008
Total capitalization	$303,362	100,823,938

(1)	Our Sponsor A may loan us up to $500,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private units. As of February 28, 2025, we had borrowed $232,014 under the promissory note.

(2)	Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares.

(3)	Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 375,000 founder shares.

(4)	On November 20, 2025, we issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share resulting in our insiders holding an aggregate of 2,875,000 founder shares.

(5)	Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes. While redemptions in connection with a business combination cannot cause our net tangible assets to fall below $5,000,001, all common stock are redeemable and classified as such on the balance sheet until such date that a redemption event takes place.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on October 30, 2025 as a Nevada corporation and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor have anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Although we will not limit our search to any particular industry, we intend to focus our search for a target business in the financial technology, compute infrastructure, and energy solutions sectors. In addition, although we will not limit our search to any particular geographic region, we will not undertake our initial business combination with any company being based in or having the majority of the company’s operations in China (including Hong Kong and Macau).

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, the proceeds of the sale of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), other securities issuances, or a combination of the foregoing.

The issuance of additional equity or equity-linked securities in connection with a business combination to the owners of the target or other investors:

●	may significantly reduce the equity interest of investors in this offering;

●	may subordinate the rights of holders of common stock of the Company if preferred stock is issued with rights senior to those holders of our common stock;

●	could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities or otherwise incur significant debt to banks or other lenders or the owners of a target, it could result in:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due, if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of such covenants;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy, and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of February 28, 2026 and November 30, 2025, we had cash of $26,149 and $20,000 and deferred offering costs of $186,942 and $50,000, respectively. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenue until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

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Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through $85,000 paid by the sponsors to cover certain of our offering and formation costs in exchange for the issuance of the founder shares to our sponsors and $500,000 in loans available from our Sponsor A.

We estimate that after deducting (x) $1,250,000 (or $1,437,500 if the over-allotment option is exercised in full) in underwriting commissions payable upon the closing of this offering, (y) $662,500 to pay fees and expenses in connection with the closing of this offering, and (z) $852,500 (or $665,000 if the over-allotment option is exercised in full) held outside the trust account for working capital purposes following this offering, from the net proceeds from the sale of the units in this offering and the sale of the private units for an aggregate purchase price of $102,725,000 (or $117,725,000 if the underwriters’ over-allotment option is exercised in full), $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. The remaining approximately $852,500 (or $665,000 if the underwriters’ over-allotment option is exercised in full) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $662,500, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $662,500, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account. We may withdraw interest to pay our taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $852,500 (or $665,000 if the over-allotment option is exercised in full) of proceeds held outside the trust account (assuming our offering expenses are as expected). We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditure required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our insiders or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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We expect our primary liquidity requirements during that period to include approximately $120,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $50,000 for legal and accounting fees related to regulatory reporting requirements; $80,000 for NASDAQ and other continued listing expenses; $120,000 for directors’ and officers’ liability insurance; $180,000 for office space, utilities and secretarial and administrative support; $108,000 for certain director compensation; and approximately $194,500 for general working capital that will be used for miscellaneous expenses and reserves. These amounts are estimates and may differ materially from our actual expenses.

Moreover, depending on, among other factors, the valuation of our business combination target company, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public stockholders may suffer significant dilution and those securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness may have rights that are senior to our equity securities and could contain covenants that restrict our operations. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering.

Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On November 8, 2025, the Sponsor A, paid $5,000 in exchange for 20,000 founder shares, or approximately $0.25 per share. On November 20, 2025, we issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share, or an aggregate of 2,855,000 Dividend Shares, in exchange for an additional consideration of $20,000, resulting in the Sponsor A holding an aggregate of 2,875,000 founder shares for a per share consideration of $0.0087. On March 5, 2026, the Sponsor A entered into a securities assignment agreement with the Sponsor B, pursuant to which, the Sponsor B acquired 560,000 founder shares for $4,872, for a per share consideration of $0.0087, and agreed to acquire 80,000 units in the private placement at $10.00 per unit to be consummated simultaneously with the consummation of this offering. Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 founder shares to Ms. Huang, (x) 40,000 founder shares to Mr. Kerkaert, (y) 20,000 founder shares to each of Mr. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering.

The number of founder shares outstanding was determined based on the expectation that the total size of the offering would be a maximum of 11,500,000 units if the underwriters’ over- allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after the offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Up to 375,000 founder shares will be forfeited by our Sponsor A depending on the extent to which the underwriters’ over-allotment option is not exercised.

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Our sponsors have committed, pursuant to a written agreement, to purchase 272,500 private units, at $10.00 per unit, including 192,500 units for the Sponsor A, and 80,000 for the Sponsor B, respectively, for an aggregate purchase price of $2,725,000 (whether or not the over-allotment option is exercised). The private units are identical to the units sold in this offering except that the private units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination. A portion of the purchase price of the private units will be added to the proceeds from this offering and the private placement to be held in the trust account such that at the time of closing $100,000,000 ($10.00 per share), or $115,000,000 ($10.00 per share) if the underwriters exercise their over-allotment option in full, will be held in the trust account. If we do not complete our initial business combination within the combination window, the private units (and the underlying securities) will expire worthless. Upon separation, the private units will be separated into 272,500 private shares and 272,500 private rights.

On November 8, 2025, our Sponsor A agreed to loan us an aggregate amount of up to $500,000 to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of December 31, 2026 or the closing of this offering. As of February 28, 2026 and November 30, 2025, we had borrowed $232,014 and $158,562 under the promissory note with our sponsor, respectively.

Our Sponsor A has agreed, commencing on the effective date of the registration statement of which this prospectus forms a part, we will reimburse our Sponsor A $10,000 per month, for up to 18 months, for office space, utilities and secretarial and administrative support made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No administrative service expense had been paid for the period from October 30, 2025 (inception) through February 28, 2026.

Our insiders or their affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our insiders or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our insiders or their affiliates may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $3,000,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. As of February 28, 2026 and November 30, 2025, we had no borrowings under the working capital loans.

Pursuant to a registration rights agreement we will enter into with our sponsors prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

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Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending November 30, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement. Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private units held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of February 28, 2026 and November 30, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

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PROPOSED BUSINESS

General

We are a newly organized blank check company formed as a Nevada corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Throughout this prospectus we will refer to this as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Although we will not limit our search to any particular industry, we intend to focus our search for a target business in the financial technology, compute infrastructure, and energy solutions sectors. In addition, although we will not limit our search to any particular geographic region, we will not undertake our initial business combination with any company being based in or having the majority of the company’s operations in China (including Hong Kong and Macau).

We intend to prioritize combinations where we see significant opportunity for attractive risk adjusted investor returns driven by the dynamics of a public listing. Since our team has experience and contacts in many different industries within and outside financial services, if we find a quality combination in an industry outside of financial services, we may choose to pursue that combination. We believe we can capitalize on the network and ability of our management team to identify, acquire, and manage a business. We intend to find a combination that can benefit from our experience, support infrastructure, and differentiated global network.

Business Strategy

Our management team’s primary goal is to enhance stockholder value by applying its operational and business management expertise to identify targets with established track record and organic growth potential for acquisition. In line with this approach, we have outlined several key focus areas that we consider important when evaluating potential acquisition targets. While these focus areas will guide our evaluation process, we may choose to depart from them if circumstances warrant:

●	Leadership profile: We prioritize acquiring businesses that are led by visionary management teams with a demonstrated history of delivering growth and profitability. Our focus is on leaders who not only possess deep operational expertise but also have a clear, forward-looking strategy for their company’s future. We believe that a compelling vision, combined with a proven ability to execute and adapt, is essential for sustained value creation. Whether the business has already established a strong performance record or is structured around an innovative model that is likely to attract public market interest, we seek management teams who can articulate and realize ambitious goals, inspire their organizations, and navigate the complexities of scaling as a public company.

●	Growth trajectory: We seek to acquire companies that have demonstrated the ability to generate consistent revenue streams and maintain profitability over time. Our ideal targets are those with established business models and operational discipline, ensuring a solid foundation for ongoing financial performance. Building on the foundation set by past success, the ideal targets should be poised to succeed in the future as well. This includes organizations with continued opportunities to scale—whether by accelerating organic growth, entering new markets, or pursuing strategic acquisitions.

●	Operational excellence: We actively seek out businesses that exemplify operational excellence as a core part of their identity. This means we prioritize companies that have established robust, efficient processes across their operations, enabling them to consistently deliver high-quality products or services while controlling costs and minimizing waste. Effective management is a key component—leaders who set clear objectives, monitor performance rigorously, and foster accountability throughout the organization are better positioned to drive sustainable results.

●	Upside potential: We seek acquisition targets where we can capitalize on a compelling valuation relative to their intrinsic and future potential. Our approach is to identify businesses that not only demonstrate the ability to generate steady cash flows and operational efficiencies, but are also positioned for further value creation. In our evaluation, we prioritize companies where we see clear opportunities to unlock additional value—whether through organic growth, cost optimization, or strategic expansion, including follow-on acquisitions. We also assess the potential for future earnings growth and improvements in capital structure, aiming to deliver superior, risk-adjusted returns to stockholders by acquiring businesses at attractive entry points and supporting their long-term growth trajectory.

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These focus areas are meant to serve as general considerations rather than an exhaustive list. Our assessment of any potential business combination may also take into account other relevant factors as determined by our management. If we decide to pursue a business combination with a target that does not meet these criteria, we will disclose this in our communications to stockholders regarding the transaction, such as proxy statements or tender offer documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Our Management Team

We intend to fully leverage our management team’s extensive and proprietary network of relationships across the business landscape—including corporate executives, private equity and venture capital firms, growth capital providers, investment banks, and specialized consultants—to identify, evaluate, and support high-quality business combination opportunities. Our team’s broad connectivity enables us to access a diverse pipeline of potential targets, including opportunities that may not be widely marketed or accessible to the general investment community.

In addition to these relationships, several officers or directors bring a deep track record in corporate finance, mergers and acquisitions, and strategic advisory roles. This experience provides us with unique perspectives and analytical rigor when assessing the financial health, operational strength, and long-term potential of prospective targets. Our ability to conduct thorough due diligence, evaluate complex capital structures, and understand industry-specific dynamics positions us to make informed decisions and add value throughout the acquisition process.

We believe that this combination of robust networks and specialized expertise not only enhances our ability to source attractive business combination candidates but also makes us a preferred partner for target companies seeking strategic growth and public market access. However, none of our management team is obligated to remain with the company after an acquisition transaction, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.

Maoli (Molly) Huang, CEO, President and director. Ms. Huang has served as our director, CEO and President since October 2025. Ms. Huang brings to the Company more than two decades of asset management, corporate finance and investment banking experience in senior executive and management roles. Before joining the Company, Ms. Huang acted as Managing Director of Amber Capital Asia, a Hong Kong investment management firm, from the United States from August 2024 to October 2025, overseeing the overall investment strategy, capital allocation and portfolio management for the firm, before transitioning to a consulting role for the company in the United States. Ms. Huang joined Amber Capital Asia after a period of freelancing consulting work for companies and entrepreneurs from June 2023 to August 2024. Previously Ms. Huang spent a decade at Seazen Group Holdings (SSE: 601155), a real estate and investment management company, and its portfolio companies, where she served in various senior executive roles, including as Head of Capital Market from 2012 to 2019 and Executive Director from 2012 to 2014 for Seazen Group Holdings, Managing Partner from 2015 to 2019 for Seazen Capital Partners in the US, Group Vice President from July 2019 to June 2023 for Seazen Development Holdings, and CEO of Seazen Asset Management Pte. Ltd. in Singapore, an asset management spun off from Seazen Development Holdings, from June 2021 to June 2023. From April 2007 to December 2011, prior to her tenure with Seazen Group, Ms. Huang was an executive director with the Investment Banking Division of The Goldman Sachs Group, Inc., where she led a number of IPOs and capital raising transactions for clients in Greater China region. Ms. Huang received her M.B.A. degree from the Wharton School of Business, University of Pennsylvania, and M.S. and B.S. degrees in economics from Nanjing University.

We believe Ms. Huang qualifies as a director because of her extensive investment banking and financial management experience.

Thomas Kerkaert, CFO and director. Mr. Kerkaert has served as our CFO and director since February 2026. Mr. Kerkaert has over 20 years of experience in senior finance and accounting leadership roles. Since March 2025, he has been served as the CFO of Double B Foods, Inc., a food manufacturing company, where he oversees finance and administrative functions. From March 2022 to August 2025, he served as the CFO of Riverbend Sandler Pools, a private equity-backed swimming pool contracting platform where he oversaw finance and accounting. From August 2020 to March 2022, he served as the CFO of Legacy Housing Corporation (NASDAQ: LEGH), where he oversaw SEC reporting, investor relations, and the broader finance organization for the manufactured homes producer. From July 2013 to August 2020, he held senior finance roles at Sandvik AB, a global industrial company, including controller, director of finance, and vice president of finance, with responsibility for finance and various management functions. Mr. Kerkaert received both his master’s degree in accounting and his bachelor’s degree in business management from the University of Arizona. He is a Certified Public Accountant in Texas and Arizona.

We believe Mr. Kerkaert qualifies as a director because of his extensive financial management experience.

Samir Parikh, independent director nominee. Mr. Parikh will become our independent director upon the listing our securities on the NASDAQ. Mr. Parikh has more than two decades of experience in public and private market investments. He has served as the sole Managing Partner at GiantLeap Capital, an investment management firm that he founded in 2021. Before founding GiantLeap, Mr. Parikh served as the Chief Investment Officer at Juna Capital, a family office, from 2018 to 2021, where he also advised hedge funds Hudson Bay Capital and Key Square Group. He also served as Head of Public Equities, Real Estate, at Fir Tree Partners, a leading global investment manager for institutional investors. Prior to his role at Fir Tree Partners, Mr. Parikh founded and managed Juna Capital Management, a hedge fund, from 2013 to 2016. Mr. Parikh received his M.B.A. degree from Harvard Business School, and B.A. degree in economics from the University of Chicago with honors.

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We believe Mr. Parikh qualifies as a director because of his extensive experience in public and private market management.

Irfan Verjee, independent director nominee. Mr. Verjee will become our independent director upon the listing our securities on the NASDAQ. Mr. Verjee has more than two decades of venture capital and investment management experience, with a particular focus on clean energy and green energy technologies. Mr. Verjee has served as the Managing Partner at Shomei Capital, an investment management he co-founded to focus on renewable energy and emerging technologies investments, since 2017. He has also served as Finance Director of Crop Intellect Ltd., an agricultural and environment technology firm, since July 2024, and as the CEO and director of Shomax Energy US Inc., a green fertilizing technology developer, since January 2021. Previously, Mr. Verjee served as CEO and director of Vestec, Inc., an artificial intelligence (AI) developer, from 2013 to 2015. He has also served as a portfolio manager and analyst at Kingdon Capital, a longstanding New York hedge fund, from 2000 to 2008. Mr. Verjee started his career at Oppenheimer Capital, an asset manager, where he worked from 1997 to 2000. Mr. Verjee received his BCom degree in finance and economics from McGill University.

We believe Mr. Verjee qualifies as a director because of his asset management and venture capital background.

Masahiro Honna, independent director nominee. Mr. Honna will become our independent director upon the listing our securities on the NASDAQ. Mr. Honna has more than two decades of experience in M&A and IPO advisory and investment management services. Mr. Honna has served as the Managing Director of KYGO Limited, a Hong Kong based investment management and advisory firm he founded, since 2009. From 2018 to 2022, Mr. Honna also served as the Managing Director of OWL Hong Kong Limited until its integration into KYGO Limited. Before founding KYGO Limited, Mr. Hanna spent almost a decade at Goldman Sachs from 2000 to 2009, where he worked as executive director in Tokyo and Beijing for several years on a variety of IPO and M&A advisory matters. Mr. Honna started his career at Nomura Securities, the major Japanese financial institution, as an analyst from 1997 to 2000. Mr. Honna received his Bachelor’s degree in International Relations from Tokyo University.

We believe Mr. Honna qualifies as a director because of the M&A advisory and investment management experience he brings.

None of our insiders has prior experience in special purpose acquisition companies, although they collectively have solid knowledge and experience in capital markets, investments as well as M&A. In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. See “Risk Factors — As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” on page 31 for additional information. The high level of competition may negatively impact the acquisition terms we are able to negotiate because, among other things, attractive target companies will be able to demand higher purchase prices and more favorable closing conditions, including minimum cash required in the trust account at closing or PIPE financing requirements and board designation rights with respect to the combined company.

The past performance of our management team or their respective affiliates is not a guarantee of either: (i) success with respect to any business combination we may consummate; or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of any future performance.

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For more information on the experience and background of our management team, see the section entitled “Management.”

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire companies within industries that exhibit strong characteristics including, but not limited to, the following:

●	Public market-ready scale;

●	Strong management team;

●	Recurring revenues;

●	High barrier to entry;

●	Long-term organic growth;

●	Consolidation opportunities to scale;

●	Attractive competitive dynamics;

●	Differentiated products or services; and

●	Strong cash flow conversion.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Initial Business Combination

We will have until the combination window to consummate our initial business combination. If we do not complete our initial business combination within the combination window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the rights included in the private units will expire worthless.

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NASDAQ rules and our amended and restated articles of incorporation require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (less any taxes payable on interest earned. Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or an independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post- transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, the proceeds of the sale of our shares in connection with our initial business combination (including any cash received from the sale of securities pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

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We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon the closing of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Initial Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, our officers or directors have developed a broad network of contacts and corporate relationships around the world, which includes private equity firms, venture capitalists and entrepreneurs. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, our officers or directors have developed contacts derived directly from serving on the boards of directors of several public and private companies.

This network has provided our management team with a flow of referrals, which in the past has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that this network will provide us with multiple investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention by various unaffiliated sources, including participants in our targeted markets and their advisors, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our insiders or their affiliates, be paid any finder’s fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction). In addition, commencing on the date of this prospectus, we will pay our Sponsor A $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of our management team. Any such payments prior to our initial business combination will be made from funds held outside the trust account.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with the insiders, or completing the business combination through a joint venture or other form of shared ownership with the insiders; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete an initial business combination with a target that is affiliated with the insiders, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or an independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm stating that such an initial business combination is fair to our company from a financial point of view.

The insiders will directly or indirectly own founder shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that the insiders (directly or indirectly) paid for the founder shares creates an incentive whereby they could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the combination window, the founder shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our insiders to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of the officers or directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination. See “Management — Conflicts of Interest” for additional information.

The low price that our insiders (directly or indirectly) paid for the founder shares creates an incentive whereby our management team could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the combination window, or by such earlier liquidation date as our board of directors may approve, the founder shares and private units (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay, in the closing of this initial public offering, up to $500,000 in loans made to us by our Sponsor A to cover offering-related and organizational expenses accrued prior to the offering, and we will reimburse our Sponsor A $10,000 per month, for up to 18 months, for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our insiders or their affiliates to finance transaction costs in connection with an intended initial business combination; up to $3,000,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our insiders or their affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company.

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The following table sets forth the payments to be received by our insiders from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to insiders:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
East West Ave LLC (sponsor A)	1,750,000 shares of common stock(1)	$20,128
	192,500 private units(1)	$1,925,000
	Up to $500,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.
	$10,000 per month	Office space, administrative and support services
	Up to $3,000,000 in working capital loans may be convertible into private units at a price of $10.00 per unit (collectively with other insiders)	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, and managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company
NFR Capital Limited (sponsor B)	560,000 shares of common stock	$4,872
	80,000 private units(1)	$800,000
	Up to $3,000,000 in working capital loans may be convertible into private units at a price of $10.00 per unit (collectively with other insiders)	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company
Molly Huang (manager of sponsor A and CEO of the Company)	100,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	See also information concerning East West Ave LLC (sponsor A) described elsewhere in this table	See also information concerning East West Ave LLC (sponsor A) described elsewhere in this table
Yanjie Wang (director of sponsor B)	See information concerning NFR Capital Limited (sponsor B) described elsewhere in this table	See information concerning NFR Capital Limited (sponsor B) described elsewhere in this table
Thomas Kerkaert (CFO of the Company)	$3,000 per month 40,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
Irfan Verjee (independent director nominee)	$3,000 per month	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
10,000 founder shares
Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company
Masahiro Honna (independent director nominee)	20,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
Samir Parikh (independent director nominee)	20,000 founder shares	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company	Services in connection with identifying, investigating and completing an initial business combination, or managing our operation as a public company.

(1)	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, or managing our operation as a public company

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Because our insiders acquired the founder shares at a nominal price of $0.0087, our public stockholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsors paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 2,875,000 founder shares, or approximately $0.0087 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.” Public stockholders will experience additional dilution from the issuance of common stock upon the conversion of any public rights and the issuance of common stock upon the conversion of any private rights. Additional shares may be issued upon the conversion of any private rights underlying private units issued upon conversion of working capital loans up to $3,000,000. As a result, the compensation to be paid and securities issued to the insiders, their affiliates, or promoters may result in a material dilution of the equity interests of public stockholders.

The following table sets forth information with respect to our insiders and the public stockholders:

	Shares Purchased			Total Consideration			Average Price
	Number	Percentage		Amount	Percentage		Per Share
Insiders(1)	2,500,000		%	$25,000		%	$0.0087
Private Shares	272,500		%	2,725,000		%	$10
Public Stockholders	10,000,000		%	100,000,000		%	$10
	12,772,500	100.00%		$102,750,000	100.00%

(1) Assumes that 375,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

Each of our directors and officers presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entities.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our directors and officers may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the directors and officers that we feel are the best candidates. However, based on the existing relationships of our insiders, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

Our insiders and their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our insiders could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. None of the entities to which our directors and officers currently owe fiduciary duties or contractual obligations are themselves in the business of engaging in business combinations. Besides, our sponsors are not involved in a fiduciary capacity with, nor have any contractual obligations to, any special purpose acquisition company. Therefore, as there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our insiders with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. As a result of the foregoing, we do not believe that any potential conflicts from our insiders’ other business or investment ventures would materially affect our ability to complete our initial business combination.

In addition, our insiders may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination.

However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

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Financial Position

With funds available for a business combination initially in the amount of $100,000,000 (assuming no redemptions) (or $115,000,000 (assuming no redemptions) if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Additional Financing

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of PIPE transactions or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing stockholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our insiders, directors or officers or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our insiders or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the officers or directors will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that officers or directors will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

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Stockholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated articles of incorporation. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons.

Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Nevada law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company.	No
Merger of target into a subsidiary of the company.	No
Merger of the company with a target	Yes

Under the NASDAQ’s listing rules, stockholder approval would be required for our initial business combination if, for example:

●	We issue (other than in a public offering for cash) shares of common stock that will either (a) be equal to or in excess of 20% of the number of our shares of common stock then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

●	Any of our directors, officers or substantial stockholders (as defined by NASDAQ rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares of common stock to be issued, or if the number of shares of common stock in which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers and (b) 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance in the case of any substantial securityholder; or

●	The issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by applicable law or stock exchange rule will be made by us, solely in our discretion, and will be based on business and other reasons, which include a variety of factors, including, but not limited to:

●	the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

●	the expected cost of holding a stockholder vote;

●	the risk that the stockholders would fail to approve the proposed business combination;

●	other time and budget constraints of the company; and

●	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

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Permitted Purchases of Our Securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our insiders or their affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our insiders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NASDAQ rules. However, other than as expressly stated herein, our insiders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public rights in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our insiders and their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public rights in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of common stock or public rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our insiders and their affiliates anticipate that they may identify the stockholders with whom our insiders or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of common stock) following our mailing of proxy materials in connection with our initial business combination. To the extent that insiders or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the stockholder meeting related to our initial business combination. Our insiders or their affiliates will select which stockholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

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Any purchases by our insiders or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our insiders or their affiliates will not make purchases of common stock if the purchases violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Additionally, in the event our insiders or their affiliates were to purchase shares or rights from public stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our insiders or their affiliates may purchase shares or rights from public stockholders outside the redemption process, along with the purpose of such purchases;

●	if our insiders or their affiliates were to purchase shares or rights from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by insiders or their affiliates would not be voted in favor of approving the business combination transaction;

●	our insiders or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our insiders or their affiliates, along with the purchase price;

●	the purpose of the purchases by our insiders or their affiliates;

●	the impact, if any, of the purchases by insiders or their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our insiders or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our insiders or their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

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Redemption Rights for Public Stockholders upon the Completion of Our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. Our insiders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they may hold in connection with the completion of our initial business combination.

Limitations on Redemptions

Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination (regardless of whether a stockholder votes on the proposed transaction (and regardless of whether a stockholder votes for, votes against, or abstains with respect to the transaction, if the stockholder elects to vote) or (ii) without a stockholder vote by means of a tender offer.

However, the redemption rights for the public stockholders are subject to certain limitations, including that under our amended and restated articles of incorporation, (i) a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, and (ii) as we may not consummate an initial business combination if we cannot maintain net tangible assets of $5,000,001 upon such business combination, we may only redeem up to such number of public shares that would permit us to maintain net tangible assets of $5,000,001. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited.

The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements.

Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. So long as we obtain and maintain a listing for our securities on the NASDAQ, we will be required to comply with the NASDAQ’s stockholder approval rules.

The requirement that we provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated articles of incorporation and will apply whether or not we maintain our registration under the Exchange Act or our listing on the NASDAQ. Such provisions may be amended if approved by holders of 65% of our common stock entitled to vote thereon. If we amend such provisions of our amended and restated articles of incorporation, we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a stockholder meeting.

If we provide our public stockholders with the opportunity to redeem their public shares in connection with a stockholder meeting, we will:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

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If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock casted (or such greater number of shares as is required by applicable law) are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Shares of common stock held by our insiders and holders of the representative shares will count towards this quorum and our insiders have agreed to vote any founder shares and private shares they hold and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock casted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, for purpose of seeking stockholder approval for our initial business combination, addition to our founder shares, private shares and representative shares, we would need additional 3,576,251 public shares to vote in order to obtain a quorum which will be, pursuant to our amended and restated articles of incorporation, a majority of our outstanding shares of common stock entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, 364,376 public shares, or 3.64% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of the business combination, or (ii) assuming all outstanding shares are present and voted, we need additional 3,576,251 public shares, or 35.76% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of a transaction (none of our insiders or their affiliates has indicated any intention to purchase units in this offering or any units or common stock in the open market or in private transactions other than the private units). These voting thresholds, and the voting agreements of our insiders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our initial business combination, which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsors will terminate any purchases of shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares.

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Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Stockholder Approval

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our insiders at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Delivering Stock Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

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There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until the combination window.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated articles of incorporation will provide that we will have only 18 months from the closing of this offering (or such later date pursuant to an approved extension) to complete our initial business combination. If we do not complete our initial business combination within such 18-month combination window, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our tax obligations and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within the combination window.

If we do not complete our initial business combination within the combination window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain stockholder approval to extend the combination window, our sponsor’s investment in our founder shares and private units will be worthless.

Our insiders will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their rights to liquidating distributions from the trust account with respect to any founder shares and independent director shares they hold if we fail to complete our initial business combination within the combination window or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. However, if our insiders or their affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the combination window.

Our insiders have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our tax obligations), divided by the number of then outstanding public shares.

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We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,087,500 (or $900,000 if the over-allotment option is exercised in full) of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00 per share. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00 per share.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriter of this offering and our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsors agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsors to reserve for such indemnification obligations, nor have we independently verified whether our sponsors have sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective targets businesses.

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In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and each or either of sponsors assert that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against such sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsors will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsors will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,087,500 (or $900,000 if the over-allotment option is exercised in full) from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000).

In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,087,500 (or $900,000 if the over-allotment option is exercised in full), we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,087,500 (or $900,000 if the over-allotment option is exercised in full), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under Nevada law, a stockholder may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution or such stockholder’s pro rata share of such claim, whichever is less.

The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the combination window may be considered a liquidating distribution under Nevada law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more). Any action or suit must be commenced within two years after the dissolution if the plaintiff could have known the underlying facts on or before the dissolution, or within three years after the date of dissolution in all other cases.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the combination window is not considered a liquidating distribution under Nevada law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 11.380 of the NRS, the statute of limitations for claims of creditors against stockholders could be three years after the plaintiff could have known the underlying facts.

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However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote.

Further, our sponsors may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsors will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the combination window, (ii) in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a stockholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 18 months from the closing of this offering (or such later date pursuant to an approved extension).

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	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share ), including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares.	If we seek stockholder approval of our initial business combination, our insiders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our insiders, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going- private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.	If we are unable to complete our initial business combination within 18 months from the closing of this offering (or such later date pursuant to an approved extension), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share ), including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares.

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	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the interest withdrawn in order to pay our taxes and working capital expenses (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our insiders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over- allotment option. None of the provisions of Rule 419 apply to our offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of Our offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$100,000,000 of the net proceeds of this offering and the sale of the private units will be deposited into a trust account located in the United States with Equiniti Trust Company, LLC acting as trustee.	Approximately $89,998,740 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$100,000,000 of the net proceeds of this offering and the sale of the private units held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

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	Terms of Our offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by any taxes paid or payable and, in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	We must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account (less any taxes payable on interest earned) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The common stock and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquity informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over- allotment option.	No trading of the units or the underlying common stock and rights would be permitted until the closing of a business combination. During this period, the securities would be held in the escrow or trust account.

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	Terms of Our offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock casted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

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	Terms of Our offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete an initial business combination within 18 months from the closing of this offering (or such later date pursuant to an approved extension), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and in all cases subject to the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except for the withdrawal of interest to pay our taxes, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or such later date pursuant to an approved extension), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.	The proceeds held in the escrow account are not released until the earlier of the closing of a business combination or the failure to effect a business combination within the allotted time.

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	Terms of Our offering	Terms Under a Rule 419 Offering
Delivering stock certificates in connection with the exercise of redemption rights	We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.	Many blank check companies provide that a stockholder can vote against a proposed business combination and check a box on the proxy card indicating that such stockholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such stockholders to arrange for delivery of its share certificates to verify ownership.

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	Terms of Our offering	Terms Under a Rule 419 Offering
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. In addition, our amended and restated articles of incorporation will provide that we will only redeem our public shares in connection with our initial business combination so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions.

However, we would not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies and blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources and relevant industry knowledge than us. Our ability to acquire larger target businesses will be limited by our available financial resources.

This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently utilize office space at 5725 S Valley View Blvd, Ste 5 #378094, Las Vegas, NV 89118 provided by our Sponsor A. We consider our current office space adequate for our current operations.

Employees

We currently have one executive officer: Molly Huang, who serves both as the Chief Executive Officer and Chief Financial Officer. Ms. Huang is not obligated to devote any specific number of hours to our matters but she intends to devote as much of her time as she deems necessary to our affairs until we have completed our initial business combination. The amount of time Ms. Huang will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

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We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending November 30, 2026 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior May 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any officers or directors in their capacity as such.

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MANAGEMENT

Directors and officers

Our directors and officers are as follows:

Name	Age	Position
Maoli (Molly) Huang	51	Chief Executive Officer, President and Director
Thomas Kerkaert	44	Chief Financial Officer and Director
Samir Parikh	50	Director
Irfan Verjee	50	Director
Masahiro Honna	52	Director

Maoli (Molly) Huang, CEO, President and director. Ms. Huang has served as our director, CEO and President since October 2025. Ms. Huang brings to the Company more than two decades of asset management, corporate finance and investment banking experience in senior executive and management roles. Before joining the Company, Ms. Huang acted as Managing Director of Amber Capital Asia, a Hong Kong investment management firm, from the United States from August 2024 to October 2025, overseeing the overall investment strategy, capital allocation and portfolio management for the firm, before transitioning to a consulting role for the company in the United States. Ms. Huang joined Amber Capital Asia after a period of freelancing consulting work for companies and entrepreneurs from June 2023 to August 2024. Previously Ms. Huang spent a decade at Seazen Group Holdings (SSE: 601155), a real estate and investment management company, and its portfolio companies, where she served in various senior executive roles, including as Head of Capital Market from 2012 to 2019 and Executive Director from 2012 to 2014 for Seazen Group Holdings, Managing Partner from 2015 to 2019 for Seazen Capital Partners in the US, Group Vice President from July 2019 to June 2023 for Seazen Development Holdings, and CEO of Seazen Asset Management Pte. Ltd. in Singapore, an asset management spun off from Seazen Development Holdings, from June 2021 to June 2023. From April 2007 to December 2011, prior to her tenure with Seazen Group, Ms. Huang was an executive director with the Investment Banking Division of The Goldman Sachs Group, Inc., where she led a number of IPOs and capital raising transactions for clients in Greater China region. Ms. Huang received her M.B.A. degree from the Wharton School of Business, University of Pennsylvania, and M.S. and B.S. degrees in economics from Nanjing University.

We believe Ms. Huang qualifies as a director because of her extensive investment banking and financial management experience.

Thomas Kerkaert, CFO and director. Mr. Kerkaert has served as our CFO and director since February 2026. Mr. Kerkaert has over 20 years of experience in senior finance and accounting leadership roles. Since March 2025, he has been served as the CFO of Double B Foods, Inc., a food manufacturing company, where he oversees finance and administrative functions. From March 2022 to August 2025, he served as the CFO of Riverbend Sandler Pools, a private equity-backed swimming pool contracting platform where he oversaw finance and accounting. From August 2020 to March 2022, he served as the CFO of Legacy Housing Corporation (NASDAQ: LEGH), where he oversaw SEC reporting, investor relations, and the broader finance organization for the manufactured homes producer. From July 2013 to August 2020, he held senior finance roles at Sandvik AB, a global industrial company, including controller, director of finance, and vice president of finance, with responsibility for finance and various management functions. Mr. Kerkaert received both his master’s degree in accounting and his bachelor’s degree in business management from the University of Arizona. He is a Certified Public Accountant in Texas and Arizona.

We believe Mr. Kerkaert qualifies as a director because of his extensive financial management experience.

Samir Parikh, independent director nominee. Mr. Parikh will become our independent director upon the listing our securities on the NASDAQ. Mr. Parikh has more than two decades of experience in public and private market investments. He has served as the sole Managing Partner at GiantLeap Capital, an investment management firm that he founded in 2021. Before founding GiantLeap, Mr. Parikh served as the Chief Investment Officer at Juna Capital, a family office, from 2018 to 2021, where he also advised hedge funds Hudson Bay Capital and Key Square Group. He also served as Head of Public Equities, Real Estate, at Fir Tree Partners, a leading global investment manager for institutional investors. Prior to his role at Fir Tree Partners, Mr. Parikh founded and managed Juna Capital Management, a hedge fund, from 2013 to 2016. Mr. Parikh received his M.B.A. degree from Harvard Business School, and B.A. degree in economics from the University of Chicago with honors.

We believe Mr. Parikh qualifies as a director because of his extensive experience in public and private market management.

Irfan Verjee, independent director nominee. Mr. Verjee will become our independent director upon the listing our securities on the NASDAQ. Mr. Verjee has more than two decades of venture capital and investment management experience, with a particular focus on clean energy and green energy technologies. Mr. Verjee has served as the Managing Partner at Shomei Capital, an investment management he co-founded to focus on renewable energy and emerging technologies investments, since 2017. He has also served as Finance Director of Crop Intellect Ltd., an agricultural and environment technology firm, since July 2024, and as the CEO and director of Shomax Energy US Inc., a green fertilizing technology developer, since January 2021. Previously, Mr. Verjee served as CEO and director of Vestec, Inc., an artificial intelligence (AI) developer, from 2013 to 2015. He has also served as a portfolio manager and analyst at Kingdon Capital, a longstanding New York hedge fund, from 2000 to 2008. Mr. Verjee started his career at Oppenheimer Capital, an asset manager, , where he worked from 1997 to 2000. Mr. Verjee received his BCom degree in finance and economics from McGill University.

We believe Mr. Verjee qualifies as a director because of his asset management and venture capital background.

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Masahiro Honna, independent director nominee. Mr. Honna will become our independent director upon the listing our securities on the NASDAQ. Mr. Honna has more than two decades of experience in M&A and IPO advisory and investment management services. Mr. Honna has served as the Managing Director of KYGO Limited, a Hong Kong based investment management and advisory firm he founded, since 2009. From 2018 to 2022, Mr. Honna also served as the Managing Director of OWL Hong Kong Limited until its integration into KYGO Limited. Before founding KYGO Limited, Mr. Hanna spent almost a decade at Goldman Sachs from 2000 to 2009, where he worked as executive director in Tokyo and Beijing for several years on a variety of IPO and M&A advisory matters. Mr. Honna started his career at Nomura Securities, the major Japanese financial institution, as an analyst from 1997 to 2000. Mr. Honna received his Bachelor’s degree in International Relations from Tokyo University.

We believe Mr. Honna qualifies as a director because of the M&A advisory and investment management experience he brings.

Number and Terms of Office of Directors and officers

Our board of directors consists of three members and is divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NASDAQ. The term of office of the first class of directors, consisting of [  ], will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of [  ], will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of [  ], will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated articles of incorporation.

Director Independence

The rules of NASDAQ require that a majority of our board of directors be independent within one year of our initial public offering. Our board of directors has determined that Samir Parikh, Irfan Verjee, Masahiro Honna are “independent directors” as defined in NASDAQ rules and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 founder shares to Ms. Huang, (x) 40,000 founder shares to Mr. Kerkaert, (y) 20,000 founder shares to each of Mr. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering.

In addition, we have offered to and our CFO, Mr. Kerkaert has accepted, an offer letter, dated January 16, 2026, which was effective from the date of the agreement until the earlier of: (i) the termination of the offer letter; (ii) the date that the Company consummates an initial business combination; (iii) the date the Company is wound up; or (iv) the date that he vacates his positions or he is removed or disqualified from his positions pursuant to the Company’s articles of incorporation. The offer letter provides that, during the term of the offer letter, Mr. Kerkaert, in addition to 40,000 founder shares to be transferred from Sponsor A pursuant to the securities transfer agreement discussed above, shall receive a monthly cash compensation of $3,000 from the date of the IPO until the conclusion of the term of the offer letter.

We have also offered to and our independent director nominee, Mr. Verjee has accepted, an offer letter, dated [ ], 2026, which was effective from the date of the offering until the earlier of: (i) the termination of the offer letter; (ii) the date that the Company consummates an initial business combination; (iii) the date the Company is wound up; or (iv) the date that he vacates his positions or he is removed or disqualified from his positions pursuant to the Company’s articles of incorporation. The offer letter provides that, during the term of the offer letter, Mr. Verjee, in addition to 10,000 founder shares to be transferred from Sponsor A pursuant to the securities transfer agreement discussed above, shall receive a monthly cash compensation of $3,000 from the date of the IPO until the conclusion of the term of the offer letter.

Lastly, commencing on the date that our securities are first listed on the Nasdaq Global Market through the earlier of consummation of our initial business combination and our liquidation, we will pay our Sponsor A $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of our management team. In addition, our insiders or their affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Our audit committee will review on a quarterly basis all payments that were made to our insiders or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our insiders or their affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or officers or directors who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that officers or directors maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive directors and officers may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive directors and officers that provide for benefits upon termination of employment.

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Committees of the Board of Directors

Upon the listing of our securities on the NASDAQ, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the listing of our securities on the NASDAQ, we will establish an audit committee of the board of directors. Samir Parikh, Irfan Verjee, and Masahiro Honna will serve as members of our audit committee, and Masahiro Honna will chair the audit committee. We expect all of the members of our audit committee to be independent.

Each member of the audit committee is financially literate and our board of directors has determined that Andrew B. McIntyre qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality- control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

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Compensation Committee

Upon the listing of our securities on the NASDAQ, we will establish a compensation committee of the board of directors. Samir Parikh, Irfan Verjee, and Masahiro Honna will serve as members of our compensation committee. Samir Parikh will chair the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	reviewing and discussing with management the Compensation Discussion and Analysis disclosure required by SEC regulations and determining whether to recommend to the board that such disclosure be included in our Annual Report on Form 10-K and any proxy statement for the election of directors;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to our Sponsor A of $10,000 per month, for up to 18 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

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Nominating and Corporate Governance Committee

Upon the listing of our securities on the NASDAQ, we will establish a nominating and corporate governance committee of the board of directors. The initial members of our nominating and corporate governance will be Samir Parikh, Irfan Verjee, and Masahiro Honna. Irfan Verjee will serve as chair of the nominating and corporate governance committee.

We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

●	identifying and screening individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

●	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

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Code of Business Conduct and Ethics

Prior to the consummation of this offering, we will adopt a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We have filed a copy of our form of the Code of Business Conduct and Ethics and our audit committee and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or NASDAQ rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

In general, directors and officers of a corporation incorporated under the laws of the State of Nevada are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our directors and officers presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entities.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our directors and officers may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the directors and officers that we feel are the best candidates. However, based on the existing relationships of our insiders, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

Our insiders and their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our insiders could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. None of the entities to which our directors and officers currently owe fiduciary duties or contractual obligations are themselves in the business of engaging in business combinations. Besides, our sponsors are not involved in a fiduciary capacity with, nor have any contractual obligations to, any special purpose acquisition company. Therefore, as there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our insiders with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. As a result of the foregoing, we do not believe that any potential conflicts from our insiders’ other business or investment ventures would materially affect our ability to complete our initial business combination.

In addition, our insiders may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination.

However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

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Below is a table summarizing the entities to which our executive directors and officers currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Maoli (Molly) Huang	Amber Capital Asia	Investment Management	Consultant
	East West Ave LLC	Sponsor of SPAC	Manager

Samir Parikh	GiantLeap Capital	Investment Management	Managing Partner

Irfan Verjee	Shomei Capital	Investment	Managing Partner
	Crop Intellect Ltd.	Agricultural Technology	Finance Director
	Shomax Energy US Inc.	Fertilizer Technology	CEO and Director

Masahiro Honna	KYGO Limited	M&A Advisory	Managing Director

Potential investors should also be aware of the following other potential conflicts of interest:

●	Our executive directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

●	Our insiders purchased founder shares prior to the date of this prospectus and will purchase private units in a transaction that will close simultaneously with the closing of this offering. Our insiders have entered into agreements with us, pursuant which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of our initial business combination. The other officers or directors have entered into agreements similar to the one entered into by our insiders with respect to any public shares acquired by them in or after this offering. Additionally, our insiders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. If we do not complete our initial business combination within the prescribed time frame, the private units will expire worthless. Furthermore, our insiders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) six months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination. In addition, we could agree to permit the holders of our founder shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our insiders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Subject to certain limited exceptions, the private units will not be transferable until following the completion of our initial business combination. Because each of our executive directors and officers will own common stock and rights directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

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●	Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

●	Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

In the event our insiders provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our insiders a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our insiders or completing the business combination through a joint venture or other form of shared ownership with our insiders; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our insiders, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or an independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our insiders or their affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

Further, commencing on the date our securities are first listed on the NASDAQ, we will also pay our Sponsor A $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of our management team.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, our insiders and underwriters have agreed to vote their founder shares, private shares, representative shares, and any public shares purchased during or after this offering in favor of our initial business combination.

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Limitation on Liability and Indemnification of Directors and officers

Our amended and restated articles of incorporation will provide that our directors and officers will be indemnified by us to the fullest extent authorized by Nevada law, as it now exists or may in the future be amended. In addition, our amended and restated articles of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated articles of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Nevada law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our directors and officers have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our executive directors and officers; and

●	all our executive directors and officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon conversion of rights as the rights are not convertible within sixty days of the date of this prospectus.

On November 8, 2025, the Sponsor A, paid $5,000 in exchange for 20,000 founder shares, or approximately $0.25 per share. On November 20, 2025, we issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share, or an aggregate of 2,855,000 Dividend Shares, in exchange for an additional consideration of $20,000, resulting in the Sponsor A holding an aggregate of 2,875,000 founder shares for a per share consideration of $0.0087. On March 5, 2026, the Sponsor A entered into a securities assignment agreement with the Sponsor B, pursuant to which, the Sponsor B acquired 560,000 founder shares for $4,872, for a per share consideration of $0.0087, and agreed to acquire 80,000 units in the private placement at $10.00 per unit to be consummated simultaneously with the consummation of this offering. Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 founder shares to Ms. Huang, (x) 40,000 founder shares to Mr. Kerkaert, (y) 20,000 founder shares to each of Mr. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering. Prior to the initial investment in the company of $25,000 by the sponsors, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 11,500,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Up to 375,000 of the founder shares will be forfeited by the Sponsor A depending on the extent to which the underwriters’ over-allotment is exercised. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, that the Sponsor A have forfeited 375,000 founder shares, and that there are 12,847,500 shares of common stock, consisting of (i) 10,000,000 shares of common stock, (ii) 2,500,000 founder shares, (iii) 272,500 private shares, (iv) 75,000 representative shares, issued and outstanding after this offering.

	Before Offering			After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
Maoli (Molly) Huang(3)(4)	2,315,000	(5)	80.52%	1,942,500	15.12%
Thomas Kerkaert	-		-%	40,000	*	%
Irfan Verjee	-		-%	10,000	*	%
Samir Parikh	-		-%	20,000	*	%
Masahiro Honna	-		-%	20,000	*	%
All executive directors and officers as a group (5 individuals)	2,315,000	(5)	80.52%	2,132,500	16.60%

Other 5% Stockholders
East West Ave LLC (our Sponsor A)(3)(4)	2,315,000	(5)	%			%
NFR Capital Limited(6)	560,000		%	640,000	4.98%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of the following is 5725 S Valley View Blvd, Ste 5 #378094, Las Vegas, NV 89118.
(2)	Interests shown include founder shares and private units.
(3)	Molly Huang, our CEO, President and director, is the manager of East West Ave LLC, the Sponsor A, which entitles her to have voting, dispositive or investment powers over the Sponsor A. Thus, she is deemed to have beneficial ownership of the shares held by the Sponsor A.
(4)	Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 founder shares to Ms. Huang, (x) 40,000 founder shares to Mr. Kerkaert; (y) 20,000 founder shares to each of Mr. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering.
(5)	Includes up to 375,000 founder shares that will be forfeited by the Sponsor A depending on the extent to which the underwriters’ over-allotment option is exercised.
(6)	Yanjie Wang is the sole director NFR Capital Limited, the Sponsor B, which entitles him to have voting, dispositive or investment powers over the Sponsor B. Thus, he is deemed to have beneficial ownership of the shares held by the Sponsor B.

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Immediately after this offering, our insiders will beneficially own 20.0% of our issued and outstanding common stock upon the consummation of this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Because of this ownership block, our insiders may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including amendments to our amended and restated articles of incorporation and approval of significant corporate transactions including our initial business combination.

Our Sponsor A and our Sponsor B have committed to purchase from us 192,500 units and 80,000 units, respectively, or 272,500 units total (collectively, the “private units”) at a price of $10.00 per unit, with each unit consisting of one share of common stock (the “private shares”) and one right to receive one-eighth (1/8) of a share of common stock upon the consummation of an initial business combination (each a “private right”), for an aggregate purchase price of $2,725,000 (whether or not the over-allotment option is exercised). These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

Molly Huang, our CEO, President and director, is the manager of East West Ave LLC, the Sponsor A, which entitles her to have the sole voting, dispositive or investment powers over the founder shares and private shares held by the Sponsor A. Yanjie Wang, a Hong Kong citizen and resident, is the sole director and the manager of NFR Capital Limited, the Sponsor B, which entitles him to have the sole voting, dispositive or investment powers over the founder shares and private shares held by the Sponsor B. In addition to Ms. Huang and Mr. Wang, each of Sponsor A and Sponsor B have some passive shareholders who do not have any voting or dispositive rights over the founder shares and private units held by Sponsor A or Sponsor B but would be entitled to receive founder shares and private units upon distribution by or liquidation of the sponsors.

Shareholders entitled to receive approximately 10% or more allocation of our securities owned by Sponsor A in aggregate include, assuming the over-allotment option is exercised in full, Molly Huang, a U.S. person and our CEO, who is entitled to receive 636,333 founder shares and 22,200 private units; Zhumei Yang, a U.S. person, who is entitled to receive 400,000 founder shares and 60,000 private units; Xin Gu, a U.S. person, who is entitled to receive 266,667 founder shares and 40,000 private unit;, and Viva Elegance Ltd, a limited company incorporated in British Virgin Islands and owned by Keran Ai, a Hong Kong resident, which is entitled to receive 240,000 founder shares.

Shareholders entitled to receive approximately 10% or more allocation of our securities owned by Sponsor B in aggregate include several passive shareholders of Sponsor B’s shareholder, G70 Vision Investment Ltd., a company incorporated in the British Virgin Islands (“G70 Vision”), including Techlex Advisory Limited, a company incorporated in the British Virgin Islands and owned by Dao Bian, a Hong Kong resident, which is entitled to receive 168,000 founder shares and 24,000 private units; Global 70 MFO Limited, a company incorporated in the British Virgin Islands and owned by Lu Sun, a Hong Kong person, which is entitled to receive 112,000 founder shares and 16,000 private units; Zhongming Lu, a Hong Kong person, who is entitled to receive 112,000 founder shares and 16,000 private units; Da Liu, a PRC person, who is entitled to receive 84,000 founder shares and 12,000 private units; and Fisso Investments Limited, a company incorporated in the British Virgin Islands and owned by Zhengdong Ni, a Hong Kong resident, which is entitled to receive 84,000 founder shares and 12,000 private units, in each case whether or not the over-allotment option is exercised.

A portion of the purchase price of the private units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $100,000,000 ($10.00 per share), or $115,000,000 ($10.00 per share) if the underwriters exercise their over-allotment option in full, will be held in the trust account. If we do not complete our initial business combination within the combination window, the private units will expire worthless.

Our sponsors, directors and officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Private Units

The founder shares, private units and any shares of common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our insiders and management team. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, (a) with respect to 50% of the founder shares, the earlier of (x) six months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination, provided, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up and (ii) in the case of the private units until after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any affiliate of our sponsors or to any member of the sponsors or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares and rights were originally purchased; (f) by virtue of the laws of the jurisdiction where each of our sponsors is incorporated or such sponsor’s organizational documents upon dissolution of either of both of our sponsors, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private units, which will be issued in a private placement simultaneously with the closing of this offering, (iii) the private shares and the shares of common stock underlying the private rights and (vi) the shares of common stock and (iv) the shares of common stock underlying the rights included in the units that may be issued upon conversion of working capital loans, will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $3.0 million of working capital loans are converted into private units, we will be obligated to register up to 3,537,562 shares of common stock. The number of shares of common stock includes (i) 2,875,000 founder shares, (ii) 272,500 shares of common stock underlying the private units, (iii) 46,000 representative shares, (iv) 272,500 shares of common stock underlying the working capital units, (v) 34,062 shares of common stock underlying the private rights, and (vi) 37,500 shares of common stock underlying the rights included in the working capital units. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 8, 2025, one of our sponsors, East West Ave LLC (the “Sponsor A”), paid $5,000 in exchange for 20,000 founder shares, or approximately $0.25 per share. On November 20, 2025, we issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share, or an aggregate of 2,855,000 founder shares (the “Dividend Shares”), in exchange for an additional consideration of $20,000, resulting in the Sponsor A holding an aggregate of 2,875,000 founder shares for a per share consideration of $0.0087. On March 5, 2026, the Sponsor A entered into a securities assignment agreement with NFR Capital Limited, the other sponsor (the “Sponsor B”), pursuant to which, the Sponsor B acquired 560,000 founder shares for $4,872, for a per share consideration of $0.0087, and agreed to acquire 80,000 units in the private placement at $10.00 per unit to be consummated simultaneously with the consummation of this offering. Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 founder shares to Ms. Huang, (x) 40,000 founder shares to Mr. Kerkaert, (y) 20,000 founder shares to each of Mr. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering. In addition, the Company has agreed to enter into an offer letter with Mr. Verjee, pursuant to which the Company agrees to pay $3,000 per month from the date the IPO is consummated until the conclusion of his term as a director of the Company. Prior to the initial investment in the company of $25,000 by the sponsors, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 11,500,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Up to 375,000 of the founder shares will be forfeited by the Sponsor A depending on the extent to which the underwriters’ over-allotment is exercised.

Our Sponsor A and our Sponsor B have committed to purchase from us 192,500 units and 80,000 units, respectively, or 272,500 units total (collectively, the “private units”) at a price of $10.00 per unit, with each unit consisting of one share of common stock (the “private shares”) and one right to receive one-eighth (1/8) of a share of common stock upon the consummation of an initial business combination (each a “private right”), for an aggregate purchase price of $2,725,000 (whether or not the over-allotment option is exercised). These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

On November 8, 2025, our Sponsor A agreed to loan us an aggregate amount of up to $500,000 to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of December 31, 2026 or the closing of this offering. As of February 28, 2026 and November 30, 2025, we had borrowed $232,014 and $158,562, respectively, under the promissory note with our sponsor.

We currently utilize office space at 5725 S Valley View Blvd, Ste 5 #378094, Las Vegas, NV 89118 from our Sponsor A. Subsequent to the closing of this offering, we will pay our Sponsor A $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of our management team. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Except as otherwise disclosed above and elsewhere in this prospectus, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our insiders or their affiliates, for services rendered prior to or in connection with the closing of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our insiders or their affiliates.

Prior to the closing of this offering, our sponsors may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of the closing of this offering or the date on which the company determines not to conduct the offering described herein.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our insiders or their affiliates may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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Any of the foregoing payments to our sponsors, repayments of loans from our sponsors or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, officers or directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares and private units which is described under the heading “Principal Stockholders — Registration Rights.”

In addition, although there are no current plans to do so, in order to facilitate our initial business combination or a PIPE financing or for any other reason determined by our sponsor in their sole discretion, our sponsors may surrender or forfeit, transfer or exchange our founder shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees.

Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

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DESCRIPTION OF SECURITIES

We are a Nevada corporation and our affairs are governed by our amended and restated articles of incorporation and the NRS. Pursuant to our amended and restated articles of incorporation which will be adopted prior to the consummation of this offering, we will be authorized to issue 100,000,000 shares of common stock, as well as 4,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated articles of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

Units

Public Units

Each unit has an offering price of $10.00 and consists of one share of common stock and one right. Each right entitles the holder thereof to receive one-eighth (1/8) of a share of common stock upon consummation of our initial business combination. We will not issue fractional shares. As a result, you must hold rights in multiples of 8 in order to receive shares for all of your rights upon closing of a business combination. The common stock and rights comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless the underwriters inform us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and rights.

In no event will the common stock and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the closing of this offering, which closing is anticipated to take place three business days after the date of this prospectus.

If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Additionally, the units that have not already been separated will automatically separate into their component parts in connection with the completion of our initial business combination and will no longer be listed thereafter.

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Private Units

The private units will not be transferable, assignable or salable until after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Units,” to our insiders or their affiliates). The private units are otherwise identical to the units sold in this offering except that the securities underlying the working capital units will be entitled to registration rights.

Working Capital Units

In order to finance transaction costs in connection with an intended initial business combination, our insiders or their affiliates may, but are not obligated to, loan us funds as may be required. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender, or “working capital units”.

The working capital units will not be transferable, assignable or salable until after the completion of our initial business combination. Otherwise, the working capital units are identical to the units sold in this offering except that the securities underlying the working capital units will be entitled to registration rights.

Common Stock

Prior to the date of this prospectus, there were 2,875,000 founder shares outstanding, all of which were held of record by our insiders, so that our insiders will own 20% of our issued and outstanding common stock (assuming they do not purchase any units in this offering and excluding the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Up to 375,000 of the founder shares will be forfeited by our insiders depending on the extent to which the underwriters’ over-allotment is exercised. Upon the closing of this offering, 12,847,500 of our shares of common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 375,000 founder shares by the Sponsor A) including:

●	10,000,000 shares of common stock underlying units issued as part of this offering;

●	75,000 representative shares issued as part of this offering;

●	272,500 shares of common stock underlying the private units; and

●	2,500,000 founder shares held by our insiders.

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Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of common stock (including the founder shares, private shares and representative shares) will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law. Unless specified in our amended and restated articles of incorporation, or as required by applicable provisions of the NRS or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination. Our board of directors is divided into three classes with only one class of directors being elected each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NASDAQ. We may not hold an annual meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares.

However, the redemption rights for the public stockholders are subject to certain limitations, including that under our amended and restated articles of incorporation, (i) a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, and (ii) as we may not consummate an initial business combination if we cannot maintain net tangible assets of $5,000,001 upon such business combination, we may only redeem up to such number of public shares that would permit us to maintain net tangible assets of $5,000,001. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited.

The amount in the trust account is initially anticipated to be $10.00 per public share. Our insiders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and public shares they hold in connection with the completion of our initial business combination.

In addition, the underwriters have agreed to (i) waive their redemption rights with respect to their representative shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their representative shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their representative shares if we fail to complete our initial business combination within the combination window. In addition, the underwriters have agreed to vote any representative shares held by them in favor of our initial business combination and any charter amendment associated with the extension of the combination period.

Unlike many special purpose acquisition companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated articles of incorporation requires these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock casted are voted in favor of our initial business combination. However, the participation of our insiders or their affiliates in privately negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained.

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If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares in open market transactions. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, our insiders have agreed to vote any founder shares and private shares they hold and any public shares purchased during or after this offering in favor of our initial business combination. As a result, for purpose of seeking stockholder approval for our initial business combination, addition to our founder shares, private shares and representative shares, we would need additional 3,576,251 public shares to vote in order to obtain a quorum which will be, pursuant to our amended and restated articles of incorporation, a majority of our outstanding shares of common stock entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, 364,376 public shares, or 3.64% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of the business combination, or (ii) assuming all outstanding shares are present and voted, we need additional 3,576,251 public shares, or 35.76% of the 10,000,000 public shares sold in this offering are needed to be voted in favor of a transaction (none of our insiders or their affiliates has indicated any intention to purchase units in this offering or any units or common stock in the open market or in private transactions other than the private units).

Pursuant to our amended and restated articles of incorporation, we have until 18 months from the closing of this offering to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month combination window, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. If we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the combination window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. Our insiders and the underwriters have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and representative shares if we fail to complete our initial business combination within the combination window, or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. However, if our insiders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

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In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares and Private Shares

Except as described below, the founder shares and private shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares and private shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our insiders have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares, private shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares, private shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the combination window, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares they hold if we fail to complete our initial business combination within the combination window or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period. If we submit our initial business combination to our public stockholders for a vote, our insiders and underwriters have agreed to vote their founder shares, private shares, representative shares and any public shares purchased during or after this offering in favor of our initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our directors and officers and other persons or entities affiliated with our sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of: (i) with respect to 50% of the founder shares, the earlier of (x) six months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination, provided, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Up to 375,000 founder shares will be forfeited by the Sponsor A, depending on the exercise of the over-allotment option.

The private units will not be transferable, assignable or salable until after the completion of our initial business combination (except to our directors and officers and other persons or entities affiliated with our sponsors, each of whom will be subject to the same transfer restrictions).

Representative shares

The underwriters have agreed to (i) waive their redemption rights with respect to their representative shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their representative shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their representative shares if we fail to complete our initial business combination within the combination window. In addition, the underwriters have agreed to vote any representative shares held by them in favor of our initial business combination and any charter amendment associated with the extension of the combination period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the public units pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the public units, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Otherwise, the representative shares are identical to the shares of common stock underlying the units sold in this offering.

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Preferred Stock

Our amended and restated articles of incorporation authorize 4,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-eighth (1/8) of a share of common stock upon consummation of our initial business combination, even if the holder of a public right converted all shares of common stock held by him, her or it in connection with the initial business combination or an amendment to our certificate of incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-eighth (1/8) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of 8 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

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Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the closing of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering, then we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the number of founder shares at 20.0% of our issued and outstanding common stock upon the consummation of this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Rights Agent

The transfer agent for our common stock and rights agent for our rights is Vstock Transfer, LLC. We have agreed to indemnify Vstock Transfer, LLC in its roles as transfer agent and rights agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Vstock Transfer, LLC has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our insiders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans), may participate in any vote to amend our amended and restated articles of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated articles of incorporation provide, among other things, that:

●	If we are unable to complete our initial business combination within the combination window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

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●	Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond the combination window or (y) amend the foregoing provisions;

●	Although we do not intend to enter into a business combination with a target business that is affiliated with our insiders, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking or an independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that such a business combination is fair to our company from a financial point of view;

●	If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on the NASDAQ, we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) by one of the two methods listed above.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the issued and outstanding common stock voted are voted in favor of the business combination. We chose our net tangible asset threshold of $5,000,001 to ensure that following a business combination we would avoid being subject to Rule 419 promulgated under the Securities Act.

●

So long as we obtain and maintain a listing for our securities on the NASDAQ, NASDAQ rules require that we must not consummate an initial business combination with one or more operating businesses or assets with a fair market value of at least 80% of the assets held in the trust account (less any taxes payable on interest earned at the time of the agreement to enter into the initial business combination;

●	If our stockholders approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their common stock (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein; and

●	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

Certain Anti-Takeover Provisions of Nevada law and our Amended and Restated Articles of Incorporation and Bylaws

Business Combinations

We will be subject to the provisions of Sections 78.411 to 78.444, inclusive, of the NRS regulating corporate takeovers upon completion of this offering. This statute generally prohibits a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person first became an interested stockholder, unless the combination or transaction was approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors, if within two years after the date in which the person became an interested stockholder, and is approved by the affirmative vote of stockholders representing at least 60% (for a combination within two years after the date of the transaction in which the person first became an interested stockholder) or a majority (for combinations between two and four years after the date of the transaction in which the person first became an interested stockholder) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:

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●	the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually and less certain dividends paid, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest compounded annually and less certain dividends paid, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock (plus accrued preferred dividends declared or due to such holders, unless such preferred dividends are already included in such liquidation value), if it is higher; and

●	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets (determined on a consolidated basis) of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than upon the conversion of the rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder under any agreement, arrangement or understanding, whether or not in writing, and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

We have opted out of the protections of Sections 78.411 to 78.444, inclusive, of the NRS in our amended and restated articles of incorporation until our founder ceases to beneficially own at least 15% of our outstanding shares of common stock.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliated corporation, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 immediately preceding days. We will not be subject to these “control share” provisions unless we do business in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation in the election of directors. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth (10th) day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the acquirer does not deliver an “offeror’s statement” to the registered office of the corporation within 10 days following its acquisition of such “control shares” or, if such offeror’s statement is timely delivered, the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We have opted out of these provisions in our amended and restated articles of incorporation until our founder ceases to beneficially own at least 15% of our outstanding shares of common stock.

Exclusive forum for certain lawsuits

Our amended and restated articles of incorporation will require, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada or the U.S. Federal District Court for the District of Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our amended and restated articles of incorporation or bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or bylaws; or (e) asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, our amended and restated articles of incorporation will provide that the U.S. Federal District Court for the District of Nevad shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, or proceedings arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court (either in the State of Nevada or otherwise) may determine that this provision is unenforceable or inapplicable to a particular claim due to choice-of-law considerations. To the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

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Action by written consent

Nevada law permits stockholder action by written consent unless the corporation’s articles of incorporation or bylaws provide otherwise. Pursuant to Section 78.320 of the NRS, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, if a written consent to such action is signed by the holders of outstanding stock having at least a majority of the voting power of all classes entitled to vote, or such different proportion that would be required for such an action at a meeting of the stockholders. Our amended and restated articles of incorporation will provide that stockholder action by written consent will not be permitted and that all stockholder actions must be taken at a meeting of our stockholders other than with respect to any action required or permitted to be taken exclusively by holders of our founder shares (including the appointment or removal of directors prior to our initial business combination), in which case such action may be taken by written consent.

Common Stock Consent Right

For so long as shares of our common stock are outstanding, we may not amend, alter or repeal any provision in our amended and restated articles of incorporation so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of either such class of common stock as compared to those of the other class of common stock without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of common stock whose relative rights, preferences, qualifications, limitations or restrictions are so affected.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated articles of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least two-thirds (2/3) of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Securities Eligible for Future Sale

Immediately after this offering we will have 12,847,500 (or 14,733,750 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the shares of common stock sold in this offering (10,000,000 shares of common stock if the underwriters’ over- allotment option is not exercised and 11,500,000 shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (2,500,000 founder shares if the underwriters’ over-allotment option is not exercised and 2,875,000 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the private shares (300,000 private shares regardless of whether the underwriters exercise their over-allotment option) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

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Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares and rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding, which will equal 12,847 shares immediately after this offering (or 14,733 if the underwriters exercise in full their over-allotment option); or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our insiders will be able to sell their founder shares, private units, private shares, private rights and the shares underlying the private rights, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private units, which will be issued in a private placement simultaneously with the closing of this offering, (iii) the private shares and the shares of common stock underlying the private rights and (vi) the shares of common stock and (iv) the shares of common stock underlying the rights included in the units that may be issued upon conversion of working capital loans, will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $3.0 million of working capital loans are converted into private units, we will be obligated to register up to 3,650,000 shares of common stock. The number of shares of common stock includes (i) 2,875,000 founder shares, (ii) 300,000 shares of common stock underlying the private units, (iii) 100,000 representative shares to be issued at the consummation of the initial business combination, (iv) 300,000 shares of common stock underlying the working capital units, (v) 37,500 shares of common stock underlying the private rights, and (vi) 37,500 shares of common stock underlying the rights included in the working capital units. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to have our units listed on the Nasdaq Global Market under the symbol “EWAVU” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the Nasdaq Global Market. Once the securities comprising the units begin separate trading, we expect that the common stock and rights will be listed on the Nasdaq Global Market under the symbols “EWAV” and “EWAV R,” respectively.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences generally applicable to the acquisition, ownership and disposition of our units (each consisting of one share of common stock and one right to receive one-eighth (1/8) of a share of common stock, which we refer to collectively as our securities). Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying common stock and one right to receive one-eighth (1/8) of a share of common stock components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and rights should also apply to holders of units (as the deemed owners of the underlying common stock and rights that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased units for cash in this offering. This discussion assumes that the common stock and rights will trade separately and that any distributions made (or deemed made) by us on our common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	our insiders;

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	S Corporations;

●	tax-exempt entities;

●	individual retirement accounts or other tax deferred accounts;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of our shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

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●	persons required to accelerate the recognition of any item of gross income with respect to common stock or rights as a result of such income being recognized on an applicable financial statement;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought regarding any tax matter discussed herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You should consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsors and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently imposed at a rate of 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock and one right to receive one-eighth (1/8) of a share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of common stock and the right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of common stock and the right should be the stockholder’s tax basis in such share or right, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock and the right comprising the unit, and the amount realized on the disposition should be allocated between the common stock and the right based on their respective relative fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of shares of common stock and rights comprising units should not be a taxable event for U.S. federal income tax purposes.

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The foregoing U.S. federal income tax treatment of the shares of common stock and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of common stock or rights who or that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

Taxation of Distributions.

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at preferential long-term capital gains rates. It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights.

Upon a sale or other taxable disposition of our common stock or rights which, in general, would include a redemption of common stock or rights that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or rights. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or rights so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

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Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock or the rights based upon the then relative fair market values of the common stock and the rights included in the units) and (ii) the U.S. holder’s adjusted tax basis in its common stock or rights so disposed of. A U.S. holder’s adjusted tax basis in its common stock or rights generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock or one right to receive one-eighth (1/8) of a share of common stock) less, in the case of a share of common stock, any prior distributions treated as a return of capital.

Redemption of Common Stock.

In the event that a U.S. holder’s common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities — Common Stock” or if we purchase a U.S. holder’s common stock in an open market transaction (such open market purchase of common stock by us is referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale of the common stock under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of the common stock, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights” above. If the redemption or purchase by us does not qualify as a sale of the common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions”. Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning rights) relative to all of our shares outstanding both before and after the redemption or purchase by us. The redemption or purchase by us of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by such U.S. holder. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the rights. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption or purchase by us of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption or purchase by us. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning rights). The redemption or purchase by us of the common stock will not be essentially equivalent to a dividend if the redemption or purchase by us results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption or purchase by us will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption or purchase by us.

If none of the foregoing tests is satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its rights or possibly in other stock constructively owned by it.

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Satisfaction or Lapse of a Right.

The delivery of shares of common stock in satisfaction of a right is not expected to be a taxable event. The U.S. holder’s tax basis in the share of our common stock received upon receipt of shares with respect to a right generally should be an amount equal to the sum of the U.S. holder’s initial investment in the right (i.e., the portion of the U.S. holder’s purchase price for each unit that is allocated to the right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”). The U.S. holder’s holding period for the common stock received in satisfaction of the rights generally should begin on the date following receipt of shares (or possibly the date of receipt) with respect to a right and should not include the period during which the U.S. holder held the rights. If a right is allowed to lapse unexercised, a U.S. holder may be allowed to recognize a capital loss equal to such holder’s tax basis in the right. The treatment of the rights is uncertain under U.S. federal income tax law. Prospective investors should consult their own tax advisors with respect to the tax treatment of the rights.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of common stock and rights, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, common stock or rights who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation or

●	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions.

In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. holder that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an applicable IRS Form W-8). Instead, such dividends will generally be subject to U.S. federal income tax as if the Non-U.S. holder were a United States resident, subject to an applicable tax treaty providing otherwise. A Non-U.S. holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Satisfaction or Lapse of a Right.

The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a right, or the lapse of a right held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of a right by a U.S. holder, as described under “U.S. Holders — Satisfaction or Lapse of a Right” above.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights.

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain realized on a sale, taxable exchange or other taxable disposition of our common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 18 months from the closing of this offering, or rights (including an expiration or redemption of our rights), in each case without regard to whether those securities were held as part of a unit, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

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●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a United States resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or rights will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or rights from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Redemption of Common Stock.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s common stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. Holders — Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights,” as applicable. Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s common stock unless special procedures are available to Non-U.S. holders to certify that they are entitled to exemptions from, or reductions in, such withholding tax. However, there can be no assurance that such special certification procedures will be available. A Non-U.S. holder generally may obtain a refund of any such excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of common stock and rights. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes.

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK AND RIGHTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, dated the date of this prospectus, between us and Prime Number Capital, LLC, as representative of the underwriters (the “Representative”), we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of units set forth opposite their respective names below.

Underwriter	Number of Units
Prime Number Capital, LLC
Total	10,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the units offered by this prospectus if any units are purchased, other than those units subject to the over-allotment option described below. The obligations of the underwriters are subject to customary closing conditions, including the receipt of legal opinions and officers’ certificates.

We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect thereof.

The units are being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and the satisfaction of the other conditions set forth in the underwriting agreement. The underwriters reserve the right to reject orders in whole or in part.

At the closing of this offering, the underwriters will be entitled to underwriting compensation equal to 1.25% of the gross proceeds of this offering, payable in cash. In addition, as part of the underwriting compensation payable at the closing of this offering, we have agreed to issue to the Representative 75,000 shares of our common stock, or up to 86,250 shares of common stock if the underwriters’ over-allotment option is exercised in full (i.e., the “representative shares”).

The representative shares are identical to the public shares underlying the units sold in this offering, except that such shares have been deemed underwriting compensation by FINRA and are subject to the lock-up restrictions imposed by FINRA Rule 5110(e)(1). Pursuant to that rule, the representative shares may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, nor may any transaction be entered into that would result in the economic disposition of such shares, for a period of 180 days immediately following the commencement of sales of the public units, except as permitted by FINRA Rule 5110(e)(2).

In addition to the underwriting compensation payable at the closing of this offering, we have agreed to pay a deferred underwriting commission, payable solely in equity, upon the completion of our initial business combination. The deferred underwriting commission will consist of shares of common stock equal to 1.00% of the aggregate number of shares sold in this offering, including any shares sold pursuant to the underwriters’ over-allotment option (the “deferred underwriting compensation shares”). The deferred underwriting compensation shares will be issued only upon the consummation of our initial business combination and will be subject to a three-month lock-up period following the completion of the business combination. The deferred underwriting compensation shares have been deemed underwriting compensation by FINRA and are subject to the applicable restrictions under FINRA Rule 5110.

Waivers and Voting Agreements

The underwriters have agreed to waive (i) their redemption rights with respect to the Representative shares in connection with the completion of our initial business combination, (ii) their redemption rights with respect to such shares in connection with any stockholder vote to approve an amendment to our amended and restated articles of incorporation relating to our obligation to redeem public shares if we do not complete an initial business combination within the required time period or relating to other pre-business-combination stockholder rights and (iii) their rights to receive liquidating distributions from the trust account with respect to such shares if we fail to complete an initial business combination within the required time period. The underwriters have also agreed to vote any such shares held by them in favor of our initial business combination and any related charter amendment.

Except as described above, no other underwriting discounts or commissions will be payable in connection with this offering.

Over-Allotment Option

If the underwriters sell more units than the total number set forth above, we have granted the underwriters an option, exercisable for 45 days from the date the registration statement of which this prospectus forms a part is declared effective, to purchase up to 1,500,000 additional units at the public offering price, less the underwriting compensation described above. The option may be exercised solely to cover over-allotments, if any. Units issued pursuant to the option will be issued on the same terms and conditions as the other units offered hereby.

Underwriting Discounts and Commissions

The following table shows the underwriting compensation payable by us in connection with this offering, assuming no exercise and full exercise of the underwriters’ over-allotment option.

	Per Unit	Without Over-Allotment	Full Exercise of Over-Allotment
Public Offering Price	$10.00	$100,000,000	$115,000,000
Cash underwriting commission (1.25%)	$0.125	$1,250,000	$1,437,500
representative shares (0.75%)	—	75,000 shares	86,250 shares
deferred representative shares (1.00%) (1)	—	100,000 shares	115,000 shares
Proceeds to us before expenses	$9.875	$98,750,000	$113,562,500

(1)	The deferred underwriting compensation shares will be issued only upon the consummation of our initial business combination and will be subject to a three-month lock-up period following the completion of the business combination.

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Expenses of the Offering

We have agreed to bear all costs and expenses relating to this offering, including legal and accounting fees, printing and filing expenses, SEC and FINRA filing fees, transfer agent and rights agent fees, and other customary expenses incurred in connection with this offering. We have also agreed to reimburse the underwriters for out-of-pocket expenses incurred in connection with this offering, subject to a cap of $150,000. We have previously paid the Representative an advance of $100,000 in connection with the services, which cash advance will be credited against such out-of-pocket expenses, capped at $150,000, and will be refunded to the extent not actually incurred.

Pricing of the Offering

The Representative has advised us that the underwriters propose to offer the units to the public at the public offering price set forth on the cover page of this prospectus. After the commencement of the offering, the Representative may change the public offering price and other selling terms.

Determination of Offering Price

Prior to this offering, there has been no public market for our securities. The initial public offering price and other terms of this offering were determined through negotiations between us and the Representative. Factors considered included prior offerings of similar blank check companies, our management team and prevailing market conditions.

Listing

We expect our units to be listed on the Nasdaq Global Market under the symbol “EWAVU” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect the common stock and rights to be listed under the symbols “EWAV” and “EWAVR,” respectively.

Stabilization and Other Transactions

In connection with this offering, the underwriters may engage in stabilizing transactions, short sales, syndicate covering transactions or the imposition of penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions consist of bids or purchases of securities for the purpose of preventing or retarding a decline in the market price of the units. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering, which may be covered by purchases in the open market or by exercise of the over-allotment option. Syndicate covering transactions involve purchases of units in the open market after the distribution has been completed in order to cover short positions incurred in connection with the offering. Penalty bids permit the underwriters to reclaim selling concessions from syndicate members in connection with purchases made to cover syndicate short positions.

These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the units. The underwriters are not obligated to engage in these activities and may discontinue them at any time.

Selling Restrictions

No action has been taken by us or the underwriters that would permit a public offering of the units, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required. The units may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material relating to the units be distributed or published in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations. The underwriters have agreed that all offers and sales of the units by them will be made in compliance with applicable securities laws.

Other Matters

Following the completion of this offering, the obligations of the underwriters under the underwriting agreement will be deemed satisfied, and the underwriters will not be obligated to provide additional services to us. Any future services would be subject to separate agreements and applicable FINRA rules.

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LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Robinson & Cole LLP, New York, New York with respect to the units and rights and by the Doney Law Firm with respect to the common stock and matters of Nevada law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ye & Associates, P.C., New York, New York.

EXPERTS

The audited financial statements of East West Ave Acquisition Corp., as of November 30, 2025, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from October 30 2025 (inception) through November 30, 2025 and for the period ended November 30, 2025, included in this prospectus have been audited by Fortune CPA, Inc., an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-l under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

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EAST WEST AVE ACQUISITION CORP.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of East West Ave Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of East West Ave Acquisition Corp. (the “Company”) from October 30, 2025 (inception) to November 30, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from October 30, 2025 (inception) to November 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company from October 30, 2025 (inception) to November 30, 2025 and the results of its operation and its cash flows for the period from October 30, 2025 (inception) to November 30, 2025 in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations. Therefore, the Company has stated substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As described further in Note 2 to the financial statements, the Company has incurred losses for the period from October 30, 2025 (inception) to November 30, 2025 and expects to incur additional losses in the future.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows and the risk of bias in management’s judgments and assumptions in estimating these cash flows.

Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

We reviewed the Company’s working capital and liquidity ratios and forecasted cash receipt, operating expenses, and uses and sources of cash used in management’s assessment of whether the Company has sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, comparison of prior period forecasts to actual results, consideration of positive and negative evidence impacting management’s forecasts, the Company’s financing arrangements in place as of the report date, market and industry factors and consideration of the Company’s relationships with its financing partners.

/s/ Fortune CPA, Inc

We have served as the Company’s auditor since 2025.

Garden Grove, CA

December 29, 2025

PCAOB # 6901

F-2

EAST WEST AVE ACQUISITION CORP.

BALANCE SHEET

As of November 30, 2025
ASSETS:
Cash	$20,000
Prepaid expense – current asset	100,000
Total Current Assets	120,000

Deferred offering costs	50,000
Total Non-Current Assets	50,000
Total Assets	$170,000

LIABILITIES AND SHAREHOLDER’S EQUITY:
Liabilities
Promissory note – related party	158,562
Total Non-Current Liabilities	158,562
Total Liabilities	158,562

Commitments and Contingencies (Note 6)

Shareholder’s Equity
Preference stock, $0.0001 par value; 4,000,000 shares authorized; none issued and outstanding	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 2,875,000 shares issued and outstanding (1)	288
Additional paid-in capital	24,712
Subscriptions receivable	(5,000)
Accumulated deficit	(8,562)
Total Shareholder’s Equity	11,438
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$170,000

(1) Includes up to an aggregate of 375,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of the financial statements.

F-3

EAST WEST AVE ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the Period from October 30, 2025 (Inception) through November 30, 2025
Formation and operating costs	$8,562
Net loss	$(8,562)

Weighted average number of shares outstanding, basic and diluted (1)	2,500,000
Basic and diluted net loss per share	$(0.003)

(1) Excludes up to an aggregate of 375,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of the financial statements.

F-4

EAST WEST AVE ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM OCTOBER 30, 2025 (INCEPTION) TO NOVEMBER 30, 2025

			Additional			Total
	common stock		Paid-in	Subscription	Accumulated	Shareholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance as of October 30, 2025 (Inception)	—	$—	$—	$—	$—	$—
Issuance of common stock to Sponsors (1)	2,875,000	288	24,712	(5,000)	—	20,000
Net loss	—	—	—		(8,562)	(8,562)
Balance as of November 30, 2025	2,875,000	$288	$24,712	$(5,000)	$(8,562)	$11,438

(1)	Includes up to an aggregate of 375,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of the financial statements.

F-5

EAST WEST AVE ACQUISITION CORP.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 30, 2025 (INCEPTION) TO NOVEMBER 30, 2025

For the Period from October 30, 2025 (Inception) through November 30, 2025
Cash flows from operating activities:
Net loss	$(8,562)
Changes in operating assets:
Deferred offering costs	(100,000)
Prepaid expenses	(50,000)
Net cash used in operating activities	$(158,562)

Cash flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor A	$20,000
Borrowing from a related party	158,562
Net cash provided by financing activities	$178,562

Net change in cash	20,000
Cash, beginning at date of incorporation	—
Cash, end of the period	$20,000

Supplemental disclosure of non-cash information:
Prepaid expenses paid through promissory note – related party	$100,000
Deferred offering costs included in promissory note – related party	$50,000
Formation and operating costs paid by Sponsor A under Promissory Note – related party	$8,562

The accompanying notes are an integral part of the financial statements.

F-6

EAST WEST AVE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

East West Ave Acquisition Corp. (the “Company”) is a blank check company incorporated in Nevada on October 30, 2025. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement its management team’s background, and to capitalize on the ability of the Company’s management team to identify and acquire a business. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 30, 2025, the Company had not yet commenced any operations. All activity for the period from October 30, 2025 (inception) through November 30, 2025 related to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected November 30 as its fiscal year end.

The Company’s sponsors are East West Avenue LLC (the “Sponsor A”), a Delaware limited liability company, and NFR Capital Limited (the “Sponsor B”), a Hong Kong company (the “Sponsors”, each a “Sponsor”, and together with the Company’s directors and officers, the “Insiders”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriter’s over-allotment option is exercised in full) (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 272,500 Units (whether or not the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per unit in a private placement to the Company’s Sponsors (as discussed in Note 4), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the amount of any taxes payable on the income earned on the Trust Account) at the time of the execution of an agreement to enter into a Business Combination. However, the Company will complete a Business Combination only if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per unit sold in the Proposed Public Offering, will be held in a trust account (“Trust Account”) located in the United States with Equiniti Trust Company, LLC acting as trustee, and may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government treasury obligations, the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and pay up to $100,000 in dissolution expenses, the proceeds from the Proposed Public Offering and the sale of the Private Units will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the Company’s Public Shares if the Company is unable to complete its initial Business Combination within the Combination Period (as defined below), subject to applicable law, and (iii) the redemption of the Company’s Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated articles of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period (as defined below), or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

F-7

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest released to the Company to pay dissolution expenses) divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share. These Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will have until 18 months from the closing of the Proposed Public Offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity (the “Combination Period”). If the Company is unable to complete its initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest released to the Company to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to its obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s Public Rights (as defined below), which will expire worthless if the Company fail to complete its initial Business Combination within the Combination Period.

The Company’s Insiders have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares (as defined below), shares of Common Stock (the “Private Shares”) included in the Private Units (as defined below) and Public Shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their Founder Shares and Private Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated articles of incorporation; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Private Shares if the Company fail to complete its initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fail to complete its initial Business Combination within the prescribed time frame and to liquidating distributions from assets outside the Trust Account; and (iv) vote any Founder Shares and Private Shares held by them and any Public Shares purchased during or after the Proposed Public Offering (including in open market and privately-negotiated transactions) in favor of the initial Business Combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the Business Combination transaction).

In order to protect the amounts held in the Trust Account, the Sponsors have agreed that they will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public share due to reductions in the value of the trust assets, less permitted withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will they apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsors to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsors has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsors’ only assets are securities of the Company. The Sponsors may not be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the initial Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, the Company may not be able to complete its initial Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

F-8

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Going Concern Considerations

As of November 30, 2025, the Company had $20,000 in cash, a working capital of $120,000 (excluding deferred offering costs), and accumulated deficit of $8,562. On November 8, 2025, the Company’s Sponsor A agreed to loan the Company an aggregate of up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and due at the earlier of December 31, 2026 or the closing of the Proposed Public Offering.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the period available to consummate a Business Combination. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-9

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

Cash includes deposits held by financial institutions that can be added to or withdrawn without limitation. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $20,000 cash balance as of November 30, 2025.

Prepaid expense

Prepaid expenses are comprised of prepaid consultancy fees, professional fees and office supplies. These amounts are recognized as expenses on a straight-line basis over the relevant non-cancellable contract term or expected benefit period, so the balances are realized over the life of the underlying arrangements, with the portion expected to be expensed within the next twelve months classified as current and the remainder as non-current. Prepaid expenses are not subject to expected credit loss assessment, as they represent advance payments for goods or services to be received from counterparties rather than contractual rights to receive cash. The Company had $100,000 prepaid expenses as of November 30, 2025.

Deferred Offering Costs

Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Public Units between common stock and rights, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the rights and then to the common stock. Offering costs allocated to the shares of common stock subject to possible redemption will be charged to temporary equity, and offering costs allocated to the rights included in the Public Units and Private Units will be charged to shareholder’s equity as the rights, after management’s evaluation, will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of November 30, 2025, the Company had offering costs of $50,000.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Nevada is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of November 30, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from October 30, 2025 (inception) to November 30, 2025.

F-10

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed to the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering. The over-allotment option is not issued or outstanding as of November 30, 2025.

Rights

The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the rights specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own common shares and whether the rights holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of rights issuance and as of each subsequent quarterly period end date while the rights are outstanding.

For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be treated as liabilities, and recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the statements of operations.

There are no rights currently outstanding as of November 30, 2025.

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 375,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. At November 30, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal depository insurance coverage of $250,000. As of November 30, 2025, the Company held $20,000 in a United States bank account, and the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such an account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-11

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on October 30, 2025, inception.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 10,000,000 Units (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per unit. Each Unit will consist of one share of common stock and one right to receive one-eighth (1/8) of a share of common stock (each, a “Public Right”). Each holder of a Public Right will automatically receive one-eighth (1/8) of one share of common stock upon consummation of the initial Business Combination.

The Company will grant the underwriter a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.

NOTE 4. PRIVATE PLACEMENT

The Company’s Sponsor A and Sponsor B have each committed to purchase 192,500 Private Units and 80,000 Private Units, respectively, or an aggregate of 272,500 Private Units (whether or not the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Unit from the Company in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. The Private Units are identical to the Units sold in the Proposed Public Offering except that the Private Units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of the Business Combination. If the Company does not complete the Business Combination within the Combination Period, the Private Units (and the underlying securities) will expire worthless. Upon separation, the Private Units will be separated into 272,500 Private Shares and 272,500 private rights.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On November 8, 2025, the Company’s Sponsor A paid $5,000 in exchange for 20,000 shares of common stock, or approximately $0.25 per share. On November 20, 2025, the Company issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share, or an aggregate of 2,855,000 founder shares (the “Dividend Shares), in exchange for an additional consideration of $20,000, resulting in the Sponsor holding an aggregate of 2,875,000 founder shares (the “Founder Shares”) for a per share consideration of $0.0087, with a $5,000 shares of common stock subscription receivable outstanding, due and payable by the Sponsor A to the Company which was funded subsequent to the balance sheet date. The Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of the Company’s directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 Founder Shares to Ms. Molly Huang, the CEO, President and director of the Company, (x) 40,000 founder shares to Mr. Kerkaert, the CFO of the Company; (y) 20,000 Founder Shares to each of Mr. Samir Parikh and Masahiro Honna, the independent director nominee of the Company, (z) 10,000 Founder Shares to Mr. Irfan Verjee, the independent director nominee of the Company, immediately after the Proposed Public Offering. The number of Founder Shares outstanding was determined based on the expectation that the total size of the Proposed Public Offering would be a maximum of 11,500,000 units if the underwriters’ over- allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after the Proposed Public Offering (not including the Representative Shares, Private Shares, or any share underlying the units issuable upon conversion of Working Capital Loans). Up to 375,000 Founder Shares will be forfeited by the Sponsor A depending on the extent to which the underwriters’ over-allotment option is not exercised.

F-12

The Company’s Insiders have agreed not to transfer, assign or sell any of their Founder Shares until: (i) with respect to 50% of the Founder Shares, the earlier of (x) six months after the date of the consummation of the initial Business Combination or (y) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of the initial Business Combination; except to certain permitted transferees and under certain circumstances. Although no such transfers or cancellations are contemplated, the Company could agree to permit such transfer or cancellation to facilitate the closing of the Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any Founder Shares. The Company refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the Company consummate a transaction after the initial Business Combination which results in its stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On November 8, 2025, the Sponsor A agreed to loan the Company an aggregate of up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and shall be payable on the earlier of (i) December 31, 2026 or (ii) the closing of the Proposed Public Offering. These loans will be repaid out of the proceeds not held in the Trust Account. As of November 30, 2025, the Company had borrowed $158,562 under the promissory note.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Insiders or an affiliate of the Insiders may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $3,000,000 of such Working Capital Loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units. The terms of such Working Capital Loans by the Insiders, if any, have not been determined and no written agreements exist with respect to such loans. As of November 30, 2025, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

Commencing on the effective date of the registration statement of the Proposed Public Offering, the Company will reimburse the Sponsor A in an amount equal to $10,000 per month, for up to 18 months, for office space, administrative and support services made available to us. Upon completion of an initial Business Combination or liquidation, the Company will cease paying these monthly fees. As of November 30, 2025, such arrangements had not been executed.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

F-13

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Registration Rights

The holders of the Founder Shares, Private Units, Representative Shares ( as defined below), and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will have registration rights to require the Company to register a sale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the initial Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

At the closing of the Proposed Public Offering, the underwriters will be entitled to underwriting compensation equal to 1.25% of the gross proceeds of the Proposed Public Offering, or $1,250,000 in the aggregate (or $1,437,500 if the underwriter’s over-allotment option is exercised in full), payable in cash. In addition, as part of the underwriting compensation payable at the closing of the Proposed Public Offering, the Company have agreed to issue to Prime Number Capital, LLC, as representative of the underwriters (the “Representative”), 75,000 shares of its common stock, (or up to 86,250 shares of common stock if the underwriters’ over-allotment option is exercised in full) (the “Representative Shares”).

In addition to the underwriting compensation payable at the closing of the Proposed Public Offering, the Company have agreed to pay a deferred underwriting commission, payable solely in equity, upon the completion of the initial Business Combination. The deferred underwriting commission will consist of shares of common stock equal to 1.00% of the aggregate number of shares sold in the Proposed Public Offering, including any shares sold pursuant to the underwriters’ over-allotment option (the “deferred underwriting compensation shares”). The deferred underwriting compensation shares will be issued only upon the consummation of the initial Business Combination and will be subject to a three-month lock-up period following the completion of the Business Combination.

In addition, the Company have agreed to bear all costs and expenses relating to the Proposed Public Offering, including legal and accounting fees, printing and filing expenses, SEC and FINRA filing fees, transfer agent, warrant agent and rights agent fees, and other customary expenses incurred in connection with the Proposed Public Offering. The Company have also agreed to reimburse the underwriters for out-of-pocket expenses incurred in connection with this offering, subject to a cap of $150,000. The Company have previously paid the Representative an advance of $100,000 in connection with the services, which cash advance will be credited against such out-of-pocket expenses, capped at $150,000, and will be refunded to the extent not actually incurred.

Representative Shares

The Company will issue to the Representative an aggregate of 75,000 Representative Shares (or up to 86,250 Representative Shares if the underwriters’ over-allotment option is exercised in full at the closing of the Proposed Public Offering) at the closing of the Proposed Public Offering. The Company will account for such shares as an offering cost of the Proposed Public Offering, with a corresponding credit to stockholder’s equity.

F-14

The Representative Shares are identical to the Public Shares underlying the Units sold in the Proposed Public Offering, except that such shares have been deemed underwriting compensation by FINRA and are subject to the lock-up restrictions imposed by FINRA Rule 5110(e)(1). Pursuant to that rule, the Representative Shares may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, nor may any transaction be entered into that would result in the economic disposition of such shares, for a period of 180 days immediately following the commencement of sales of the public units, except as permitted by FINRA Rule 5110(e)(2).

In addition, The Company will issue to the Representative an aggregate of 100,000 deferred underwriting compensation shares (or up to 115,000 deferred underwriting compensation shares if the underwriters’ over-allotment option is exercised in full at the closing of the Proposed Public Offering) upon the completion of the initial Business Combination. The deferred underwriting compensation shares have been deemed underwriting compensation by FINRA and are subject to the applicable restrictions under FINRA Rule 5110.

The underwriters have agreed to (i) waive their redemption rights with respect to their Representative Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Representative Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated articles of incorporation, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Representative Shares if the Company fail to complete its initial Business Combination within the Combination Period, and (iv) vote any Representative Shares held by them in favor of the initial Business Combination.

NOTE 7. SHAREHOLDER’S EQUITY

Preferred Stock — The Company is authorized to issue a total of 4,000,000 shares of preferred stock with a par value of $0.0001 per share. As of November 30, 2025, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.0001 per share. Holders of shares of common stock were entitled to one vote for each share.

As of November 30, 2025, there were 2,875,000 shares of common stock issued and outstanding, of which an aggregate of up to 375,000 shares of common stock are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (excluding the Representative Shares, Private Shares, or any share underlying the units issuable upon conversion of Working Capital Loans).

As of November 30, 2025, the common stock subscriptions receivable was equal to $5,000 which was funded subsequent to the balance sheet date.

Right — No rights are currently outstanding. Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-eighth (1/8) of one share of common stock upon consummation of the initial Business Combination. even if the holder of a public right converted all shares of common stock held by him, her or it in connection with the initial Business Combination or an amendment to the Company’s certificate of incorporation with respect to its pre-business combination activities. In the event the Company will not be the surviving company upon completion of its initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-eighth (1/8) of one share underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of the initial Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enter into a definitive agreement for a business combination in which it will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

F-15

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Nevada Revised Statutes. As a result, holder of rights must hold rights in multiples of 8 in order to receive shares for all of their rights upon closing of the Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidate the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of the initial Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

NOTE 8. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from October 30, 2025 (inception) through November 30, 2025
Formation and operating costs	$8,562

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the Combination Period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through December 29, 2025, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-16

EAST WEST AVE ACQUISITION CORP.

CONDENSED BALANCE SHEET

	As of February 28, 2026	As of November 30, 2025
	(Unaudited)
ASSETS:
Cash	$26,149	$20,000
Prepaid expense – current asset	100,000	100,000
Total Current Assets	126,149	120,000

Deferred offering costs	186,942	50,000
Total Non-Current Assets	186,942	50,000
Total Assets	$313,091	$170,000

LIABILITIES AND SHAREHOLDER’S EQUITY:
Liabilities
Promissory note – related party, current	$232,014	$-
Accrued offering expense and accrued liabilities	9,729	-
Total Current Liabilities	241,743	-

Promissory note – related party, non-current	-	158,562
Total Non-Current Liabilities	-	158,562
Total Liabilities	241,743	158,562

Commitments and Contingencies (Note 6)

Shareholder’s Equity
Preference stock, $0.0001 par value; 4,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 2,875,000 shares issued and outstanding (1)	288	288
Additional paid-in capital	84,712	24,712
Subscriptions receivable	-	(5,000)
Accumulated deficit	(13,652)	(8,562)
Total Shareholder’s Equity	71,348	11,438
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$313,091	$170,000

(1) Includes up to an aggregate of 375,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of the condensed financial statements.

F-17

EAST WEST AVE ACQUISITION CORP.

CONDENSED STATEMENT OF OPERATIONS

(UNAUDITED)

For The Three Months Ended February 28, 2026
Formation and operating costs	$5,090
Net loss	$(5,090)

Weighted average number of shares outstanding, basic and diluted (1)	2,500,000
Basic and diluted net loss per share	$(0.002)

(1) Excludes up to an aggregate of 375,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of the condensed financial statements.

F-18

EAST WEST AVE ACQUISITION CORP.

CONDENSED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM OCTOBER 30, 2025 (INCEPTION) TO FEBRUARY 28, 2026

(UNAUDITED)

			Additional			Total
	common stock		Paid-in	Subscription	Accumulated	Shareholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance as of October 30, 2025 (Inception)	—	$—	$—	$—	$—	$—
Issuance of common stock to Sponsors (1)	2,875,000	288	24,712	(5,000)	—	20,000
Net loss	—	—	—		(8,562)	(8,562)
Balance as of November 30, 2025	2,875,000	$288	$24,712	$(5,000)	$(8,562)	$11,438
Capital injection from Sponsors	—	—	60,000	5,000	—	65,000
Net loss					(5,090)	(3,240)
Balance as of February 28, 2026	2,875,000	$288	$84,712	$—	$(13,652)	$71,348

(1)	Includes up to an aggregate of 375,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of the condensed financial statements.

F-19

EAST WEST AVE ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

(UNAUDITED)

For The Three Months Ended February 28, 2026
Cash flows from operating activities:
Net loss	$(5,090)
Changes in operating assets:
Deferred offering costs	(126,942)
Accrued offering expense and accrued liabilities	(271)
Net cash used in operating activities	$(132,303)

Cash flows from Financing Activities:
Capital contribution from Sponsors	$65,000
Borrowing from a related party	73,452
Net cash provided by financing activities	$138,452

Net change in cash	6,149
Cash, beginning of the period	20,000
Cash, end of the period	$26,149

Supplemental disclosure of non-cash information:
Deferred offering costs included in promissory note – related party	$68,392
Formation and operating costs paid by Sponsor A under Promissory Note – related party	$5,060
Deferred offering costs included in accrued offering expense and accrued liabilities	$10,000

The accompanying notes are an integral part of the condensed financial statements.

F-20

EAST WEST AVE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

East West Ave Acquisition Corp. (the “Company”) is a blank check company incorporated in Nevada on October 30, 2025. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement its management team’s background, and to capitalize on the ability of the Company’s management team to identify and acquire a business. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 30, 2025, the Company had not yet commenced any operations. All activity for the period from October 30, 2025 (inception) through February 28, 2026 related to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected November 30 as its fiscal year end.

The Company’s sponsors are East West Avenue LLC (the “Sponsor A”), a Delaware limited liability company, and NFR Capital Limited (the “Sponsor B”), a Hong Kong company (the “Sponsors”, each a “Sponsor”, and together with the Company’s directors and officers, the “Insiders”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriter’s over-allotment option is exercised in full) (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 272,500 Units (whether or not the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per unit in a private placement to the Company’s Sponsors (as discussed in Note 4), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the amount of any taxes payable on the income earned on the Trust Account) at the time of the execution of an agreement to enter into a Business Combination. However, the Company will complete a Business Combination only if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per unit sold in the Proposed Public Offering, will be held in a trust account (“Trust Account”) located in the United States with Equiniti Trust Company, LLC acting as trustee, and may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government treasury obligations, the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and pay up to $100,000 in dissolution expenses, the proceeds from the Proposed Public Offering and the sale of the Private Units will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the Company’s Public Shares if the Company is unable to complete its initial Business Combination within the Combination Period (as defined below), subject to applicable law, and (iii) the redemption of the Company’s Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated articles of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period (as defined below), or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

F-21

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest released to the Company to pay dissolution expenses) divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share. These Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will have until 18 months from the closing of the Proposed Public Offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity (the “Combination Period”). If the Company is unable to complete its initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest released to the Company to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to its obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s Public Rights (as defined below), which will expire worthless if the Company fail to complete its initial Business Combination within the Combination Period.

The Company’s Insiders have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares (as defined below), shares of Common Stock (the “Private Shares”) included in the Private Units (as defined below) and Public Shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their Founder Shares and Private Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated articles of incorporation; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Private Shares if the Company fail to complete its initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fail to complete its initial Business Combination within the prescribed time frame and to liquidating distributions from assets outside the Trust Account; and (iv) vote any Founder Shares and Private Shares held by them and any Public Shares purchased during or after the Proposed Public Offering (including in open market and privately-negotiated transactions) in favor of the initial Business Combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the Business Combination transaction).

In order to protect the amounts held in the Trust Account, the Sponsors have agreed that they will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public share due to reductions in the value of the trust assets, less permitted withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will they apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsors to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsors has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsors’ only assets are securities of the Company. The Sponsors may not be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the initial Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, the Company may not be able to complete its initial Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

F-22

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Going Concern Considerations

As of February 28, 2026, the Company had $26,149 in cash, a working capital deficit of $115,594 (excluding deferred offering costs), and accumulated deficit of $13,652. On November 8, 2025, the Company’s Sponsor A agreed to loan the Company an aggregate of up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and due at the earlier of December 31, 2026 or the closing of the Proposed Public Offering.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the period available to consummate a Business Combination. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-23

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

Cash includes deposits held by financial institutions that can be added to or withdrawn without limitation. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $26,149 cash balance as of February 28, 2026.

Prepaid expense

Prepaid expenses are comprised of prepaid consultancy fees, professional fees and office supplies. These amounts are recognized as expenses on a straight-line basis over the relevant non-cancellable contract term or expected benefit period, so the balances are realized over the life of the underlying arrangements, with the portion expected to be expensed within the next twelve months classified as current and the remainder as non-current. Prepaid expenses are not subject to expected credit loss assessment, as they represent advance payments for goods or services to be received from counterparties rather than contractual rights to receive cash. The Company had $100,000 prepaid expenses as of February 28, 2026.

Deferred Offering Costs

Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Public Units between common stock and rights, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the rights and then to the common stock. Offering costs allocated to the shares of common stock subject to possible redemption will be charged to temporary equity, and offering costs allocated to the rights included in the Public Units and Private Units will be charged to shareholder’s equity as the rights, after management’s evaluation, will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of February 28, 2026, the Company had offering costs of $186,942.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Nevada is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of February 28, 2026 and November 30, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from October 30, 2025 (inception) to February 28, 2026.

F-24

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed to the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering. The over-allotment option is not issued or outstanding as of February 28, 2026.

Rights

The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the rights specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own common shares and whether the rights holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of rights issuance and as of each subsequent quarterly period end date while the rights are outstanding.

For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be treated as liabilities, and recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the statements of operations.

There are no rights currently outstanding as of February 28, 2026.

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 375,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. At February 28, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal depository insurance coverage of $250,000. As of February 28, 2026, the Company held $26,149 in a United States bank account, and the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such an account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-25

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on October 30, 2025, inception.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 10,000,000 Units (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per unit. Each Unit will consist of one share of common stock and one right to receive one-eighth (1/8) of a share of common stock (each, a “Public Right”). Each holder of a Public Right will automatically receive one-eighth (1/8) of one share of common stock upon consummation of the initial Business Combination.

The Company will grant the underwriter a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.

NOTE 4. PRIVATE PLACEMENT

The Company’s Sponsor A and Sponsor B have each committed to purchase 192,500 Private Units and 80,000 Private Units, respectively, or an aggregate of 272,500 Private Units (whether or not the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Unit from the Company in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. The Private Units are identical to the Units sold in the Proposed Public Offering except that the Private Units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of the Business Combination. If the Company does not complete the Business Combination within the Combination Period, the Private Units (and the underlying securities) will expire worthless. Upon separation, the Private Units will be separated into 272,500 Private Shares and 272,500 private rights.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On November 8, 2025, the Company’s Sponsor A paid $5,000 in exchange for 20,000 shares of common stock, or approximately $0.25 per share. On November 20, 2025, the Company issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share, or an aggregate of 2,855,000 founder shares (the “Dividend Shares), in exchange for an additional consideration of $20,000, resulting in the Sponsor holding an aggregate of 2,875,000 founder shares (the “Founder Shares”) for a per share consideration of $0.0087, with a $5,000 shares of common stock subscription receivable outstanding, due and payable by the Sponsor A to the Company which was funded subsequent to the balance sheet date. On March 5, 2026, the Sponsor A entered into a securities assignment agreement with Sponsor B, pursuant to which, the Sponsor B acquired 560,000 founder shares for $4,872, for a per share consideration of $0.0087, and agreed to acquire 80,000 units in the private placement at $10.00 per unit to be consummated simultaneously with the consummation of this offering. The Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of the Company’s directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 Founder Shares to Ms. Molly Huang, the CEO, President and director of the Company, (x) 40,000 founder shares to Mr. Kerkaert, the CFO of the Company; (y) 20,000 Founder Shares to each of Mr. Samir Parikh and Masahiro Honna, the independent director nominee of the Company, (z) 10,000 Founder Shares to Mr. Irfan Verjee, the independent director nominee of the Company, immediately after the Proposed Public Offering. The number of Founder Shares outstanding was determined based on the expectation that the total size of the Proposed Public Offering would be a maximum of 11,500,000 units if the underwriters’ over- allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after the Proposed Public Offering (not including the Representative Shares, Private Shares, or any share underlying the units issuable upon conversion of Working Capital Loans). Up to 375,000 Founder Shares will be forfeited by the Sponsor A depending on the extent to which the underwriters’ over-allotment option is not exercised.

F-26

The Company’s Insiders have agreed not to transfer, assign or sell any of their Founder Shares until: (i) with respect to 50% of the Founder Shares, the earlier of (x) six months after the date of the consummation of the initial Business Combination or (y) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of the initial Business Combination; except to certain permitted transferees and under certain circumstances. Although no such transfers or cancellations are contemplated, the Company could agree to permit such transfer or cancellation to facilitate the closing of the Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any Founder Shares. The Company refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the Company consummate a transaction after the initial Business Combination which results in its stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On November 8, 2025, the Sponsor A agreed to loan the Company an aggregate of up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and shall be payable on the earlier of (i) December 31, 2026 or (ii) the closing of the Proposed Public Offering. These loans will be repaid out of the proceeds not held in the Trust Account. As of February 28, 2026 and November 31, 2025, the Company had borrowed $232,014 and $158,562 under the promissory note.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Insiders or an affiliate of the Insiders may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $3,000,000 of such Working Capital Loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units. The terms of such Working Capital Loans by the Insiders, if any, have not been determined and no written agreements exist with respect to such loans. As of February 28, 2026, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

Commencing on the effective date of the registration statement of the Proposed Public Offering, the Company will reimburse the Sponsor A in an amount equal to $10,000 per month, for up to 18 months, for office space, administrative and support services made available to us. Upon completion of an initial Business Combination or liquidation, the Company will cease paying these monthly fees. As of February 28, 2026, such arrangements had not been executed.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

F-27

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Registration Rights

The holders of the Founder Shares, Private Units, Representative Shares ( as defined below), and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will have registration rights to require the Company to register a sale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the initial Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

At the closing of the Proposed Public Offering, the underwriters will be entitled to underwriting compensation equal to 1.25% of the gross proceeds of the Proposed Public Offering, or $1,250,000 in the aggregate (or $1,437,500 if the underwriter’s over-allotment option is exercised in full), payable in cash. In addition, as part of the underwriting compensation payable at the closing of the Proposed Public Offering, the Company have agreed to issue to Prime Number Capital, LLC, as representative of the underwriters (the “Representative”), 75,000 shares of its common stock, (or up to 86,250 shares of common stock if the underwriters’ over-allotment option is exercised in full) (the “Representative Shares”).

In addition to the underwriting compensation payable at the closing of the Proposed Public Offering, the Company have agreed to pay a deferred underwriting commission, payable solely in equity, upon the completion of the initial Business Combination. The deferred underwriting commission will consist of shares of common stock equal to 1.00% of the aggregate number of shares sold in the Proposed Public Offering, including any shares sold pursuant to the underwriters’ over-allotment option (the “deferred underwriting compensation shares”). The deferred underwriting compensation shares will be issued only upon the consummation of the initial Business Combination and will be subject to a three-month lock-up period following the completion of the Business Combination.

In addition, the Company have agreed to bear all costs and expenses relating to the Proposed Public Offering, including legal and accounting fees, printing and filing expenses, SEC and FINRA filing fees, transfer agent, warrant agent and rights agent fees, and other customary expenses incurred in connection with the Proposed Public Offering. The Company have also agreed to reimburse the underwriters for out-of-pocket expenses incurred in connection with this offering, subject to a cap of $150,000. The Company have previously paid the Representative an advance of $100,000 in connection with the services, which cash advance will be credited against such out-of-pocket expenses, capped at $150,000, and will be refunded to the extent not actually incurred.

Representative Shares

The Company will issue to the Representative an aggregate of 75,000 Representative Shares (or up to 86,250 Representative Shares if the underwriters’ over-allotment option is exercised in full at the closing of the Proposed Public Offering) at the closing of the Proposed Public Offering. The Company will account for such shares as an offering cost of the Proposed Public Offering, with a corresponding credit to stockholder’s equity.

F-28

The Representative Shares are identical to the Public Shares underlying the Units sold in the Proposed Public Offering, except that such shares have been deemed underwriting compensation by FINRA and are subject to the lock-up restrictions imposed by FINRA Rule 5110(e)(1). Pursuant to that rule, the Representative Shares may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, nor may any transaction be entered into that would result in the economic disposition of such shares, for a period of 180 days immediately following the commencement of sales of the public units, except as permitted by FINRA Rule 5110(e)(2).

In addition, The Company will issue to the Representative an aggregate of 100,000 deferred underwriting compensation shares (or up to 115,000 deferred underwriting compensation shares if the underwriters’ over-allotment option is exercised in full at the closing of the Proposed Public Offering) upon the completion of the initial Business Combination. The deferred underwriting compensation shares have been deemed underwriting compensation by FINRA and are subject to the applicable restrictions under FINRA Rule 5110.

The underwriters have agreed to (i) waive their redemption rights with respect to their Representative Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Representative Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated articles of incorporation, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Representative Shares if the Company fail to complete its initial Business Combination within the Combination Period, and (iv) vote any Representative Shares held by them in favor of the initial Business Combination.

NOTE 7. SHAREHOLDER’S EQUITY

Preferred Stock — The Company is authorized to issue a total of 4,000,000 shares of preferred stock with a par value of $0.0001 per share. As of February 28, 2026, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.0001 per share. Holders of shares of common stock were entitled to one vote for each share.

As of February 28, 2026, there were 2,875,000 shares of common stock issued and outstanding, of which an aggregate of up to 375,000 shares of common stock are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (excluding the Representative Shares, Private Shares, or any share underlying the units issuable upon conversion of Working Capital Loans).

Right — No rights are currently outstanding. Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-eighth (1/8) of one share of common stock upon consummation of the initial Business Combination. even if the holder of a public right converted all shares of common stock held by him, her or it in connection with the initial Business Combination or an amendment to the Company’s certificate of incorporation with respect to its pre-business combination activities. In the event the Company will not be the surviving company upon completion of its initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-eighth (1/8) of one share underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of the initial Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enter into a definitive agreement for a business combination in which it will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

F-29

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Nevada Revised Statutes. As a result, holder of rights must hold rights in multiples of 8 in order to receive shares for all of their rights upon closing of the Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidate the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of the initial Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

NOTE 8. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For The Three Months Ended February 28, 2026
Formation and operating costs	$5,090

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the Combination Period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through [**], 2026, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On March 5, 2026, the Sponsor A entered into a securities assignment agreement with the Sponsor B, pursuant to which, the Sponsor B acquired 560,000 founder shares for $4,872, for a per share consideration of $0.0087, and agreed to acquire 80,000 units in the private placement at $10.00 per unit to be consummated simultaneously with the consummation of this offering. Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 founder shares to Ms. Huang, (x) 40,000 founder shares to Mr. Kerkaert, (y) 20,000 founder shares to each of Mr. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering.

F-30

10,000,000 Units

East West Ave Acquisition Corp.

PRELIMINARY PROSPECTUS

Prime Number Capital, LLC

, 2026

Through and including __, 2026 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	260,000

Accounting fees and expenses	55,000

SEC/FINRA expenses	36,949

Exchange listing and filing fee	80,000

Printing and engraving expenses	30,000

Reimbursement of offering expenses	150,000

Miscellaneous	30,551

Total	$622,500

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes, or “NRS,” allows us to indemnify any person made or threatened to be made a party to any action (except an action by or in our right, which is known as a “derivative action”), by reason of the fact that he or she is or was a director, officer, employee or agent of the company, or is or was serving at our request as a director, officer, employee or agent of another corporation, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she either (i) acted in a good faith manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, or (ii) is protected under the Nevada law that provides that directors and officers are not liable for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (a) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (b) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law. Under NRS 78.7502(2), a similar standard of care applies to derivative actions, with the exception of the standard applying to criminal actions. Under NRS 78.7502, decisions as to whether the payment of discretionary indemnification is proper are to be made by a majority vote of our stockholders, a quorum consisting of disinterested directors, by written opinion of independent legal counsel if such quorum of disinterested directors either cannot be obtained or can be obtained but requests such written opinion. NRS 78.751 requires us to indemnify directors, officers, employees and agents against expenses, including, without limitation, attorneys’ fees, actually and reasonably incurred by such person in defending an action to the extent they are successful on the merits. We may also pay expenses as they are incurred and in advance of a final disposition of the action if we receive an undertaking by such director or officer re repay the amount if it is determined by a court that such person was not entitled to be indemnified.

II-1

Our amended and restated articles of incorporation authorize us to indemnify and to advance expenses to each current, former or prospective director, officer, employee or agent of the Corporation to the fullest extent permitted by Sections 78.7502 and 78.751 of the NRS, or any successor provision of Nevada law allowing greater indemnification or advancement of expenses.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, will provide, among other things, that, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director or officer of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by him in connection with such proceeding.

We shall also pay the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition of any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or, while a director or officer of our company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, to the fullest extent not prohibited by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

To the extent that a director, officer, or employee or agent of our company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The right to indemnification which will be conferred by our bylaws is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the NRS requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated articles of incorporation, bylaws or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated articles of incorporation and bylaws may have or hereafter acquire under law, our amended and restated articles of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

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Any repeal or amendment of provisions of our amended and restated articles of incorporation or bylaws affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our bylaws will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated articles of incorporation and bylaws.

Our bylaws also provide for a right of an indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. In addition, our bylaws permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the NRS.

We will enter into indemnification agreements with each of our directors and officers a form of which is filed as an exhibit to this Registration Statement.

These agreements will require us to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

November 8, 2025, one of our sponsors, East West Ave LLC (the “Sponsor A”), paid $5,000 in exchange for 20,000 founder shares, or approximately $0.25 per share. On November 20, 2025, we issued a dividend of approximately 142.75 founder shares for every issued and outstanding founder share, or an aggregate of 2,855,000 Dividend Shares, in exchange for an additional consideration of $20,000, resulting in the Sponsor A holding an aggregate of 2,875,000 founder shares for a per share consideration of $0.0087. On March 5, 2026, the Sponsor A entered into a securities assignment agreement with NFR Capital Limited, the other sponsor (the “Sponsor B”), pursuant to which, the Sponsor B acquired 560,000 founder shares for $4,872, for a per share consideration of $0.0087, and agreed to acquire 80,000 units in the private placement at $10.00 per unit to be consummated simultaneously with the consummation of this offering. Our Sponsor A has committed to enter into a securities transfer agreement immediately before this offering with each of our directors, pursuant to which, the Sponsor A shall transfer (w) 100,000 founder shares to Ms. Huang, (x) 40,000 founder shares to Mr. Kerkaert, (y) 20,000 founder shares to each of Mr. Parikh and Honna, (z) 10,000 founder shares to Mr. Verjee, immediately after the offering. Prior to the initial investment in the company of $25,000 by the sponsors, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 11,500,000 units if the underwriters’ over- allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the representative shares, private shares, or any share underlying the units issuable upon conversion of working capital loans). Up to 375,000 founder shares will be forfeited by the Sponsor A depending on the extent to which the underwriters’ over-allotment option is not exercised.

Our sponsors (the “sponsors”, each a “sponsor”), East West Ave LLC (the “Sponsor A”), a Delaware limited liability company, and NFR Capital Limited (the “Sponsor B”), a Hong Kong company, have committed to purchase from us 192,500 units and 80,000 units, respectively, or 272,500 units total (collectively, the “private units”) at a price of $10.00 per unit, with each unit consisting of one share of common stock (the “private shares”) and one right to receive one-eighth (1/8) of a share of common stock upon the consummation of an initial business combination (each a “private right”), for an aggregate purchase price of $2,725,000 (whether or not the over-allotment option is exercised). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Incorporation.
3.2	Form of Amended and Restated Articles of Incorporation.
3.3	Bylaws.
3.4	Amended and Restated Bylaws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Rights Certificate.
4.4	Form of Rights Agreement by and between Vstock Transfer, LLC and the Registrant.
5.1	Form of Opinion of Robinson & Cole LLP.
5.2	Form of Opinion of the Doney Law Firm.
10.1	Form of Letter Agreement among the Registrant, East West Ave LLC, NFR Capital Limited and each of the executive directors and officers of the Registrant.
10.2	Form of Investment Management Trust Agreement between Equiniti Trust Company, LLC and the Registrant.
10.3	Form of Registration Rights Agreement among the Registrant, East West Ave LLC, NFR Capital Limited and the Holders signatory thereto.
10.4	Form of Private Placement Units Purchase Agreement between the Registrant and East West Ave LLC.
10.5	Form of Private Placement Units Purchase Agreement between the Registrant and NFR Capital Limited.
10.6	Form of Indemnity Agreement.
10.7	Promissory Note issued to East West Ave LLC, dated November 8, 2025.
10.8	Securities Subscription Agreement between the Registrant and East West Ave LLC, dated November 8, 2025.
10.9	Securities Transfer Agreement between East West Ave LLC and NFR Capital Limited, dated March 5, 2026.
10.10	Form of Securities Assignment Agreement between East West Ave LLC and the directors of the Company.
10.11	Form of Administrative Services Agreement between the Registrant and East West Ave LLC.
10.12	Offer Letter from the Registrant to Thomas Kerkaert, dated January 16, 2026.
10.13	Offer Letter from the Registrant to Irfan Verjee, dated [ ].
14	Form of Code of Business Conduct and Ethics.
23.1	Consent of Fortune CPA, Inc.
23.2	Consent of Robinson & Cole LLP (included on Exhibit 5.1).
23.3	Consent of the Doney Law Firm (included in Exhibit 5.2).
24	Power of Attorney (included on signature page).
99.1	Form of Audit Committee Charter.
99.2	Form of Compensation Committee Charter.
99.3	Form of Nominating & Corporate Governance Committee Charter.
99.4	Consent of Samir Parikh.
99.5	Consent of Irfan Verjee.
99.6	Consent of Masahiro Honna.
107**	Calculation Fee Table

* To be filed.

** Previously filed

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on the 18th day of May, 2026.

East West Ave Acquisition Corp.

By:	/s/ Maoli (Molly) Huang
Name:	Maoli (Molly) Huang
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Maoli (Molly) Huang	Chief Executive Officer	May 18, 2026
Maoli (Molly) Huang	(Principal Executive Officer)

/s/ Thomas Kerkaert	Chief Financial Officer	May 18, 2026
Thomas Kerkaert	(Principal Financial and Accounting Officer)

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